EXPLANATORY NOTE

This is a post-qualification amendment to an offering statement on Form 1-A filed by My Racehorse CA LLC (the “Company”). The offering statement was originally filed by the Company on February 22, 2022, and has been amended once since that date. The offering statement, as amended by pre-qualification amendments, was qualified by the U.S. Securities and Exchange Commission (the “SEC”) on May 2, 2022.

Different Series of the Company have already been offered by the Company under the offering statement, as amended and qualified. Each such Series of the Company will continue to be offered and sold by the Company following the filing of this post-qualification amendment until sold out, subject to the offering conditions contained in the offering statement, as qualified. The Series already qualified under the offering statement are as follows:

Series Name	Horse Name (if different)	Qualification Date:
Form 1-A
Series Margarita Friday 19	Straight No Chaser	April 29, 2022
Series War Safe	–	April 29, 2022
Series Tufnel	–	April 29, 2022
Series Who Runs the World	–	April 29, 2022
Series Balletic	–	April 29, 2022
Series Song of Bernadette 20	Cable Boss	April 29, 2022
Series You Make Luvin Fun 19	Magical Ways	April 29, 2022
Series Daring Dancer 20	Boppy	April 29, 2022
Series Chad Brown Bundle	Night Combat Three Jewels Ein Gedi (f.k.a. Splashdown 20)	April 29, 2022
POS-AM #1
Series Fenwick Hall 20	Inspector	May 18, 2022
Series Le Relais 20	Show Your Cards	May 18, 2022
Series Spirit 20	Phantom Ride	May 18, 2022
POS-AM #4
Mo Temptation	–	August 3, 2022
Moonbow 20	Cumberland Falls	August 3, 2022
My Fast One 20	One Fast Dream	August 3, 2022
Helicopter Money	–	August 3, 2022
I’m a Looker 20	Pioneer Prince	August 3, 2022
Stay Fabulous	–	August 3, 2022
POS-AM #5
Series Smart Shopping 21	Seize the Grey	September 6, 2022
Series Patsy’s Kim 21	Lady Blitz	September 6, 2022
POS-AM #8
One Last Night 21	–	November 29, 2022
Sarrocchi 21	–	November 29, 2022
Elarose 21	Secret Crush	November 29, 2022
Song of the Lark 21	–	November 29, 2022
Enchante 21		November 29, 2022
POS-AM #9
Royal Duet	–	February 23, 2023
Kindle 21	–	February 23, 2023

Post-Qualification Offering Circular Amendment No. 10

File No. 024-11808

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. To the extent not already qualified under Regulation A, these securities may not be sold nor may offers to buy be accepted prior to the time an offering circular that is not designated as a Preliminary Offering Circular is delivered and the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR

SUBJECT TO COMPLETION; DATED MAY 3, 2023

MY RACEHORSE CA LLC

120 Kentucky Ave., Suite 110

Lexington, Kentucky 40502

(888) 697-2234

www.myracehorse.com

Series Membership Interests Overview
New Offerings (to be Qualified)
		Number of	Price to Public	Underwriting	Proceeds to
		Shares		Discounts and	Issuer (3)
				Commissions
				(1)(2)
Adaay In Asia	Per Unit	1	$82.00	$0.82	$81.18
	Total Maximum	5,100	$418,200.00	$4,182.00	$414,018.00

Bullish Sentiment 21	Per Unit	1	$94.00	$0.94	$93.06
	Total Maximum	3,000	$282,000.00	$2,820.00	$279,180.00

Sweet as Sin	Per Unit	1	$53.00	$0.53	$52.47
	Total Maximum	2,200	$116,600.00	$1,166.00	$115,434.00

Seismic Beauty (f.k.a Knarsdale 21)	Per Unit	1	$112.00	$1.12	$110.88
	Total Maximum	5,100	$571,200.00	$5,712.00	$565,488.00

Alliford Bay 21	Per Unit	1	$93.00	$0.93	$92.07
	Total Maximum	3,750	$348,750.00	$3,487.50	$345,262.50

Blues Corner 21	Per Unit	1	$87.00	$0.87	$86.13
	Total Maximum	6,000	$522,000.00	$5,220.00	$516,780.00

Lovesick 21	Per Unit	1	$39.00	$0.39	$38.61
	Total Maximum	13,333	$519,987.00	$5,199.87	$514,787.13

Tamboz 21	Per Unit	1	$103.00	$1.03	$101.97
	Total Maximum	6,500	$669,500.00	$6,695.00	$662,805.00

ii

Series Membership Interests Overview
Active Offerings (Previously Qualified)
			Price to Public	Underwriting
				Discounts and
		Number of		Commissions	Proceeds to
		Shares		(1)(2)	Issuer (3)
Series Royal Duet	Per Unit	1	$202.00	$2.02	$199.98
	Total Maximum	5,100	$1,030,200.00	$10,302.00	$1,019,898.00

Series Membership Interests Overview
Active Offerings (Previously Qualified)
		Number of	Price to Public	Underwriting	Proceeds to
		Shares		Discounts and	Issuer (3)
				Commissions
				(1)(2)
Series Carrothers	Per Unit	1	$101.00	$1.01	$99.99
	Total Maximum	5,100	$515,100.00	$5,151.00	$509,949.00

Series Echo Warrior 19	Per Unit	1	$58.00	$0.58	$57.42
	Total Maximum	6,000	$348,000.00	$3,480.00	$344,520.00

Series Vow	Per Unit	1	$179.00	$1.79	$177.21
	Total Maximum	2,000	$358,000.00	$3,580.00	$354,420.00

Series Miss Sakamoto	Per Unit	1	$54.00	$0.54	$53.46
	Total Maximum	6,000	$324,000.00	$3,240.00	$320,760.00

Series Our Miss Jones 19	Per Unit	1	$156.00	$1.56	$154.44
	Total Maximum	1,200	$187,200.00	$1,872.00	$185,328.00

Series Desire Street 19	Per Unit	1	$201.00	$2.01	$198.99
	Total Maximum	1,020	$205,020.00	$2,050.20	$202,969.80

iii

Series Duke of Love	Per Unit	1	$142.00	$1.42	$140.58
	Total Maximum	2,000	$284,000.00	$2,840.00	$281,160.00

Series Essential Rose 20	Per Unit	1	$105.00	$1.05	$103.95
	Total Maximum	10,000	$1,050,000.00	$10,500.00	$1,039,500.00

Series Grand Traverse Bay 20	Per Unit	1	$121.00	$1.21	$119.79
	Total Maximum	750	$90,750.00	$907.50	$89,842.50

Series Daring Dancer 20	Per Unit	1	$135.00	$1.35	$133.65
	Total Maximum	750	$101,250.00	$1,012.50	$100,237.50

Series Chad Brown Bundle	Per Unit	1	$234.00	$2.34	$231.66
	Total Maximum	5,000	$1,170,000.00	$11,700.00	$1,158,300.00

Series Song of Bernadette 20	Per Unit	1	$97.00	$0.97	$96.03
	Total Maximum	5,100	$494,700.00	$4,947.00	$489,753.00

Series Fenwick Hall 20	Per Unit	1	$202.00	$2.02	$199.98
	Total Maximum	1,200	$242,400.00	$2,424.00	$239,976.00

Series War Safe	Per Unit	1	$146.00	$1.46	$144.54
	Total Maximum	2,000	$292,000.00	$2,920.00	$289,080.00

Series Spirit 20	Per Unit	1	$84.00	$0.84	$83.16
	Total Maximum	3000	$252,000.00	$2,520.00	$249,480.00

Series Margarita Friday 19	Per Unit	1	$166.00	$1.66	$164.34
	Total Maximum	2000	$332,000.00	$3,320.00	$328,680.00

Series Tufnel	Per Unit	1	$62.00	$0.62	$61.38
	Total Maximum	5,200	$322,400.00	$3,224.00	$319,176.00

Series Who Runs the World	Per Unit	1	$104.00	$1.04	$102.96
	Total Maximum	5100	$530,400.00	$5,304.00	$525,096.00

iv

Series Balletic	Per Unit	1	$80.00	$0.80	$79.20
	Total Maximum	10000	$800,000.00	$8,000.00	$792,000.00

Series Le Relais 20 (5)	Per Unit	1	$165.00	$1.65	$163.35
	Total Maximum	3,000	$495,000.00	$4,950.00	$490,050.00

Series Stay Fabulous	Per Unit	1	$124.00	$1.24	$122.76
	Total Maximum	2,500	$310,000.00	$3,100.00	$306,900.00

Series My Fast One 20	Per Unit	1	$165.00	$1.65	$163.35
	Total Maximum	2,000	$330,000.00	$3,300.00	$326,700.00

Series Moonbow 20	Per Unit	1	$86.00	$0.86	$85.14
	Total Maximum	2,500	$215,000.00	$2,150.00	$212,850.00

Series Helicopter Money	Per Unit	1	$67.00	$0.67	$66.33
	Total Maximum	3,000	$201,000.00	$2,010.00	$198,990.00

Series You Make Luvin Fun 19	Per Unit	1	$75.00	$0.75	$74.25
	Total Maximum	6,000	$450,000.00	$4,500.00	$445,500.00

Series Mo Temptation	Per Unit	1	$87.00	$0.87	$86.13
	Total Maximum	3,500	$304,500.00	$3,045.00	$301,455.00

Series I'm a Looker 20	Per Unit	1	$145.00	$1.45	$143.55
	Total Maximum	4,000	$580,000.00	$5,800.00	$574,200.00

Smart Shopping 21	Per Unit	1	$127.00	$1.27	$125.73
	Total Maximum	5,000	$635,000.00	$6,350.00	$628,650.00

Series Sarrocchi 21	Per Unit	1	$128.00	$1.28	$126.72
	Total Maximum	5,000	$640,000.00	$6,400.00	$633,600.00

Series Elarose 21	Per Unit	1	$64.00	$0.64	$63.36
	Total Maximum	10,000	$640,000.00	$6,400.00	$633,600.00

Series Song of the Lark 21	Per Unit	1	$137.00	$1.37	$135.63
	Total Maximum	2,550	$349,350.00	$3,493.50	$345,856.50

Series Patsy's Kim 21	Per Unit	1	$133.00	$1.33	$131.67
	Total Maximum	5,000	$665,000.00	$6,650.00	$658,350.00

Series One Last Night 21	Per Unit	1	$113.00	$1.13	$111.87
	Total Maximum	3,000	$339,000.00	$3,390.00	$335,610.00

Series Enchante 21	Per Unit	1	$99.00	$0.99	$98.01
	Total Maximum	6,000	$594,000.00	$5,940.00	$588,060.00

Series Kindle 21	Per Unit	1	$71.00	$0.71	$70.29
	Total Maximum	5,500	$390,500.00	$3,905.00	$386,595.00

v

(1)	The Company has engaged Dalmore Group, LLC (“Dalmore”), Member FINRA/SIPC, to act as the broker/dealer of record for all offerings and, thus, they will be entitled to a Brokerage Fee as reflected herein and described in greater detail under “Plan of Distribution and Subscription Procedure – Broker” and “– Fees and Expenses” and per the Broker-Dealer Agreement.

(2)	No underwriter has been engaged in connection with the Offering. The securities being offered hereby will only be offered by us and persons associated with us, in reliance on the exemption from registration contained in Rule 3a4-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend to distribute all offerings of membership interests in any series of the Company principally through the MyRacehorse™ Platform as described in greater detail under “Plan of Distribution and Subscription Procedure.”

(3)	The use of proceeds for each Series assumes a fully subscribed Series, including interests previously issued under prior offerings of the applicable Series Interests, if any.

(4)

The following offerings were terminated/closed:

•       On April 20, 2022, the Series Essential Rose 20 was sold out and closed.

•       On April 20, 2022, the Series Carrothers was sold out and closed.

•       On April 20, 2022, the Series Our Miss Jones 19 was sold out and closed.

•       On April 20, 2022, the Series Desire Street 19 was sold out and closed.

•       On April 20, 2022, the Series Duke of Love was closed.

•       On April 20, 2022, the Series Echo Warrior 19 was sold out and closed.

•       On April 20, 2022, the Series Grand Traverse Bay 20 was sold out and closed.

•       On April 20, 2022, the Series Vow was sold out and closed.

•       On April 20, 2022, the Series Miss Sakamoto was sold out and closed.

•       On May 6, 2022, the Series Daring Dancer 20 was sold out and closed.

•       On May 6, 2022, the Series Chad Brown Bundle was sold out and closed.

•       On May 6, 2022, the Series Song of Bernadette 20 was sold out and closed.

•       On May 11, 2022, the Series War Safe was sold out and closed.

•       On May 31, 2022, the Series Fenwick Hall 20 was sold out and closed.

•       On June 9, 2022, the Series Spirit 20 was sold out and closed.

•       On August 3, 2022, the Series Le Relais 20 was sold out and closed.

•       On August 10, 2022, the Series Margarita Friday 19 was sold out and closed.

•       On August 10, 2022, the Series Balletic was sold out and closed.

•       On August 10, 2022, the Series Tufnel was sold out and closed.

•       On August 10, 2022, the Series Who Runs the World was sold out and closed.

•       On August 23, 2022, the Series My Fast One 20 was sold out and closed.

•       On August 23, 2022, the Series Helicopter Money was sold out and closed.

•       On August 24, 2022, the Series Stay Fabulous was sold out and closed.

•       On August 25, 2022, the Series Moonbow 20 was sold out and closed.

•       On October 20, 2022, the Series You Make Lovin Fun was sold out and closed.

•       On October 20, 2022, the Series Mo Temptation was sold out and closed.

•       On October 20, 2022, the Series I’m a Looker 20 was sold out and closed.

•       On November 1, 2022, the Series Smart Shopping 21 was sold out and closed.

•       On January 11, 2023 the Series Sarrocchi 21 was sold out and closed.

•       On January 13, 2023 the Series Song of the Lark 21 was sold out and closed.

•       On January 19, 2023 the Series Elarose 21 was sold out and closed.

•       On January 28, 2023 the Series Patsy’s Kim 21 was sold out and closed.

•       On February 23, 2023 the Series One Last Night 21 was sold out and closed.

•       On March 18, 2023 the Series Kindle 21 was sold out and closed.

(5)	On August 4, 2022, Show Your Cards, the underlying asset of Series Le Relais 20, was humanely euthanized. The Company held mortality insurance on Show Your Cards. After making the applicable, pro rata distribution payment to members of Series Le Relais 20, net of any and all expenses, the Manager intends to terminate and wind up Series Le Relais 20 because Series Le Relais 20 will no longer have any assets or liabilities. See also the Company’s Form 1-U filed with the SEC on August 8, 2022.

vi

My Racehorse CA LLC, a Nevada series limited liability company (“we,” “us,” “our,” “MRH” or the “Company”) is offering, on a best efforts basis, up to the amount of membership interests of each of the series of the Company (the “Maximum”) without any minimum target as set forth in the above table entitled “Series Membership Interests Overview.”

All of the series of the Company offered hereunder may collectively be referred to herein as the “Series” and each, individually, as a “Series”. The interests of all Series described above may collectively be referred to herein as the “Interests” and each, individually, as an “Interest” and the offerings of the Interests may collectively be referred to herein as the “Offerings” and each, individually, as an “Offering”.

An Offering Circular, presented in Offering Circular format, was filed with the Securities and Exchange Commission (the “Commission”) and was qualified by the Commission on May 2, 2022 (the “Original Offering Circular”). This Post-Qualification Amendment No. 10 to the Original Offering Circular describes each individual Series set forth in the above table entitled “Series Membership Interests Overview.”

Series Interests are available for purchase exclusively through the MyRacehorse™ Platform and will be issued in book-entry electronic form only. Vertalo, Inc. has been engaged as the Company’s SEC-registered transfer agent and registrar of the Series Interests pursuant to Section 17A(c) of the Exchange Act.

A purchaser of the Interests shall be deemed an “Investor” or “Interest Holder.” There will be separate closings with respect to each Offering. The Company will commence such offerings within two calendar days of qualification with the SEC as provided in Rule 251(d)(3)(i)(F). The Company may undertake one or more closings on a rolling basis with respect to each Offering (each, a “Closing”). After each Closing, funds tendered by Investors will be available to the Company. Because the Offering is being made on a best efforts basis and without a minimum offering amount, the Company may close the offering at any level of proceeds raised. Each such Offering shall be terminated on the earlier of (i) the date subscriptions for the Maximum Interests of such Series have been accepted, (ii) a date determined by the Manager in its sole discretion, or (iii) the date which is one year from the date this Offering Circular is qualified by the Commission which period may be extended by an additional six months by the Manager in its sole discretion.

No securities are being offered by existing security holders. Each Offering is being conducted under Regulation A (17 CFR 230.251 et. seq.) and the information contained herein is being presented in Offering Circular format. See “Plan of Distribution and Subscription Procedure” and “Description of Interests Offered” for additional information.

GENERALLY, NO SALE MAY BE MADE TO YOU IN ANY OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor may there be any sales of these securities in, any state in which such offer, solicitation or sale would be unlawful before registration or qualification of the offer and sale under the laws of such state.

An investment in the Interests involves a high degree of risk. See the section titled, “Risk Factors”, herein for a description of some of the risks that should be considered before investing in the Interests.

vii

MY RACEHORSE CA LLC

viii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Offering Circular includes some statements that are not historical and that are considered “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding:

•	our development plans for our business;
•	our strategies and business outlook;
•	the racing prospects for the respective Underlying Assets;
•	potential distributions or dividends of race winnings and other revenue sources;
•	anticipated development of the Company, the Manager and each Series of the Company;
•	the overall growth of the horse racing industry;
•	our compliance with regulatory matters (including the Investment Company Act, Investment Advisers Act and state securities regulations);
•	the development of the MyRacehorse™ Platform (defined below); and
•	various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations).

These forward-looking statements express the Manager’s expectations, hopes, beliefs, and intentions regarding the future. In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates”, “believes”, “continue”, “could”, “estimates”, “expects”, “intends”, “may”, “might”, “plans”, “possible”, “potential”, “predicts”, “projects”, “seeks”, “should”, “will”, “would” and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Offering Circular are based on current expectations and beliefs concerning future developments that are difficult to predict. Neither the Company nor the Manager can guarantee future performance, or that future developments affecting the Company, the Manager or the MyRacehorse™ Platform will be as currently anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties. These risks and uncertainties, along with others, are also described below under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the parties’ assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

1

OFFERING SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere herein and in the Exhibits hereto. You should read the entire Offering Circular and carefully consider, among other things, the matters set forth in the section captioned “Risk Factors.” You are encouraged to seek the advice of your attorney, tax consultant, and business advisor with respect to the legal, tax, and business aspects of an investment in the Interests. All references in this Offering Circular to “$” or “dollars” are to United States dollars.

The Company:	The Company is My Racehorse CA LLC, a Nevada series limited liability company formed on December 27, 2016.

Underlying Asset(s) and Offering Per Series Interest:	The Underlying Asset for each Series and the Offering Price per Interest for each respective Series is set forth in the description for such asset herein.

The assets of all Series described below may collectively be referred to herein as the “Underlying Assets” and each, individually, as an “Underlying Asset.” It is not anticipated that any of the Series would own any assets other than said interest in such Underlying Asset, plus certain prepaid cash reserves for insurance and other administrative expenses pertaining to the Series and amounts earned from the monetization of such Underlying Asset.

Securities Offered:	Investors will acquire membership interests in a Series of the Company, each of which is intended to be a separate series of the Company for purposes of assets and liabilities. It is intended that owners of interests in a Series will only have assets, liabilities, profits and losses pertaining to the specific Underlying Assets owned by that Series. For example, an owner of interests in Series Adaay In Asia will only have an interest in the assets, liabilities, profits and losses pertaining to Series Adaay In Asia and its related operations and not as it relates to Series Bullish Sentiment 21 or any other series. See the “Description of Interests Offered” section for further details. The Interests will be non-voting except with respect to certain limited matters set forth in the Second Amended and Restated Series Limited Liability Company Agreement of the Company (the “Company Agreement” or “Operating Agreement”). The purchase of membership interests in a Series of the Company is an investment only in that Series (and with respect to that Series’ Underlying Asset) and not an investment in the Company as a whole.

Investors:	Each Investor must be a “qualified purchaser.” See “Plan of Distribution and Subscription Procedure – Investor Suitability Standards” for further details. The Manager may, in its sole discretion, decline to admit any prospective Investor, or accept only a portion of such Investor’s subscription, regardless of whether such person is a “qualified purchaser”.

Manager:

Experiential Squared, Inc., a Delaware corporation, will serve as the manager of the Company and of each Series (the “Manager” or “Experiential”) pursuant to that certain Management Services Agreement (the “Management Agreement”). Experiential offers leading horse racing management services. Experiential employs a team of experts in horse racing management including a resident veterinarian, a global Head of Bloodstock and Stable management and multiple racing mangers, based in the three major US horse racing markets; Kentucky, California and New York. These experts have over 100 years combined experiences, buying, selling and managing racehorses. Experiential also owns and operates a web platform and a mobile app-based investment platform called MyRacehorse™ (the MyRacehorse™ platform and any successor platform used by the Company for the offer and sale of interests, shall be referred to as the “MyRacehorse™ Platform”), which is licensed to the Company pursuant to the terms of the Management Agreement, through which the Interests are sold.

The Manager and/or its affiliates may, from time to time, purchase Interests at their discretion on the same terms and conditions as the Investors. The Company, the Manager, its affiliates and/or third parties may also (1) acquire horses that are listed on MyRacehorse.com pursuant to a promissory note between the Series and lender or (2) have the Series acquire the horses upon close of the respective offering. In many instances, said lender will have a right, prior to completion of the Offering, to participate in pre-closing dividends from revenue generated by its interest in the Underlying Asset and the right to convert into the unsold portion of the offering prior to being fully funded.

2

Broker:

The Company has entered into an agreement with Dalmore Group, LLC (“Dalmore” or the “Broker”) a New York limited liability company and a broker-dealer which is registered with the Commission and is registered in each state where such Offering will be made prior to the launch of such Offering. Dalmore will act as the broker/dealer of record for each transaction and provide related services in connection with such Offering as described in the Broker-Dealer Agreement incorporated by reference as Exhibit 6.2.

Dalmore is a member of FINRA.

Minimum Interest purchase:

The minimum subscription by an Investor is 1 Interest in a Series. Notwithstanding the foregoing, the Manager has discretion to increase the minimum subscription by an Investor to greater than 1 Interest in a Series.

Purchase Price Consideration; Gift Cards:

The Purchase price for an Investor’s subscription will be payable in cash in United States Dollars at the time of subscription.

In addition, the Company sells gift cards for cash that are redeemable only for merchandise, racetrack experiences and as consideration for the purchase of Interests on the MyRacehorse™ Platform.

The gift cards are valued at the cash value paid (e.g. if a purchaser pays $100 they get a gift card with a $100 value), are not redeemable for cash (except as required by applicable law), have no expiration date and may be used solely on the MyRacehorse™ Platform. There are no discounts, differentiated pricing or other more favorable offering terms given or credited to Investors that use gift cards in connection with the purchase of Interests.

To the extent even a $1 balance on a gift card remains, it can be used towards the purchase of Interests in combination with cash.

Gift cards can also be purchased by 3rd party businesses looking to provide gifts, perks, promotions or incentives to their customers, clients or employees.

The recipient or user of a gift card, regardless of how it was obtained will still need to qualify as a “qualified purchaser” to invest and will be subject to the same subscription process as Investors that subscribe for cash. See “Investor Suitability Standards” and “Plan of Distribution and Subscription Procedure” for more information.

Offering size:	There is no minimum offering amount for the sale of Interests in each Offering. The Maximum Interests offered per Series is set forth in the “Series Membership Interests Overview” table set forth above.

Offering Period:	There will be a separate closing for each Offering. Each Offering is being conducted on a best efforts basis without any minimum target. The Company undertakes closings on a rolling basis for each Offering. After each closing, funds tendered by Investors will be available to the Company. Because each Offering is being made on a best efforts basis and without a minimum offering amount, the Company may close each Offering at any level of proceeds raised. Each respective Offering shall be terminated on the earlier of (i) the date subscriptions for the Maximum Interests of such Series have been accepted, (ii) a date determined by the Manager in its sole discretion, or (iii) the date which is one year from the date this Offering Circular is qualified by the Commission which period may be extended by an additional six months by the Manager in its sole discretion.

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Additional Investors:	After the Closing of each Offering, no Member will be required to make additional capital contributions. If a Series’ funds are insufficient to meet the needs of the Series, the Manager may (a) advance or loan funds to such Series, on which the Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and be entitled to reimbursement of such amount from future revenues generated by such Series, and/or (b) cause additional Interests to be issued in order to cover such additional amounts.

In the event that the Manager determines to issue additional Interests (as described in (b) above), the Manager shall notify the Members of the need for additional capital and the Members may be permitted, but not required, to make additional capital contributions to the Series on a pro-rata basis. In the event all Members do not make additional capital contributions, the Manager has discretion to sell additional Interests to third parties to meet the capital needs of such Series.

Use of proceeds:

The proceeds received by a Series from its respective Offering will be applied in the following order of priority of payment:

(i) Brokerage Fee: A fee equal to 1.0% of the amount raised through this Offering (which excludes any Interests purchased by the Manager, its affiliates or the Horse Sellers) paid to Dalmore as compensation for brokerage services;

(ii) Due Diligence Fee: A fee paid to Manager as compensation for due diligence services in evaluating, investigation and discovering the Underlying Assets and establishing the Series, not to exceed the maximum Due Diligence Fee as detailed in the Use of Proceeds for each Series. This fee includes the costs associated with managing all aspects of the selection of horses and the establishment of a series. This also includes the selection and oversight of third-party contractors such as attorneys, accountants and bloodstock agents.

(iii) Asset Cost of the Underlying Asset: Actual cost of the Underlying Asset paid to the Horse Seller (which may have been paid off prior to such Offering through a loan to the Company), including any accrued interest under potential loans to the Series and through down-payments by the Manager and/or its affiliates to acquire an interest in the Underlying Asset prior to an Offering; and will include sales tax and/or an up to 5.0% blood stock agent fee, if applicable in selecting the Underlying Asset.

(iv) Offering Expenses: In general, these costs include actual legal, accounting, underwriting, filing and compliance costs incurred by the Company in connection with an Offering of a series of Interests (and excludes ongoing costs described in Operating Expenses), as applicable, paid to legal advisors, printing and accounting firms, as the case may be. In the case of the Offerings hereunder, the Manager has agreed to pay and not be reimbursed for Offering Expenses.

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The Manager bears all expenses related to item (iii) above on behalf of a Series and is reimbursed by a Series through the proceeds of a successful offering. In addition, the Manager or an affiliate may loan the Company or a Series the funds required to pay any costs identified in item (ii), which will be reimbursed through the proceeds of a successful offering or refunded if an offering is aborted. Any loans made under item (iii), other than down-payments, accrue interest at the Applicable Federal Rate (as defined in the Internal Revenue Code).

Commencing with new Offerings (including herein), the Company has re-organized, further defined, and added clarity to its fee structure by restructuring the Fees and Expenses which may be charged to a Series as part of the Offering amount as further described in the Use of Proceeds section for such Series as follows:

(A) Brokerage Fee: No changes – see (i) above for description.

(B) Management/Due Diligence Fee: The Company is combining its existing due diligence and management fee structures into a single, ongoing Management/Due Diligence Fee which will cover the Manager’s work on behalf of a Series during its lifecycle. This includes the existing Due Diligence Fee which is a fee paid to Manager as compensation for due diligence services in evaluating, investigation and discovering the Underlying Assets and establishing the Series, not to exceed the maximum Due Diligence Fee as detailed in the Use of Proceeds for each Series. This fee includes the costs associated with managing all aspects of the selection of horses and the establishment of a series. This also includes the selection and oversight of third-party contractors such as attorneys, accountants and bloodstock agents. In addition, ongoing work for management of veterinarians, co-owners, trainers, boarding facilities and review and audit of bills (from veterinarians, trainers, farriers etc.) will be covered here. The existing “Management Fee” as discussed below will be transitioned to a “Management Performance Bonus” which will only accrue in certain circumstances as described below.

(C) Asset Cost of the Underlying Asset: No changes – see (iii) above for description.

(D) Organizational and Experiential Fee: This fee covers several organizational and experiential aspects of the business. First, any Offering Expenses associated with an offering, including actual legal, accounting, underwriting, filing and compliance costs incurred by the Company in connection with an Offering of a Series of Interests (and excludes ongoing costs described in Operating Expenses), as applicable, paid to legal advisors and other third parties, as the case may be, will be covered. Second, fees paid to the Manager for the experiential activities associated with ownership of a racehorse in a Series, including marketing costs, event planning, content development and hosting on the MyRacehorse™ Platform, and Membership Experience Programs (as discussed further in the “Description of the Business”). This fee may be discounted for certain Series or such fees could be capped for Investors with multiple or sizable Series investments (which would have the result of a discounted effective Offering Price to such frequent or large-scale Investors). Lastly, any ongoing organizational costs to cover legal and compliance expenses incurred to set up the legal and financial framework and compliance infrastructure for the marketing and sale of the Series Interests and ongoing costs for compliance, reporting and legal.

As discussed above, these fees were typically either offset by the Due Diligence Fee or billed to the Series as Operating Expenses previously but will now be specifically allocated to the Use of Proceeds for each new Offering. None of these changes apply to previously qualified Offerings.

To date, the Company has not directly charged Offering Expenses as part of the Offering despite reserving the right to do so. As part of the re-structuring of its fee structure, the Company plans to do so moving forward as part of (D).

(E) Operating Expense Reserve. As the Company has done previously, a portion of the offering amount goes to prepaid expense reserves to cover “Operating Expenses” of a Series as described below.

See “Use of Proceeds” for each Series and “Plan of Distribution and Subscription Procedure – Fees and Expenses” sections for further details on the specific fees charged as to each individual Series.

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Operating Expenses:	“Operating Expenses” are costs and expenses attributable to the activities of the Series (collectively, “Operating Expenses”), which may be as much as or greater than the actual cost of a Series’ interest in the applicable Underlying Asset, including:

•	costs incurred in managing the Underlying Asset, including, but not limited to boarding, maintenance, training and transportation costs (the “Upkeep Fees”);

•	costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Underlying Asset, vet checks, etc. related to the pre-offering operation of the Underlying Asset (“Prepaid Expenses”), and, to the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after the acquisition of the Underlying Asset;

•	costs incurred in preparing any reports and accounts of the Series, including any tax filings and any annual audit of the accounts of the Series (if applicable) or costs payable to any third-party registrar or transfer agent or governmental body and any reports to be filed with the Commission including periodic reports on Forms 1-K, 1-SA and 1-U;

•	any indemnification payments; and

•	any and all insurance premiums or related expenses in connection with the Underlying Asset, including mortality, loss of use, liability and/or medical insurance of the Underlying Asset to insure against the death, injury or third party liability of racehorse ownership (as described in “Description of the Business – Business of the Company”). The decision to purchase insurance on a horse is made on a horse-by-horse basis. THERE IS NO GUARANTEE THAT A HORSE YOU INVEST IN WILL BE INSURED.

The Company has purchased mortality insurance for San Saria 21, La Cuvee 21, Adaay in Asia, Bullish Sentiment 21, Sweet As Sin, Seismic Beauty (f.k.a. Knarsdale 21), Alliford Bay 21, Blues Corner 21, Lovesick 21, and Tamboz 21.

Mortality insurance is a very dynamic process in horse racing. The estimated value of a horse can fluctuate after each race. The Series, through its relationship with the Manager reviews policies and increases, decrease, and maintain the insurance values predicated on their estimates of value. The Company, through its Manager may choose not to insure a horse from the outset. See the “Description” of such Series herein to confirm the status of insurance as to each such Series.

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See “Use of Proceeds” for each such Series for reference to inclusion of Prepaid Expenses in Operating Expenses for a Series-by-Series determination.

We anticipate that for a majority of the Offerings, we will allocate a sizable portion of such Offering to a cash reserve to be spent on Upkeep Fees which cover operating expenses related specifically to the training, upkeep and maintenance of the applicable Underlying Asset. However, if the Operating Expenses exceed the amount of revenues generated from the applicable Underlying Asset, the Manager may (a) advance or loan the amount of the Operating Expenses to such Series, on which the Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and be entitled to reimbursement of such amount from future revenues generated by such Series (“Operating Expenses Reimbursement Obligation(s)”), and/or (b) cause additional Interests to be issued in order to cover such additional amount. In such cases, until a Series generates revenues from its interest in the applicable Underlying Asset, we expect a Series to, initially, deplete only the Upkeep Fees. We may incur Operating Expenses Reimbursement Obligations if the Manager pays such Operating Expenses incurred and such Operating Expenses exceed revenues and Upkeep Fees. See discussion of “Description of the Business – Operating Expenses” for additional information.

From time to time, certain Offerings will not have an allocated upfront cash reserve for Upkeep Fees as part of such Offering proceeds. Instead, the Manager or an affiliate will, in connection with such Offering, incur liabilities related to Upkeep Fees on behalf of the Series and be entitled to reimbursement of such amount only upon a sale of the Underlying Asset or a dissolution or termination of such Series and not from Distributable Cash (as defined below) from ongoing revenues generated by such Series. Notwithstanding the foregoing, in these types of Offerings, there will still exist a smaller pre-paid cash reserve for Prepaid Expenses and insurance, administrative and general Operating Expenses which is intended to cover three years of such projected Operating Expenses (excluding Upkeep Fees).

In addition, the Manager, in these types of Offerings, retains discretion to also (a) loan the amount of the Operating Expenses to such Series, on which the Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and/or (b) cause additional Interests to be issued in order to cover such additional amounts.

Regardless of the type of Offering, an Interest Holder will be liable only to the extent of their agreed upon capital contributions and, if no such capital remains at dissolution, such Interest Holder will not be liable for the failure of a Series to repay its underlying debt or liabilities, including the Operating Expenses Reimbursement Obligations.

Further issuance of Interests:	A further issuance of Interests of a Series may be made in the event the Operating Expenses of that Series exceed the income generated from its interest in the Underlying Asset and cash reserves of that particular Series. This may occur if the Company does not take out sufficient amounts under an Operating Expenses Reimbursement Obligation to pay such excess Operating Expenses, or the Manager does not pay such amounts without seeking reimbursement.

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Co-Ownership Agreements; Bonuses; Kickers:

The Company, through individual Series, intends to purchase interests in racehorses. These Underlying Assets will be owned either (1) with a minority interest (with certain major decision rights included), (2) a majority controlling interest, or (3) 100% ownership. The Series’ percentage ownership in a specific horse is determined on a series-by-series basis as described in such Series’ “Description” in this Offering Circular. For Underlying Assets not owned 100%, the Series will enter into an agreement with other owners of the Underlying Asset (“Co-Owners”) which will govern the rights of the Series vis-à-vis the other Co-Owners and the Underlying Asset (the “Co-Ownership Agreements”).

As an owner of a racehorse, the individual Series will receive a percentage of the purse winnings that is equal to its ownership percentage, as well as other revenue-generating events including, race Bonuses (as described below), sale of the racehorse via claiming, auction or private sale, marketing or sponsorship activities (this does not include merchandise as that is the property of the Manager) and the sale of future breeding rights less expenses and liabilities (including “Kickers” if any as described below). If the Series decides to breed the horse (rather than sell) and the breeding equity is included in the Co-Ownership Agreement (breeding equity is included in all Series that are not “Racing Leases”), then Investors will receive their pro rata share of net proceeds. Similarly, the individual Series will be responsible for the expenses of the racehorse/breeding horse at a rate equal to its ownership percentage. These expenses will often be payable directly by the Series. Copies of such Co-Ownership Agreements for each respective Series are attached as exhibits hereto and descriptions of such terms are included with each Series’ respective description herein.

Certain of the Series’ Co-Ownership Agreements may include bonuses related to winning of graded stakes races in the form of promotional bonuses, (“Promotional Bonuses”), future stallion bonuses (“Future Stallion Bonuses”) or future broodmare bonuses (“Future Broodmare Bonuses,”) (collectively referred to as “Bonuses”). The Future Stallion Bonuses may be voided prior to being earned to the extent a decision is made by the Co-Owners to geld the racehorse in the discretion of the Manager or the Co-Ownership (typically due to health and safety concerns or to better maximize its racing career prospects). These Bonuses will be distributable (less expenses, reserves, etc.) as in the same manner generic race winnings as described in “Distributable Cash” below.

In addition, certain Co-Ownership Agreements may be negotiated with the original horse seller for a payment to the seller upon a horse winning certain races or awards (the “Kickers”). Kickers are contractual obligations of a Series to the original seller of a horse which could result in a payment obligation to the seller upon the happening of certain events like Grade 1 race wins. They act as a “performance bonus” and are tied to certain revenue-generating events in the life of the Series. In the event that a Co-Ownership Agreement contains a Kicker, the campaign page, which screenshots are included in each series description contained herein, will contain express descriptions of the Kicker, its terms and its impact on such Series.

Such Kickers are payable out of race winnings and often offset and reduce the short-term Distributable Cash of a Series. However, the upside associated with breeding equity of a horse that has hit a Kicker can significantly increase the long-term value of a Series whether upon a sale of the Underlying Asset or the future revenue generated by breeding.

Each Kicker can be generally seen as a contingent liability of that Series that, when triggered, becomes a liability payable by that Series prior to any distributions to that Series’ members. This is the same case as it relates to any expenses of the Series or reserves needed to be maintained for the ongoing operations of such Series. As a result of such liability, Distributable Cash (as defined below) may be considerably less than stated race winnings.

In any event, a Series member will be liable only to the extent of their agreed upon capital contributions and, if no such capital remains at dissolution or at the time a Kicker payment is due, such Series member will not be liable for the failure of a Series to repay its underlying debt or liabilities, including the payment of any Kickers.

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Racing Leases:

As an alternative to the Co-Ownership racehorse ownership structures discussed above, which include the purchase and sale with the full ownership of a horse, for certain Series, the Company, through individual Series, may enter into lease agreements or “racing leases” which will entitle the Series to the exclusive right to “all of the racing qualities of an ownership interest in the horse” including the operation of such horse during a set racing term (typically 1 year) in exchange for an upfront lease fee. The Series’ percentage lease interest in a specific horse is determined on a series-by-series basis. This means that the Series will enter into an agreement with other owners of the Underlying Asset (“Owners”) which will govern the rights of the Series during the lease term and the operation of the Underlying Asset (the “Lease Agreement”).

As the lessee of a racehorse, the individual Series will receive a percentage of the purse winnings that is equal to its lessee percentage, as well as other revenue-generating events as well as marketing and advertising related revenues (excluding merchandise that is either the asset of the lessor or the manager). Similar to the Co-Ownership arrangements, the individual Series in the Lease Agreement will be responsible for the expenses of the racehorse at a rate equal to its lessee percentage. These expenses will often be payable directly by the Series. At the end of such lease term, however, the ownership rights in the horse revert back to the Owner along with the obligation to cover any future expenses associated with such horse.

In certain leases, in the event that the Owner intends to retire the horse and elects to terminate the Lease Agreement due to health, breeding or economic interest concerns, the pro rata portion of the lease fee remaining on the Series will be re-paid to the Series.

The Company’s intent with racing leases is to capture the value of the racing career of said horse without the complexities, time and expense associated with the purchase, sale or breeding of a horse outside of its useful racing life.

Copies of such Lease Agreements for each respective Series, and any amendments to such Lease Agreements, if applicable, are attached as exhibits hereto and descriptions of such additional terms are included with each Series’ respective description herein.

Distributable Cash:

“Distributable Cash” shall mean the net income (as determined under U.S. generally accepted accounting principles (“GAAP”)) generated by a Series plus any change in net working capital and depreciation and amortization (and any other non-cash Operating Expenses) for such Series and less any liabilities (including contractual obligations for Kickers or Bonuses to Horse Sellers) related to its interest in the applicable Underlying Asset. The Manager may maintain Distributable Cash funds in a deposit account or an investment account for the benefit of each Series.

A Series will typically generate Distributable Cash from revenue-generating events of such Series. The frequency with which such event occurs, or the timing of when such revenue is actually distributed to Members, is dependent on the racing schedule of the Underlying Asset, cash reserves in such Series, ongoing contractual obligations of a Series, potential sales of the Underlying Asset, the terms of such Series’ Co-Ownership Agreement and other revenue-generating events which do not occur on a fixed or set time period (e.g. quarterly or monthly) but which will recur on an ongoing basis so long as revenue is generated.

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Management Fee/Management Performance Bonus; Final Gross Proceeds Fee:

For previously qualified Offerings, in addition to the “Due Diligence Fee” described above, the Manager shall also receive 10% of the Gross Proceeds for that Series (including all race winnings and Final Sale Gross Proceeds) to the Manager as a Management Fee.

For newly added Offerings, the “Management Fee” has been combined with the “Due Diligence Fee” resulting in the “Management/Due Diligence Fee”.

In its place, a “Management Performance Bonus” will be in place for newly added Offerings and is limited in scope when compared with the past “Management Fee”. For the “Management Performance Bonus”, the Manager shall receive 10 % of all Gross Proceeds from stakes races only.

Separately, for newly added Offerings, in connection with final sales of the Underlying Asset, in addition to the Management Performance Bonus, upon the sale of an Underlying Asset, the Manager shall receive 5% of the Final Sale Gross Proceeds if the Underlying Asset has depreciated and 20% of the Final Sale Gross Proceeds if the Underlying Asset has appreciated (referred to as “Final Gross Proceeds Fee.”)

“Final Sale Gross Proceeds” is defined as the sum of all money generated by the sale of a horse owned by a Series, prior to any deductions that have been made or will be used for expenses. The Underlying Asset appreciation is calculated as the Gross Sale Price minus the Gross Purchase Price.

Distribution Rights:	The Manager has sole discretion in determining what distributions of Distributable Cash, if any, are made to Interest Holders of a Series. Any Distributable Cash generated by a Series from the utilization of the Underlying Asset shall be applied by that Series in the following order of priority (after payment of liabilities, including contractual obligations under Co-Ownership Agreements, if any):

•	Payment of the Management Performance Bonus or Final Gross Proceeds Fee (as described above);

•	thereafter to create such reserves for that Series as the Manager deems necessary, in its sole discretion, to meet future Operating Expenses of that Series; and

•	thereafter, 100% (net of corporate income taxes applicable to a Series, if any) by way of distribution to the Interest Holders of that Series on a pro rata percentage basis.

As described above in “Operating Expenses” Operating Expenses Reimbursement Obligations are not payable prior to a distribution of Distributable Cash to Interest Holders of a Series. Instead, Operating Expenses Reimbursement Obligations are payable only upon a sale of the Underlying Asset or a dissolution or termination of such Series and not from Distributable Cash.

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Timing of Distributions:

The Manager may make periodic distributions of Distributable Cash remaining to Interest Holders of a Series subject to it having the right, in its sole discretion, to withhold distributions in order to meet anticipated costs and liabilities of a Series. The Manager may change the timing of potential distributions to a Series in its sole discretion.

FOR THE AVOIDANCE OF DOUBT, A RACE WIN BY A SERIES’ RACEHORSE WILL NOT RESULT IN AN IMMEDIATE DISTRIBUTION OF CASH TO INTEREST HOLDERS.

No Trading Market:

There is currently no public trading market for our Interests, and we do not intend or expect that any such market will ever develop. If an active public trading market for our securities does not develop or is not sustained, it may be difficult or impossible for you to resell your shares at any price. Even if a public market does develop, the market price could decline below the amount you paid for your shares.

The Company estimates that most Series will exist for 2-6 years (the racing life cycle) and then the Underlying Asset will be sold, which will be the primary liquidity event other than Distributions on Gross Proceeds as discussed above. A sale of the Underlying Asset may occur at a lower value than when the Underlying Asset was first acquired or at a lower price than the aggregate of costs, fees and expenses used to purchase the Underlying Asset, including the repayment of the Operating Expenses Reimbursement Obligations described above.

Manager Duties:	The Manager may not be liable to the Company, any Series or the Investors for errors in judgment or other acts or omissions not amounting to fraud, willful misconduct or gross negligence, since provision has been made in the Operating Agreement for exculpation of the Manager. Therefore, Investors have a more limited right of action than they would have absent the limitation in the Operating Agreement.

Indemnification:	To the fullest extent permitted by applicable law, subject to approval of each Series Manager, all officers, directors, shareholders, partners, members, employees, representatives or agents of the Manager or a Series Manager, or their respective affiliates, employees or agents (each, a “Covered Person”) shall be entitled to indemnification from such Series (and the Company generally) for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Series Manager, or such Series and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement and any Series Agreement, except that no Covered Person shall be entitled to be indemnified for any loss, damage or claim incurred by such Covered Person by reason of fraud, deceit, gross negligence, willful misconduct or a wrongful taking with respect to such acts or omissions; provided, however, that any indemnity under the Operating Agreement shall be provided out of and to the extent of the assets of the such Series only, and no other Covered Person or any other Series or the Company shall have any liability on account thereof.

To the fullest extent permitted by applicable law, subject to approval of a Series Manager, all expenses (including legal fees) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by such Series prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by such Series of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in the Operating Agreement.

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Transfers:	The Manager may refuse a transfer by an Interest Holder of its Interest(s) if such transfer would result in (a) the assets of a Series being deemed “plan assets” for purposes of ERISA, (b) result in a change of U.S. federal income tax treatment of the Company and/or a Series, or (c) the Company, a Series or the Manager being subject to additional regulatory requirements. Furthermore, as the Interests are not registered under the Securities Act of 1933, as amended (the “Securities Act”), transfers of Interests may only be affected pursuant to exemptions under the Securities Act and permitted by applicable state securities laws and there is a right of first refusal on transfers of Interests. See “Description of Interests Offered – Limitations on Transferability” for more information.

Where to Buy; Transfer Agent:	Series Interests will be available for purchase exclusively on the MyRacehorse™ Platform. These Series Interests will be issued in book-entry electronic form only. Vertalo, Inc. is the SEC-registered transfer agent and registrar for the Series Interests. See that certain Vertalo Subscription Agreement attached hereto and incorporated by reference as Exhibit 6.3.

Governing law:	The Company and the Operating Agreement will be governed by Nevada law and any dispute in relation to the Company and the Operating Agreement is subject to the dispute resolution provisions set forth therein. If an Interest Holder were to bring a claim against the Company or the Manager pursuant to the Operating Agreement, it would be required to do so in compliance with these dispute resolution provisions. Notwithstanding the foregoing, mandatory arbitration provisions set forth therein do not apply to claims made under the federal securities laws.

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RISK FACTORS

The Interests offered hereby are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. There can be no assurance that the Company’s investment objectives will be achieved or that a secondary market would ever develop for the Interests, whether via the MyRacehorse™ Platform, via third party registered broker-dealers or otherwise. The risks described in this section should not be considered an exhaustive list of the risks that prospective Investors should consider before investing in the Interests. Prospective Investors should obtain their own legal and tax advice prior to making an investment in the Interests and should be aware that an investment in the Interests may be exposed to other risks of an exceptional nature from time to time. The following considerations are among those that should be carefully evaluated before making an investment in the Interests.

Risks relating to the structure, operation and performance of the Company

An investment in our Interests is a speculative investment and, therefore, no assurance can be given that you will realize your investment objectives.

No assurance can be given that Investors will realize a return on their investments on their Interests or that they will not lose their entire investment in their Interests. For this reason, each prospective subscriber for the Interests should carefully read this Offering Circular. All such persons or entities should consult with their legal and financial advisors prior to making an investment in the Interests.

An investment in an Offering constitutes only an investment in that Series and not in the Company, any other Series or the Underlying Asset.

A purchase of Interests in a Series does not constitute an investment in the Company, any other Series of the Company, or the Underlying Asset directly. This results in limited voting rights of the Investor, which are solely related to such Series. Investors will have voting rights only with respect to certain matters, primarily relating to the removal of the Manager for “cause.” The Manager thus retains significant control over the management of the Company and the Underlying Asset. Furthermore, because the Interests in a Series do not constitute an investment in the Company as a whole, holders of the Interests in the Series will not receive any economic benefit from, or be subject to the liabilities of, the assets of any other Series. In addition, the economic interest of a holder in a Series will not be identical to owning a direct undivided interest in the applicable Underlying Asset because, among other things, a Series may be required to pay corporate taxes before distributions are made to the holders, and the Manager will receive a fee in respect of its management of the applicable Underlying Asset.

There is no public trading market for our securities.

There is currently no public trading market for any of our Interests, and we do not intend or expect that any such market will ever develop. If an active public trading market for our securities does not develop or is not sustained, it may be difficult or impossible for you to resell your Interests at any price. Even if a public market does develop, the market price could decline below the amount you paid for your Interests.

There may be state law restrictions on an Investor’s ability to sell the Interests.

Each state has its own securities laws, often called “blue sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration and (2) govern the reporting requirements for broker-dealers and stockbrokers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. We do not know whether our securities will be registered, or exempt, under the laws of any states. A determination regarding registration will be made by the broker-dealers, if any, who agree to facilitate sales of our Interests. There may be significant state blue sky law restrictions on the ability of Investors to sell, and on purchasers to buy, our Interests. Investors should consider the resale market for our securities to be limited. Investors may be unable to resell their securities, or they may be unable to resell them without the significant expense of state registration or qualification.

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Limited operating history.

The Company was formed in 2016 and has a relatively limited operating history upon which prospective Investors may evaluate their performance. No guarantee can be given that the Company and any Series will achieve their investment objectives, the value of any Underlying Asset will increase or that any Underlying Asset will be successfully monetized.

Limited Investor appetite.

There can be no guarantee that the Company will reach its funding target from potential Investors with respect to any Series or future proposed Series. In the event the Company does not reach a funding target, it may not be able to achieve its investment objectives by acquiring additional interests in underlying assets through the issuance of further Series and monetizing them together with interests in such Underlying Assets to generate distributions for Investors. In addition, if the Company is unable to raise funding for additional Series, this may impact any Investors already holding interests as they will not see the benefits which arise from economies of scale following the acquisition by other Series of additional underlying assets and other monetization opportunities (e.g., Membership Experience Programs - hosting events with the race horses, winners circle access, race day privileges, group discounts on insurance, reduction in offering costs, etc.).

Offering amount exceeds value of Underlying Asset.

The size of each Offering will exceed the purchase price of such Series’ interest in the applicable Underlying Asset as at the date of such Offering (as the proceeds of each Offering in excess of the purchase price of the applicable Underlying Asset will be used to pay fees, costs and expenses incurred in making each Offering, acquiring the interest in the applicable Underlying Asset, Due Diligence Fees and Operating Expenses). If the applicable Underlying Asset had to be sold and there has not been substantial appreciation of the applicable Underlying Asset prior to such sale, there may not be sufficient proceeds from the sale of the applicable Underlying Asset to repay Investors the amount of their initial investment (after first paying off any liabilities on the horse at the time of the sale including but not limited to any outstanding Operating Expenses Reimbursement Obligation or Kickers or other contractual obligations in Co-Ownership Agreements) or any additional profits in excess of this amount.

Excess Operating Expenses

Operating Expenses related to a particular Series incurred post-Closing shall be the responsibility of the Series. The Company maintains a reserve for estimated Operating Expenses for the Underlying Asset, which excludes Upkeep Fees.

The Manager or an affiliate will incur liabilities related to Upkeep Fees on behalf of the Series and be entitled to reimbursement of such amount only upon a sale of the Underlying Asset or a dissolution or termination of such Series and not from Distributable Cash (as defined below) from ongoing revenues generated by such Series (“Operating Expenses Reimbursement Obligation(s)”). Notwithstanding the foregoing, there will still exist a smaller pre-paid cash reserve for Prepaid Expenses and insurance, administrative and general Operating Expenses which is intended to cover three years of such projected Operating Expenses (excluding Upkeep Fees).

However, if the Operating Expenses of a particular Series exceed the amount of revenues generated from the interest in the Underlying Asset of such Series, the Manager retains discretion to also (a) loan the amount of the Operating Expenses to such Series, on which the Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and/or (b) cause additional Interests to be issued in order to cover such additional amounts.

If additional Interests are issued in a particular Series, this would dilute the current value of the Interests held by existing Investors and the amount of any future distributions payable to such existing Investors.

In any event, an Interest Holder will be liable only to the extent of their agreed upon capital contributions and, if no such capital remains at dissolution, such Interest Holder will not be liable for the failure of a Series to repay its underlying debt or liabilities, including the Operating Expenses Reimbursement Obligations.

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Reliance on the Manager and its personnel.

The successful operation of the Company (and therefore, the success of the Interests) is in part dependent on the ability of the Manager to source, acquire and manage the Underlying Assets. Experiential Squared, Inc. has been in existence since June 2016 and could be considered an early-stage company with a limited operating history within the horse racing sector.

The success of the Company (and therefore, the Interests) will be highly dependent on the expertise and performance of the Manager and its team, its expert network and other professionals (which include third party experts) to find, acquire, manage and utilize the Underlying Assets. While the Manager has a team of employees and independent contractors with extensive experience in the equine racing world, there can be no assurance that these individuals will continue to be associated with the Manager. The loss of the services of one or more of these individuals could have a material adverse effect on the Underlying Assets and, in particular, their ongoing management and use to support the investment of the Interest Holders.

Furthermore, the success of the Company and the value of the Interests is dependent on there being critical mass from the market for the Interests and that the Company is able to acquire a number of underlying assets in multiple series of interests so that the Investors can benefit from economies of scale which arise from holding more than one Underlying Assets (e.g., a reduction in offering costs if a large number of Underlying Assets are listed on subsequent offering circulars at the same time). In the event that the Company is unable to source additional Underlying Assets due to, for example, competition for such Underlying Assets or lack of Underlying Assets available in the marketplace, then this could materially impact the success of the Company and its objectives of acquiring additional Underlying Assets through the issuance of further series of interests and monetizing them together with the Underlying Assets at the Membership Experience Programs to generate distributions for Investors.

Liability of Investors between series of interests.

The Company is structured as a Nevada series limited liability company that issues a separate series of interests for each Underlying Asset. Each Series will merely be a separate series and not a separate legal entity. Under the Nevada Revised Statutes (the “NRS”), if certain conditions (as set forth in NRS Section 86.296(3)) are met, the liability of Investors holding one series of interests is segregated from the liability of Investors holding another series of interests and the assets of one series of interests are not available to satisfy the liabilities of other series of interests. Although this limitation of liability is recognized by the courts of Nevada, there is no guarantee that if challenged in the courts of another U.S. State or a foreign jurisdiction, such courts will uphold a similar interpretation of Nevada corporation law, and in the past certain jurisdictions have not honored such interpretation. If the Company’s series limited liability company structure is not respected, then Investors may have to share any liabilities of the Company with all Investors and not just those who hold the same series of interests as them. Furthermore, while we intend to maintain separate and distinct records for each series of interests and account for them separately and otherwise meet the requirements of the NRS, it is possible a court could conclude that the methods used did not satisfy Section 86.296(3) of the NRS and thus potentially expose the assets of such Series to the liabilities of another Series. The consequence of this is that Investors may have to bear higher than anticipated expenses which would adversely affect the value of their Interests or the likelihood of any distributions being made by a particular Series to its Investors. In addition, we are not aware of any court case that has tested the limitations on inter-series liability provided by Section 86.296(3) in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one series of interests should be applied to meet the liabilities of the other series of interests or the liabilities of the Company generally where the assets of such other series of interests or of the Company generally are insufficient to meet our liabilities.

If any fees, costs and expenses of the Company are not allocable to a specific Series, they will be borne proportionately across all of the Series (which may include future Series and Interests yet to be issued). Although the Manager will allocate fees, costs and expenses acting reasonably and in accordance with its sole discretion, there may be situations where it is difficult to allocate fees, costs and expenses to a specific series of interests and therefore, there is a risk that a series of interests may bear a proportion of the fees, costs and expenses for a service or product for which another series of interests received a disproportionately high benefit.

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Potential breach of the security measures of the MyRacehorse™ Platform.

The highly automated nature of the MyRacehorse™ Platform through which potential Investors may acquire interests may make it an attractive target and potentially vulnerable to cyber-attacks, computer viruses, physical or electronic break-ins or similar disruptions. The MyRacehorse™ Platform processes certain confidential information about Investors, the Horse Sellers and the underlying assets. While we intend to take commercially reasonable measures to protect the confidential information and maintain appropriate cybersecurity, the security measures of the MyRacehorse™ Platform, the Company, the Manager or the Company’s service providers (including Dalmore) could be breached. Any accidental or willful security breaches or other unauthorized access to the MyRacehorse™ Platform could cause confidential information to be stolen and used for criminal purposes or have other harmful effects. Security breaches or unauthorized access to confidential information could also expose the Company to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity, or loss of the proprietary nature of the Manager’s and the Company’s trade secrets. If security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in the MyRacehorse™ Platform software are exposed and exploited, the relationships between the Company, Investors, users and the Horse Sellers could be severely damaged, and the Company or the Manager could incur significant liability or have their attention significantly diverted from utilization of the underlying assets, which could have a material negative impact on the value of interests or the potential for distributions to be made on the interests.

Because techniques used to sabotage or obtain unauthorized access to systems change frequently and generally are not recognized until they are launched against a target, the Company, and other third-party service providers may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, federal regulators and many federal and state laws and regulations require companies to notify individuals of data security breaches involving their personal data. These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause Investors, the Horse Sellers or service providers within the industry, including insurance companies, to lose confidence in the effectiveness of the secure nature of the MyRacehorse™ Platform. Any security breach, whether actual or perceived, would harm the reputation of the Company and the MyRacehorse™ Platform and the Company could lose Investors and the Horse Sellers. This would impair the ability of the Company to achieve its objectives of acquiring additional underlying assets through the issuance of further series of interests and monetizing them together with the Underlying Asset at the Membership Experience Programs.

The novel coronavirus could have a material adverse impact on our business, results of operations, financial condition, cash flows or liquidity.

The outbreak of a novel coronavirus (which causes the disease now known as COVID-19), was first identified in December 2019 in Wuhan, China, and has since spread globally. COVID-19, subsequent mutations of the virus and any similar or dissimilar virus or disease outbreak may have a large range of negative effects on us. For example, the implementation of business continuity plans in a fast-moving public health emergency could have an adverse effect on our internal controls (potentially giving rise to significant deficiencies or material weaknesses) and also increase our vulnerability to information technology and other systems disruptions.

We currently are unable to predict the duration and severity of the spread of the current coronavirus or any other disease outbreak. The implications for our business and operations, our results of operations, financial condition, cash flow and liquidity, will depend on rapidly evolving developments, which are highly uncertain and will be a function of factors beyond our control, such as the speed of contagion, the implementation of effective preventative and containment measures, the development of effective medical solutions, the timing and scope of governmental restrictions on public gatherings, mobility and other activities, financial and other market reactions to the foregoing, and reactions and responses of the populace both in affected regions and regions yet to be affected. While we expect we will suffer adverse effects with any health pandemic, the more severe the outbreak and the longer it lasts, the more likely it is that the effects on us and our business will be materially adverse.

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Risks relating to the Offerings

We are offering our Interests pursuant to recent amendments to Regulation A promulgated pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers will make our Interests less attractive to Investors.

As a Tier 2 issuer, we will be subject to scaled disclosure and reporting requirements which may make an investment in our Interests less attractive to Investors who are accustomed to enhanced disclosure and more frequent financial reporting. In addition, given the relative lack of regulatory precedent regarding the recent amendments to Regulation A, there is a significant amount of regulatory uncertainty in regard to how the Commission or the individual state securities regulators will regulate both the offer and sale of our securities, as well as any ongoing compliance that we may be subject to. If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduces the attractiveness of the Interests, we may be unable to raise the funds necessary to fund future Offerings, which could impair our ability to develop a diversified portfolio of racehorses and create economies of scale, which may adversely affect the value of the Interests or the ability to make distributions to Investors.

There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to penalties.

As a Tier 2 issuer, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer. We are in the process of evaluating whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations.

Impact of non-compliance with regulations.

As of September 3, 2020, the Interests are being sold through Dalmore, which will act as the broker/dealer of record and is a registered broker/dealer under the Securities Exchange Act of 1934 (the “Exchange Act”) and Member FINRA/SIPC. Interests will be registered in each state where the Offering and sale of such Interests will occur prior to the launch of such Offering. In addition, if the Manager is required to register as a ‘broker-dealer’, there is a risk that any Series of Interests offered and sold while the Manager was not registered may be subject to a right of rescission, which may result in the early termination of the Series of Interests.

Furthermore, the Company is not registered and will not be registered as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the Manager is not registered and will not be registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”), and thus the Interests do not have the benefit of the protections of the Investment Company Act or the Investment Advisers Act. The Company and the Manager have taken the position that the underlying assets are not “investment securities” within the meaning of the of the Investment Company Act or the Investment Advisers Act. Further, the Company, any Series, the Manager, and/or any of their respective affiliates intend that no Series will hold underlying assets in which the Manager has limited or no management control, so that it is not considered to be an investment company within the meaning of the Investment Company Act. These positions, however, are based upon applicable case law that is inherently subject to judgments and interpretation.  If the Company were to be required to register under the Investment Company Act or the Manager were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of each Series and the Manager may be forced to liquidate and wind up each Series or rescind the Offerings for any of the Series or the offering for any other series of interests.

Possible Changes in Federal Tax Laws.

The Internal Revenue Code (the “Code”) is subject to change by Congress, and interpretations of the Code may be modified or affected by judicial decisions, by the Treasury Department through changes in regulations and by the Internal Revenue Service through its audit policy, announcements, and published and private rulings. Although significant changes to the tax laws historically have been given prospective application, no assurance can be given that any changes made in the tax law affecting the Company, a series, or an investment in any series of interest of the Company would be limited to prospective effect. Accordingly, the ultimate effect on an Investor’s tax situation may be governed by laws, regulations or interpretations of laws or regulations which have not yet been proposed, passed or made, as the case may be.

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We have elected to delay compliance with certain new or revised financial accounting standards.

We have elected to delay compliance with the new revenue recognition accounting standard, ASC Topic 606 Revenue from Contracts with Customers, which took effect on January 1, 2018 until the date that a company that is not an issuer (as defined under section 2(a) of the Sarbanes-Oxley Act of 2002 (15 U.S.C. 7201(a)) is required to comply with such new or revised accounting standard, if such standard also applies to companies that are not issuers. Management does not believe the provisions of ASC Topic 606 will have a material impact on our financial position or results of operations, but some Investors may view this as a lack of access to certain information they may deem important.

Risks relating to the Horse Racing industry

There can be no assurances that the value of the racehorse which is owned by the Series will not decrease in the future which may have an adverse impact on the Company’s or an Individual Series’ activities and financial position.

The business of owning, training and racing horses is a high-risk venture. There is no assurance that any horse and therefore any interest in such horse acquired by the Series will be successful. Horses are subject to aging, illness, injury and disease which may result in permanent or temporary retirement from racing, restrictions in racing schedules, layups, and even natural death or euthanasia of the animal. There can be no assurances that the value of the interest in such Underlying Asset which may be acquired and owned by a Series, will not decrease in the future or that a Series will not subsequently incur losses on the racing careers or sale or other disposition of any or all of the horses which such Series may acquire. No combination of management ability, experience, knowledge, care or scientific approach can avoid the inherent possibilities of loss.

While the Company believes that there is a market for horse breeding, training and racing, such a market is highly volatile. The horse industry is dependent upon the present and future values of horses and of the Company’s and Series’ horse(s) in particular. The Company can provide no assurance that it will be successful in its proposed activity. The expenses incurred may result in operating losses for a Series and there is no assurance that a Series will generate profits or that any revenues generated will be sufficient to offset expenses incurred or would result in a profit to a Series. As a result, it is possible that Investors will lose all or a substantial part of their investment in a Series. Additionally, there is no assurance that there will be any cash available for distribution.

The valuation of racehorses is a highly speculative matter and the market for racehorses is extremely volatile. If the valuation of an individual Series' horse decreases the individual Series will still be responsible for the expenses of maintaining, training and racing the horse at lower level races or smaller venues which could negatively impact the revenues from the horse.

The valuation of horses (particularly racehorses) is a highly speculative matter and prices fluctuated widely, particularly in recent years. The success of the Company, and each an individual Series, is dependent upon the present and future values of racehorses generally, and of the Series’ racehorses in particular, the racing industry in general, as well as the racing success of the Underlying Assets. Although the future value of horses generally cannot be predicted, it will be affected by general economic conditions such as inflation, employment, recessions, tariffs, unstable or adverse credit market conditions, other business conditions, the amount of money available for investment purposes, and the continued interest of Investors and enthusiasts in the racehorse industry. In the past, there has been growing foreign investment in certain types of racehorses, and the continued ability of foreign Investors to acquire horses is subject to change due to economic, political or regulatory conditions. The value of racehorses is also subject to federal income tax treatment of racing and related activities, the continuation or expansion of legalized gambling and the size of racing purses, all which cannot be predicted. The expense of maintaining, boarding, training and racing horses can be expected to increase during the term of a Series or the Company, regardless of what happens to the future market price of racehorses or the performance of the Series’ racehorse(s). Further, there is always a risk of liability for damages caused by the Underlying Assets to other persons or property.

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The cost of racing is unpredictable and speculative and may negatively impact the Company’s and each individual Series’ ability to generate revenue.

Increases in operation costs, labor rates and other variable costs, such as costs of feed and grain and costs of transporting animals (all of which are subject to inflationary pressure and should be expected to increase), to an extent which cannot be matched by increases in revenue. The racehorse industry, like other industries, is subject to labor disputes, labor shortages, and government intervention, changes in laws, licensing or regulatory restrictions may adversely impact the availability of grooms, trainers, jockeys and other horse industry workers. Adverse weather, disease, war and economic conditions may result in unforeseen circumstances including, without limitation, restrictions on attendance at a particular race or racetrack, ability to transport the horses, and increases in costs or decreases in revenues. Changes in government regulations, whether or not relating to the horse racing industry, may result in additional expenses or reduced revenue from operations.

If a horse is unsuccessful in racing, becomes sick or injured, the Underlying Asset’s value will be adversely affected which may have a negative impact on the Company's and such individual Series' valuation and its revenue.

Horse racing is extremely speculative and expensive. Horses often must be transported to various tracks and training centers throughout the United States and are exposed to dangers inherent in travel and training including illness, injury or death. A horse in which a Series has an interest attempts to earn enough through racing to cover expenses of boarding and training. If a horse in which a Series has an interest is unsuccessful in racing, its value will be adversely affected. Furthermore, revenues from racing are dependent upon the size of the purses offered. The size of the purses depends in general on the extent of public interest in horse racing, and in particular on the relative quality of the specific horses in contention in any specific meeting or race. Although public interest has been strong in recent years, there is no assurance that public interest will remain constant, much less increase. Legalized gambling proliferating in many states threatens to curtail interest in horse racing as a means of recreation. In addition, there is no assurance that the horse in which a Series has an interest will be of such quality that they may compete in any races which offer purses of a size sufficient to cover such Series' expenses.

Horse racing could be subjected to restrictive regulation or banned entirely which could adversely affect the conduct of the Company's business.

The racing future of and/or market for the horses in which the Company and/or a Series' has an interest depends upon continuing governmental acceptance of horse racing as a form of legalized gambling. Although horse racing has a long history of acceptance in the United States and as a source of revenue, at any time, horse racing could be subjected to restrictive regulation or banned entirely. The value of the interest in an Underlying Asset would be substantially diminished by any such regulation or ban. Horse racing is regulated in various states and foreign countries by racing regulatory bodies which oversee the conduct of racing as well as the licensing of owners, trainers and others. Further, other forms of gambling are being approved throughout the United States and therefore no assurance can be provided that the legalization of other forms of gambling and competition from non-gambling sports and other activities will not adversely affect attendance and participation, and therefore the profitability of horse racing and sales. Lastly, our ownership structure is novel and may require us to seek regulatory approval to race in certain jurisdictions.

The Series may not purchase insurance on its horse which could require Series resources to be spent to cover any loses from the death or injury of a horse.

The decision to purchase insurance on a horse is made on a horse-by-horse basis. There is no guarantee that a horse owned by a Series will be insured. Mortality insurance provides coverage in many instances where a horse dies or must be humanely euthanized. Loss of use insurance covers yearlings and horses of racing age that have not yet been put into training. Loss of use insurance is generally intended to cover up to 60% of the horse’s fair market value or 60% of the insured value (whichever is less) if the horse is permanently incapable of racing due to an injury, illness or disease. Liability insurance covers the risk that the horse in which the Series has an interest causes death, injury or damage to persons or property. Without insurance, an individual Series is responsible for any costs or depreciation in value related to the injury, illness, disability or death of the horse. The death of a horse could mean the individual Series will be left with no asset. The payment of such liabilities may have a material adverse effect on our financial position. See Series descriptions as to whether insurance has or has not been purchased related to your Interests. All insurance coverages described above are subject to the individual terms, conditions and exclusions of the relevant insurance policies in place at the time. The descriptions of insurance above are for general explanation only and the nature and extent of coverage is always dependent on the language of the relevant insurance policy.

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A decrease in average attendance per racing date coupled with increasing costs could jeopardize the continued existence of certain racetracks which could negatively impact the Company's operations.

A decrease in average attendance per racing date coupled with increasing costs could jeopardize the continued existence of certain racetracks which could impact the availability of race tracks available for horses in which the Company or a Series has an interest to race at and then negativity impact its operations.

Industry practices and structures have developed which may not be attributable solely to profit-maximizing, economic decision-making which may have an adverse impact on our Company's activities business.

Because horse racing is a sport as well as a business, industry practices and structures have developed which not be attributable solely to profit-maximizing, economic decision-making. For instance, a particular bloodline could command substantial prices owing principally to the interest of a small group of individuals having particular goals unrelated to economics. A decline in this interest could be expected to adversely affect the value of the bloodline.

Series may only own a minority interest in Underlying Assets as a result it may not have sufficient control regarding the training or racing of the Underlying Asset.

A Series will not always own a majority interest in a particular horse. Therefore, despite its best efforts to build in oversight rights and major decision rights (such as the sale of an Underlying Asset) a Series, the Company or the Manager may not have complete autonomy regarding race selection and training of the horse(s). As a result, the Manager/Company/Series may be dependent on the majority owners’ decisions as to when and where to race the horse and its training regime. Additionally, there are situations in which a trainer or owner may have a conflict of interest which could negatively impact the ability of a horse to be placed in a particular race and given priority in workout times, jockeys or stabling.

Market shortages may impact the ability of the Series to generate revenue.

The Company, through its individual Series, will primarily engage in horse racing in the United States. The future success of these activities will depend upon the ability of the Manager to purchase an interest in high-quality horses through an individual Series. The future success of these activities also depends upon whether the horse is being handled by highly skilled trainers and ridden by highly skilled jockeys. Because horse racing is an intensely competitive activity and the Manager for the Company could be competing with individuals who have greater influence and/or financial resources than the Manager or the Company to purchase interests in the best racehorses, there can be no assurance that the Manager or the Company will be successful in the endeavors of pursuing certain racehorses for any Series. Further, once purchased, because the Series may have only a minority interest in such horse, the Manager/Company could have restricted control over the training, handling, and management of the horse and therefore can make no assurances as to the success of the investment.

The Company, via an individual Series, has no intention of paying dividend payments on a regular schedule as revenues are irregular, seasonal, and unpredictable.

The revenues, if any, of an individual Series may be highly irregular and seasonal. While the Manager will endeavor to sell horses or interests in horses for cash at the time of sale, there can be no assurance that other payment terms will not be required by the relevant market conditions. The consequent variance in the amount or the timing of a Series’ dividends, if any, could pose particular risks for Investors who seek to transfer their Interests during the term of the Series.

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Competitive interests and other factors can have unforeseen consequences.

The horseracing industry is highly competitive and speculative. Horseracing in the United States and in foreign countries draws competitors and participants from locations throughout the United States and overseas, who have been in the business of horseracing for many years and have greater financial resources than the Company. The Company will be competing in its racing and selling activities with such persons. Similarly, horse markets are international, and auctions are frequently internationally advertised. This can be favorable in that it increases the value of Underlying Assets but, by the same token, Company or Company’s Manager may not be able to compete with such competitors in the acquisition of interests in horses. The Company will be competing in the purchase and sale of horses with most of the major horse breeders and dealers in the United States and foreign countries. Thus, prices at which the Company buys or sells its interests in the Underlying Assets may vary dramatically. Market factors, which are beyond the Company’s control, will greatly affect the profitability of the Company. Such factors include, but are not limited to, auction prices, private sales, foreign Investors, federal income tax treatment of the racing industry and the size of racing purses. Further, the Company and the concept of crowdfunding in the racehorse industry is a new venture and thus the risk of unforeseen issues and problems is high.

There is a lack of financial forecasts for the Company and for individual Series.

While the Company believes that there is a market for racehorse breeding, training and racing, such a market is highly volatile. The racehorse industry is dependent upon the present and future values of racehorses and of the horses in which the Company or a Series invested in particular. There can be no assurance that the Company will be successful in its proposed activity. The expenses incurred may result in operating losses for a Series and there is no assurance that a Series will generate profits or that any revenues generated will be sufficient to offset expenses incurred or would result in a profit to the Series. As a result, it is possible that the Investors will lose all or a substantial part of their investment in the Series. Additionally, there is no assurance that there will be any cash available for dividends. In addition, dividends, if any, may be less than their distributive share of taxable income and the Investors’ tax liability could require out-of-pocket expenditures by the Investors.

Lack of Diversification.

It is not anticipated that each Series would own any assets other than its interest in such Underlying Asset, plus potential cash reserves for maintenance, training, insurance and other Upkeep Fees pertaining to its interest in such Underlying Asset and amounts earned by such Series from the monetization of its interest in such Underlying Asset. Investors looking for diversification will have to create their own diversified portfolio by investing in other opportunities in addition to such Series.

Risks Related to Ownership of our Interests

You will have only limited voting rights regarding our management and it will be difficult to remove our Manager, therefore, you will not have the ability to actively influence the day-to-day management of our business and affairs.

Our Manager has sole power and authority over the management of our Company and the individual Series. Furthermore, our Manager may only be removed for “Good Cause” meaning fraud, deceit, gross negligence, willful misconduct or a wrongful taking, bad faith, death, disability or disappearance, etc.

To remove the Manager from an individual Series for “Good Cause”, Members holding in excess of 75% of the percentage interests, must approve. Therefore, you will not have an active role in our Company’s management and it would likely be difficult to cause a change in our management. As a result, you will not have the ability to alter our management’s path if you feel they have erred.

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Lack of voting rights.

The Manager has a unilateral ability to amend the Operating Agreement in certain circumstances without the consent of the Investors, and the Investors only have limited voting rights in respect of a Series. Investors will therefore be subject to any amendments the Manager makes (if any) to the Operating Agreement and also any decision it takes in respect of the Company and the applicable Series, which the Investors do not get a right to vote upon. Investors may not necessarily agree with such amendments or decisions and such amendments or decisions may not be in the best interests of all of the Investors as a whole but only a limited number.

Furthermore, the Manager can only be removed as manager of the Company or one of the Series in very limited circumstances. Investors would therefore not be able to remove the Manager merely because they did not agree, for example, with how the Manager was operating an underlying asset.

The offering price for the Interests determined by us may not necessarily bear any relationship to established valuation criteria such as earnings, book value or assets that may be agreed to between purchasers and sellers in private transactions or that may prevail in the market if and when our Interests can be traded publicly.

The price of the Interests was derived as a result of our negotiations with Horse Sellers based upon various factors including prevailing market conditions, our future prospects and our capital structure, as well as certain expenses incurred in connection with the Offerings and the acquisition of interests in each Underlying Asset. These prices do not necessarily accurately reflect the actual value of the Interests or the price that may be realized upon disposition of the Interests.

Funds from purchasers accompanying subscriptions for the Interests will not accrue interest prior to admission of the subscriber as an Investor in the Series, if it occurs, in respect of such subscriptions.

The funds paid by purchasers for the Interests will go into the Company’s general operating account and be allocated to the specific Series which is subject of the investment. Investors will not have the use of such funds or receive interest thereon pending the completion of said Offering. No subscriptions will be accepted and Interests sold unless valid subscriptions for such Offering are received and accepted prior to the termination of the Offering Period. If we terminate an Offering prior to accepting a subscriber’s subscription, funds will be returned, without interest or deduction, to the proposed Investor.

The Company’s Operating Agreement contains mandatory arbitration provisions that restrict your ability to bring claims against the company, except in instances of claims related to Federal and State securities laws.

Investors will be obligated to submit any claims against the Company to arbitration, except in instances of claims related to Federal and State securities laws. Investors will be limited in the location, venue and circumstances under which a claim for damages can be brought against the Company or its officer, directors, managers or related parties. This limitation reduces the ability of Investors to dispute or fight against decisions made by the Company or its managers which may be viewed as having a negative impact on the value of your underlying investment.

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POTENTIAL CONFLICTS OF INTEREST

We have identified the following conflicts of interest that may arise in connection with the Interests, in particular, in relation to the Company, the Manager, the Manager’s majority stockholder and the Underlying Assets. The conflicts of interest described in this section should not be considered as an exhaustive list of the conflicts of interest that prospective Investors should consider before investing in the Interests.

Manager’s Fees and Compensation

None of the compensation set forth under the "Compensation" section was determined by arms' length negotiations. It is anticipated that the income received by the Manager may be higher or lower depending upon market conditions.

This conflict of interest will exist in connection with Company management and Investors must rely upon the duties of the Manager of good faith and fair dealing to protect their interests, as qualified by the Operating Agreement.

The Manager has the right to retain the services of other firms, in addition to or in lieu of the Manager, to perform various services, asset management and other activities in connection with the business that is described in this Offering Circular.

The Company converted an advance from founders outstanding as of December 31, 2017, to equity in the Company to ease the cash flow burden to the Company. The Company also has borrowed $2,243,920 (excluding accrued interest) from the Manager in order to acquire the Underlying Assets prior to establishing and issuing securities in the underlying series holding the horse assets for the fiscal year ended December 31, 2022. Because these are related party transactions, no guarantee can be made that the terms of the arrangements are at arm’s length.

Upkeep Fee Liabilities; Operating Expenses Reimbursement Obligations; Manager Loans

The Manager or an affiliate will incur liabilities related to Upkeep Fees on behalf of the Series and be entitled to reimbursement of such amount only upon a sale of the Underlying Asset or a dissolution or termination of such Series and not from Distributable Cash from ongoing revenues generated by such Series (“Operating Expenses Reimbursement Obligation(s)”). Notwithstanding the foregoing, there will still exist a smaller pre-paid cash reserve for Prepaid Expenses and insurance, administrative and general Operating Expenses which is intended to cover three years of such projected Operating Expenses (excluding Upkeep Fees).

In addition, the Manager retains discretion to also (a) loan the amount of the Operating Expenses to such Series, on which the Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and/or (b) cause additional Interests to be issued in order to cover such additional amounts.

An Interest Holder will be liable only to the extent of their agreed upon capital contributions and, if no such capital remains at dissolution, such Interest Holder will not be liable for the failure of a Series to repay its underlying debt or liabilities, including the Operating Expenses Reimbursement Obligations.

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Other Series or Businesses

The Manager may engage for its own account, or for the account of others, in other business ventures, similar to that of the Company or otherwise, and neither the Company nor any Investor shall be entitled to any interest therein.

The Company will not have independent management and it will rely on the Manager for the operation of the Company. The Manager will devote only so much time to the business of the Company as is reasonably required. The Manager could have conflicts of interest in allocating management time, services and functions between its existing business interests other than the Company and any future entities which it may organize as well as other business ventures in which it may be involved. The Manager believes it has sufficient staff available to be fully capable of discharging its responsibilities to all such entities.

The Manager, acting in the same capacities for other Investors, companies, partnerships or entities, may result in competition with individual Series, including other Series. There are no restrictions on the Manager, or any of its affiliates, against operating other businesses in such competition with the Company. If the Manager or any of its affiliates did operate such a business that competed for clients with the Company, it could substantially impair the Company's financial results.

Manager Affiliation with Majority Owners

The Manager may independently determine to invest in syndicates that own majority interests in certain assets owned by individual Series. The Manager may derive compensation from its membership in these syndicates in addition to any compensation earned as a Manager of an individual Series.

Animal Welfare Obligations

The Manager is responsible and equipped to manage the series in a manner to maximize investor returns by buying, managing and selling the Underlying Asset in an optimal manner, however the Manager is committed to maximizing the welfare of the thoroughbred and will make decisions that are always in the best interest of the welfare of the horse. This could include but is not limited to surgery and rehabilitation costs, veterinary inspections and diagnostics, spelling (breaks from racing and training that limit the ability to earn revenue), and early retirement of a horse if it is deemed in the best interest of the horse.

Maximization of Entertainment Value

The Manager is responsible and equipped to manage the series in a manner to maximize investor returns by buying, managing and selling the Underlying Asset in an optimal manner. However, as has been shown by our Investors’ interests over the past few years, the Manager is committed to maximizing the entertainment and experiential value of the Investors as well. Many Investors cite their primary reason for investing as the ability to own a racehorse and experience the journey of racehorse ownership. The Manager needs to make decisions that balance the welfare, the profit of the underlying asset and the entertainment expectations of the Series Investors.

An affiliate of Spendthrift Farm LLC is a Majority Stockholder in the Manager and Spendthrift is frequently a Horse Seller and Co-Owner in our Underlying Assets. Our interests in these transactions may be different from the interests of affiliates in these transactions.

On March 17, 2020, an affiliate of Spendthrift Farm, LLC, a Kentucky limited liability company (“Spendthrift”), became a majority stockholder in Experiential Squared, Inc., the Manager of the Company. In or about February 2023, Spendthrift sold its ownership interest in the Manager to the existing stockholders of the Manager. Spendthrift is also a Horse Seller and Co-Owner with the Company in several of the Underlying Assets of existing Series and will continue to hold those positions in future Series. As such, the Company recognizes that there may be a heightened risk of conflicts of interest representing our interests in these transactions on the one hand and the interests of the Manager and its affiliates in preserving or furthering their respective relationships on the other hand and/or proper valuation of certain transactions (or the perception thereof). The Manager and the Company, in determining whether to approve or authorize a particular transaction with Spendthrift, will consider whether the transaction between the Company and Spendthrift is fair and reasonable to the Company and has terms and conditions no less favorable to us than those available from unaffiliated third parties.

24

Lack of Independent Legal Representation

The Members have not been separately represented by independent legal counsel in connection with the Company’s organization or in their dealings with the Manager. The Investors must rely on the good faith and integrity of the Manager to act in accordance with the terms and conditions of this Offering. The terms of the management of the business and the Operating Agreement have all been prepared by the Company. Therefore, the terms of these agreements have not been negotiated in an arms' length transaction, and there is no assurance that the Company could not have obtained more favorable terms from a third party for any of these agreements. PROSPECTIVE INVESTORS MUST RELY ON THEIR OWN LEGAL COUNSEL FOR LEGAL ADVICE IN CONNECTION WITH THIS INVESTMENT.

We do not have a conflicts of interest policy.

The Company, the Manager and their affiliates will try to balance the Company’s interests with their own. However, to the extent that such parties take actions that are more favorable to other entities than the Company, these actions could have a negative impact on the Company’s financial performance and, consequently, on distributions to Investors and the value of the Interests. The Company has not adopted, and does not intend to adopt in the future, either a conflicts of interest policy or a conflicts resolution policy.

DILUTION

Dilution means a reduction in value, control or earnings of the Interests the Investor owns. There will be no dilution to any Investors associated with any Offering. However, from time to time, additional Series Interests may be issued in order to raise capital to cover the applicable Series’ ongoing operating expenses. See “Description of the Business – Operating Expenses” for further details.

25

USE OF PROCEEDS – SERIES ADAAY IN ASIA

We estimate that the gross proceeds of the Series Adaay in Asia Offering will be $418,200.00 and assumes the full amount of the Series Adaay in Asia Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Asset Cost (1)	$214,200.00	51.22%
Brokerage Fee (2)	$4,182.00	1.00%
Management & Due Diligence Fee	$62,730.00	15.00%
Organizational and Experiential Fee	$31,365.00	7.50%
Operating Expense Reserve (3) (4)	$105,723.00	25.28%
Total Fees and Expenses	$204,000.00	48.78%
Total Proceeds	$418,200.00	100.00%

(1)	Asset Cost includes any applicable sales tax and bloodstock fees.
(2)	Calculation of Brokerage Fee excludes proceeds from the sale of Interests to the Manager, its affiliates, or the Horse Seller, if any.
(3)	To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for Series Adaay in Asia will last through April 2025.
(4)	Operating Expense Reserve may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, twenty-four months of initial training expenses, vet checks, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.

The Company acquired the 51% interest in Adaay In Asia for a total cost of $204,000.00. In addition to the acquisition of the asset the company also incurred a bloodstock fee of $10,200.00, exclusive of agent fees and expenses as part of the auction (the “Asset Cost”).

The allocation of the net proceeds of the Series Adaay in Asia Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Interests are sold in connection with the Series Adaay in Asia Offering, the Manager may pay, and not seek reimbursement for Offering Expenses and Upkeep Fees.

In the event that less than the Asset Cost of a series, including Series Adaay in Asia, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

The purchase price of Series Adaay in Asia includes reserves for Operating Expenses through April 2025. The Company anticipates that Adaay in Asia will begin generating revenue in or about June 2023, which should allow Series Adaay in Asia to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should the horse need more time than anticipated in training or fails to generate sufficient revenues as expected, Series Adaay in Asia has reserves in place to cover such contingencies through April 2025.

Should Adaay in Asia need more time than anticipated in training or fails to generate sufficient revenues as expected, the Manager may loan the Series money from time-to-time to cover operating expenses or sell additional interests as described above. The Company may update racing start dates and reserve contingency timelines based on the circumstances of each race horse and, as such, actual timelines are subject to change.

26

USE OF PROCEEDS – SERIES BULLISH SENTIMENT 21

We estimate that the gross proceeds of the Series Bullish Sentiment 21 Offering will be $282,000.00 and assumes the full amount of the Series Bullish Sentiment 21 Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Asset Cost (1)	$107,100.00	37.98%
Brokerage Fee (2)	$2,820.00	1.00%
Management & Due Diligence Fee	$42,300.00	15.00%
Organizational and Experiential Fee	$21,150.00	7.50%
Operating Expense Reserve (3) (4)	$108,630.00	38.52%
Total Fees and Expenses	$174,900.00	62.02%
Total Proceeds	$282,000.00	100.00%

(1)	Asset Cost includes any applicable sales tax and bloodstock fees.
(2)	Calculation of Brokerage Fee excludes proceeds from the sale of Interests to the Manager, its affiliates, or the Horse Seller, if any.
(3)	To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for Series Bullish Sentiment 21 will last through April 2025.
(4)	Operating Expense Reserve may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, twenty-four months of initial training expenses, vet checks, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.

The Company acquired the 60% interest in Bullish Sentiment 21 for a total cost of $102,000.00, and the remaining 40% interest in Bullish Sentiment 21 was acquired by MyRacehorse CA LLC Series Edge Racing Classic Colt Package, a wholly owned series of the Company established in accordance with the Operating Agreement. Accordingly, the Company and Edge collectively control 100% interest in Bullish Sentiment 21. In addition to the acquisition of the asset the company also incurred a bloodstock fee of $5,100, exclusive of agent fees and expenses as part of the auction (the “Asset Cost”).

The allocation of the net proceeds of the Series Bullish Sentiment 21 Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Series Interests are sold in connection with the Series Bullish Sentiment 21 Offering, the Manager may pay, and not seek reimbursement for Offering Expenses and Upkeep Fees.

In the event that less than the Asset Cost of a series, including Series Bullish Sentiment 21, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

The purchase price of Series Bullish Sentiment 21 includes reserves for Operating Expenses through April 2025. The Company anticipates that Bullish Sentiment 21 may begin racing and, thus, generating revenue in or about August 2023, which should allow Series Bullish Sentiment 21 to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should Bullish Sentiment 21 need more time than anticipated in training or fails to generate sufficient revenues as expected, Series Bullish Sentiment 21 has reserves in place to cover such contingencies through April 2025.

Should Bullish Sentiment 21 need more time than anticipated in training or fails to generate sufficient revenues as expected, the Manager may loan the Series money from time-to-time to cover operating expenses or sell additional interests as described above. The Company may update racing start dates and reserve contingency timelines based on the circumstances of each race horse and, as such, actual timelines are subject to change.

27

USE OF PROCEEDS – SERIES SWEET AS SIN

We estimate that the gross proceeds of the Series Sweet as Sin Offering will be $116,600.00 and assumes the full amount of the Series Sweet as Sin Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Asset Cost (1)	$50,061.00	42.93%
Brokerage Fee (2)	$1,166.00	1.00%
Management & Due Diligence Fee	$17,490.00	15.00%
Organizational and Experiential Fee	$8,745.00	7.50%
Operating Expense Reserve (3) (4)	$39,138.00	33.57%
Total Fees and Expenses	$66,539.00	57.07%
Total Proceeds	$116,600.00	100.00%

(1)	Asset Cost includes any applicable sales tax and bloodstock fees.
(2)	Calculation of Brokerage Fee excludes proceeds from the sale of Interests to the Manager, its affiliates, or the Horse Seller, if any.
(3)	To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for Series Sweet as Sin will last through April 2025.
(4)	Operating Expense Reserve may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, twenty-four months of initial training expenses, vet checks, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.

The Company acquired the 11% interest in Sweet as Sin for a total cost of $47,806.00 and a 40% interest in Sweet as Sin was acquired by MyRacehorse CA LLC Series Edge Racing Classic Colt Package (“Edge”), a wholly owned series of the Company established in accordance with the Operating Agreement. Accordingly, the Company and Edge collectively control an aggregate of 51% interest in Sweet as Sin. In addition to the acquisition of the asset the company also incurred a bloodstock fee of $2,255.00 and a use tax of $2,706.00, exclusive of agent fees and expenses as part of the auction (the “Asset Cost”).

The allocation of the net proceeds of the Series Sweet as Sin Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Series Interests are sold in connection with the Series Sweet as Sin Offering, the Manager may pay, and not seek reimbursement for Offering Expenses and Upkeep Fees.

In the event that less than the Asset Cost of a series, including Series Sweet as Sin, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

The purchase price of Series Sweet as Sin includes reserves for Operating Expenses through April 2025. The Company anticipates that Sweet as Sin may begin racing and, thus, generating revenue in or about August 2023, which should allow Series Sweet as Sin to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should Sweet as Sin need more time than anticipated in training or fails to generate sufficient revenues as expected, Series Sweet as Sin has reserves in place to cover such contingencies through April 2025.

Should Sweet as Sin need more time than anticipated in training or fails to generate sufficient revenues as expected, the Manager may loan the Series money from time-to-time to cover operating expenses or sell additional interests as described above. The Company may update racing start dates and reserve contingency timelines based on the circumstances of each race horse and, as such, actual timelines are subject to change.

28

USE OF PROCEEDS – SERIES KNARSDALE 21

We estimate that the gross proceeds of the Series Knarsdale 21 Offering will be $571,200.00 and assumes the full amount of the Series Knarsdale 21 Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Asset Cost (1)	$323,276.25	56.60%
Brokerage Fee (2)	$5,712.00	1.00%
Management & Due Diligence Fee	$85,680.00	15.00%
Organizational and Experiential Fee	$42,840.00	7.50%
Operating Expense Reserve (3) (4)	$113,691.75	19.90%
Total Fees and Expenses	$247,923.75	43.40%
Total Proceeds	$571,200.00	100.00%

(1)	Asset Cost includes any applicable sales tax and bloodstock fees.
(2)	Calculation of Brokerage Fee excludes proceeds from the sale of Interests to the Manager, its affiliates, or the Horse Seller, if any.
(3)	To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for Series Knarsdale 21 will last through April 2025.
(4)	Operating Expense Reserve may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, twenty-four months of initial training expenses, vet checks, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.

The Company acquired the 51% interest in Seismic Beauty for a total cost of $309,251.25. In addition to the acquisition of the asset the company also incurred a bloodstock fee of $14,025.00 and a use tax of $28,751.25, exclusive of agent fees and expenses as part of the auction (the “Asset Cost”).

The allocation of the net proceeds of the Series Knarsdale 21 Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Series Knarsdale 21 Interests are sold in connection with the Series Knarsdale 21 Offering, the Manager may pay, and not seek reimbursement for Offering Expenses and Upkeep Fees.

In the event that less than the Asset Cost of a series, including Series Knarsdale 21, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

The purchase price of Series Knarsdale 21 includes reserves for Operating Expenses through April 2025. The Company anticipates that Seismic Beauty may begin racing and, thus, generating revenue in or about July 2023, which should allow Series Knarsdale 21 to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should Seismic Beauty need more time than anticipated in training or fails to generate sufficient revenues as expected, Series Knarsdale 21 has reserves in place to cover such contingencies through April 2025.

Should Seismic Beauty need more time than anticipated in training or fails to generate sufficient revenues as expected, the Manager may loan the Series money from time-to-time to cover operating expenses or sell additional interests as described above. The Company may update racing start dates and reserve contingency timelines based on the circumstances of each race horse and, as such, actual timelines are subject to change.

29

USE OF PROCEEDS – SERIES ALLIFORD BAY 21

We estimate that the gross proceeds of the Series Alliford Bay 21 Offering will be $348,750.00 and assumes the full amount of the Series Alliford Bay 21 Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Asset Cost (1)	$138,300.00	39.66%
Brokerage Fee (2)	$3,487.50	1.00%
Management & Due Diligence Fee	$52,312.50	15.00%
Organizational and Experiential Fee	$26,156.25	7.50%
Operating Expense Reserve (3) (4)	$128,493.75	36.84%
Total Fees and Expenses	$210,450.00	60.34%
Total Proceeds	$348,750.00	100.00%

(1)	Asset Cost includes any applicable sales tax and bloodstock fees.
(2)	Calculation of Brokerage Fee excludes proceeds from the sale of Interests to the Manager, its affiliates, or the Horse Seller, if any.
(3)	To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for Series Alliford Bay 21 will last through April 2025.
(4)	Operating Expense Reserve may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, twenty-four months of initial training expenses, vet checks, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.

The Company acquired a 75% interest in Alliford Bay 21 for a total cost of $120,000.00. In addition to the acquisition of the asset the company also incurred a bloodstock fee of $6,000, and use tax of $12,300.00 exclusive of agent fees and expenses as part of the auction (the “Asset Cost”).

The allocation of the net proceeds of the Series Alliford Bay 21 Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Series Interests are sold in connection with the Series Alliford Bay 21 Offering, the Manager may pay, and not seek reimbursement for Offering Expenses and Upkeep Fees.

In the event that less than the Asset Cost of a series, including Series Alliford Bay 21, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

The purchase price of Series Alliford Bay 21 includes reserves for Operating Expenses through April 2025. The Company anticipates that Alliford Bay 21 may begin racing and, thus, generating revenue in or about August 2023, which should allow Series Alliford Bay 21 to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should Alliford Bay 21 need more time than anticipated in training or fails to generate sufficient revenues as expected, Series Alliford Bay 21 has reserves in place to cover such contingencies through April 2025.

Should Alliford Bay 21 need more time than anticipated in training or fails to generate sufficient revenues as expected, the Manager may loan the Series money from time-to-time to cover operating expenses or sell additional interests as described above. The Company may update racing start dates and reserve contingency timelines based on the circumstances of each race horse and, as such, actual timelines are subject to change.

30

USE OF PROCEEDS – SERIES BLUES CORNER 21

We estimate that the gross proceeds of the Series Blues Corner 21 Offering will be $522,000.00 and assumes the full amount of the Series Blues Corner 21 Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Asset Cost (1)	$276,600.00	52.99%
Brokerage Fee (2)	$5.220.00	1.00%
Management & Due Diligence Fee	$78,300.00	15.00%
Organizational and Experiential Fee	$39,150.00	7.50%
Operating Expense Reserve (3) (4)	$122,730.00	23.51%
Total Fees and Expenses	$245.400.00	47.01%
Total Proceeds	$522,000.00	100.00%

(1)	Asset Cost includes any applicable sales tax and bloodstock fees.
(2)	Calculation of Brokerage Fee excludes proceeds from the sale of Interests to the Manager, its affiliates, or the Horse Seller, if any.
(3)	To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for Series Blues Corner 21 will last through April 2025.
(4)	Operating Expense Reserve may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, twenty-four months of initial training expenses, vet checks, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.

The Company acquired the 60% interest in Blues Corner 21 for a total cost of $240,000.00, and the remaining 40% interest in Blues Corner 21 was acquired by MyRacehorse CA LLC Series Edge Racing Classic Colt Package, a wholly owned series of the Company established in accordance with the Operating Agreement. Accordingly, the Company and Edge collectively control 100% interest in Blues Corner 21. In addition to the acquisition of the asset the company also incurred a bloodstock fee of $12,000, and use tax of $24,600.00 exclusive of agent fees and expenses as part of the auction (the “Asset Cost”).

The allocation of the net proceeds of the Series Blues Corner 21 Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Series Interests are sold in connection with the Series Blues Corner 21 Offering, the Manager may pay, and not seek reimbursement for Offering Expenses and Upkeep Fees.

In the event that less than the Asset Cost of a series, including Series Blues Corner 21, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

The purchase price of Series Blues Corner 21 includes reserves for Operating Expenses through April 2025. The Company anticipates that Blues Corner 21 may begin racing and, thus, generating revenue in or about August 2023, which should allow Series Blues Corner 21 to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should Blues Corner 21 need more time than anticipated in training or fails to generate sufficient revenues as expected, Series Blues Corner 21 has reserves in place to cover such contingencies through April 2025.

Should Blues Corner 21 need more time than anticipated in training or fails to generate sufficient revenues as expected, the Manager may loan the Series money from time-to-time to cover operating expenses or sell additional interests as described above. The Company may update racing start dates and reserve contingency timelines based on the circumstances of each race horse and, as such, actual timelines are subject to change.

31

USE OF PROCEEDS – SERIES LOVESICK 21

We estimate that the gross proceeds of the Series Lovesick 21 Offering will be $520,000.00 and assumes the full amount of the Series Lovesick 21 Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Asset Cost (1)	$262,500.00	50.48%
Brokerage Fee (2)	$5,200.00	1.00%
Management & Due Diligence Fee	$78,000.00	15.00%
Organizational and Experiential Fee	$39,000.00	7.50%
Operating Expense Reserve (3) (4)	$135,300.00	26.02%
Total Fees and Expenses	$257,500.00	49.50%
Total Proceeds	$520,000.00	100.00%

(1)	Asset Cost includes any applicable sales tax and bloodstock fees.
(2)	Calculation of Brokerage Fee excludes proceeds from the sale of Interests to the Manager, its affiliates, or the Horse Seller, if any.
(3)	To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for Series Lovesick 21 will last through April 2025.
(4)	Operating Expense Reserve may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, twenty-four months of initial training expenses, vet checks, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.

The Company acquired the 66.67% interest in Lovesick 21 for a total cost of $250,000.00. In addition to the acquisition of the asset the company also incurred a bloodstock fee of $14,062.50, exclusive of agent fees and expenses as part of the auction (the “Asset Cost”).

The allocation of the net proceeds of the Series Lovesick 21 Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Series Interests are sold in connection with the Series Lovesick 21 Offering, the Manager may pay, and not seek reimbursement for Offering Expenses and Upkeep Fees.

In the event that less than the Asset Cost of a series, including Series Lovesick 21, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

The purchase price of Series Lovesick 21 includes reserves for Operating Expenses through April 2025. The Company anticipates that Lovesick 21 may begin racing and, thus, generating revenue in or about August 2023, which should allow Series Lovesick 21 to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should Lovesick 21 need more time than anticipated in training or fails to generate sufficient revenues as expected, Series Lovesick 21 has reserves in place to cover such contingencies through April 2025.

Should Lovesick 21 need more time than anticipated in training or fails to generate sufficient revenues as expected, the Manager may loan the Series money from time-to-time to cover operating expenses or sell additional interests as described above. The Company may update racing start dates and reserve contingency timelines based on the circumstances of each race horse and, as such, actual timelines are subject to change.

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USE OF PROCEEDS – SERIES TAMBOZ 21

We estimate that the gross proceeds of the Series Tamboz 21 Offering will be $669,500.00 and assumes the full amount of the Series Tamboz 21 Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Asset Cost (1)	$378,787.50	56.58%
Brokerage Fee (2)	$6,695.00	1.00%
Management & Due Diligence Fee	$100,425.00	15.00%
Organizational and Experiential Fee	$50,212.50	7.50%
Operating Expense Reserve (3) (4)	$133,380.00	19.92%
Total Fees and Expenses	$290,712.00	43.42%
Total Proceeds	$669,500.00	100.00%

(1)	Asset Cost includes any applicable sales tax and bloodstock fees.
(2)	Calculation of Brokerage Fee excludes proceeds from the sale of Interests to the Manager, its affiliates, or the Horse Seller, if any.
(3)	To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for Series Tamboz 21 will last through April 2025.
(4)	Operating Expense Reserve may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, twenty-four months of initial training expenses, vet checks, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.

The Company acquired a 65% interest in Tamboz 21 for a total cost of $341,250.00. In addition to the acquisition of the asset the company also incurred a bloodstock fee of $17,062.50 and use tax of $20,475.00, exclusive of agent fees and expenses as part of the auction (the “Asset Cost”).

The allocation of the net proceeds of the Series Tamboz 21 Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Series Interests are sold in connection with the Series Tamboz 21 Offering, the Manager may pay, and not seek reimbursement for Offering Expenses and Upkeep Fees.

In the event that less than the Asset Cost of a series, including Series Tamboz 21, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

The purchase price of Series Tamboz 21 includes reserves for Operating Expenses through April 2025. The Company anticipates that Tamboz 21 may begin racing and, thus, generating revenue in or about August 2023, which should allow Series Tamboz 21 to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should Tamboz 21 need more time than anticipated in training or fails to generate sufficient revenues as expected, Series Tamboz 21 has reserves in place to cover such contingencies through April 2025.

Should Tamboz 21 need more time than anticipated in training or fails to generate sufficient revenues as expected, the Manager may loan the Series money from time-to-time to cover operating expenses or sell additional interests as described above. The Company may update racing start dates and reserve contingency timelines based on the circumstances of each race horse and, as such, actual timelines are subject to change.

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USE OF PROCEEDS – SERIES ROYAL DUET

We estimate that the gross proceeds of the Series Royal Duet Offering will be $1,030,200.00 and assumes the full amount of the Series Royal Duet Offering is sold, and will be used as follows:

	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Asset Cost (1)	$580,252.50	56.32%
Brokerage Fee (2)	$10,302.00	1.00%
Management & Due Diligence Fee	$154,530.00	15.00%
Organizational and Experiential Fee	$77,265.00	7.50%
Operating Expense Reserve (3) (4)	$207,825.00	20.18%
Total Fees and Expenses	$449,947.50	43.68%
Total Proceeds	$1,030,200.00	100.00%

(1)	Asset Cost includes any applicable sales tax and bloodstock fees.
(2)	Calculation of Brokerage Fee excludes proceeds from the sale of Interests to the Manager, its affiliates, or the Horse Seller, if any.
(3)	To the extent that Operating Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash. The Company estimates the Cash Reserves for Operating Expenses for Series Royal Duet will last through September 2024.
(4)	Operating Expense Reserve may also include Prepaid Expenses which are costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Asset, twenty-four months of initial training expenses, vet checks, etc. related to the pre-offering operation of the Underlying Asset. To the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after acquisition of the Underlying Asset.

The Company acquired the 51% interest in San Saria 21 for a total cost of $471,750.00. The Company initially acquired 50% of San Saria 21 for $462,500 from the Horse Seller at auction. Subsequently the Company purchased an additional 1% interest in San Saria 21 from Co-Owner Gainesway Racing LLC for $9,250 for a total cost of $471,750.00. In addition to the acquisition of the asset the company also incurred a bloodstock fee of $23,587.50.00 and a use tax of $28,305.00, exclusive of agent fees and expenses as part of the auction (the “Asset Cost”).

The Company acquired the 51% interest in La Cuvee 21 from the Horse Seller for a total cost of $51,000.00. In addition to the acquisition of the asset the company also incurred a bloodstock fee of $2,550.00 and a use tax of $3,060.00, exclusive of agent fees and expenses as part of the auction (the “Asset Cost”).

The allocation of the net proceeds of the Series Royal Duet Offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth above. In the event that less than the Maximum Series Royal Duet Interests are sold in connection with the Series Royal Duet Offering, the Manager may pay, and not seek reimbursement for Offering Expenses and Upkeep Fees.

In the event that less than the Asset Cost of a series, including Series Royal Duet, is raised, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the series on the same terms and conditions as the Investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

The purchase price of Series Royal Duet includes reserves for Operating Expenses through September 2024. The Company anticipates that San Saria 21 and La Cuvee 21 may begin racing and, thus, generating revenue in or about April 2023, which should allow Series Royal Duet to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should San Saria 21 and La Cuvee 21 need more time than anticipated in training or fails to generate sufficient revenues as expected, Series Royal Duet has reserves in place to cover such contingencies through September 2024.

Should San Saria 21 or La Cuvee 21 need more time than anticipated in training or fails to generate sufficient revenues as expected, the Manager may loan the Series money from time-to-time to cover operating expenses or sell additional interests as described above. The Company may update racing start dates and reserve contingency timelines based on the circumstances of each race horse and, as such, actual timelines are subject to change.

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DESCRIPTION OF ADAAY IN ASIA

Summary Overview

•	Adaay in Asia is a 2019 Filly of Adaay (Sire) and Asia Minor (Dam).
•	Adaay in Asia was foaled on March 15, 2019.
•	Adaay in Asia has a limited track record under which to assess its performance.
•	Current horse value set at $400,000 with the Company acquiring a 51% stake in Adaay in Asia acquired via loan from the Manager.

Co-Ownership Description

As set forth in the Equine Co-Ownership Agreement for Adaay in Asia, the Company will hold a 51% stake in Adaay in Asia. The Manager will serve as the syndicate/co-ownership manager and will have the right to assign the racing manager, training schedule, and other day-to-day rights. The co-owners (which, for the avoidance of doubt, are not the series members) will have voting rights as it relates to Adaay in Asia related to selling the horse, breeding the horse, gelding the horse, marketing and sponsorships and racing in claiming races.

Management Performance Bonus

For Adaay in Asia the Company and the Manager have entered into an amendment to modify the fee structure that is payable to the Manager. Accordingly, the Manager shall receive a Management Performance Bonus, which amounts to 10% of all Gross Proceeds from stakes races only. Separately, in connection with a final sale of Adaay in Asia and in addition to the Management Performance Bonus that the Manager receives, upon the sale of Adaay in Asia the Manager shall receive 5% of the Final Sale Gross Proceeds if Adaay in Asia has depreciated, and 20% of the Final Sale Gross Proceeds if Adaay in Asia has appreciated.

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DESCRIPTION OF BULLISH SENTIMENT 21

Summary Overview

•	Bullish Sentiment 21 is a 2021 Colt of Blame (Sire) and Bullish Sentiment (Dam).
•	Bullish Sentiment 21 was foaled on March 27, 2021.
•	Bullish Sentiment 21 has a limited track record under which to assess its performance.
•	Current horse value set at $170,000 with the Company acquiring a 60% stake in Bullish Sentiment 21 acquired via loan from the Manager; and the remaining 40% interest in Bullish Sentiment 21 was acquired by MyRacehorse CA LLC Series Edge Racing Classic Colt Package, a wholly owned series of the Company established in accordance with the Operating Agreement. Accordingly, the Company and Edge collectively control 100% interest in Bullish Sentiment 21.

Management Performance Bonus

For Bullish Sentiment 21 the Company and the Manager have entered into an amendment to modify the fee structure that is payable to the Manager. Accordingly, the Manager shall receive a Management Performance Bonus, which amounts to 10% of all Gross Proceeds from stakes races only. Separately, in connection with a final sale of Bullish Sentiment 21 and in addition to the Management Performance Bonus that the Manager receives, upon the sale of Bullish Sentiment 21 the Manager shall receive 5% of the Final Sale Gross Proceeds if Bullish Sentiment 21 has depreciated, and 20% of the Final Sale Gross Proceeds if Bullish Sentiment 21 has appreciated.

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DESCRIPTION OF SWEET AS SIN

Summary Overview

•	Sweet as Sin is a 2021 Colt of Candy Ride (Sire) and Giant Mover (Dam).
•	Sweet as Sin was foaled on April 19, 2021.
•	Sweet as Sin has a limited track record under which to assess its performance.
•	Current horse value set at $410,000 with the Company acquiring a 11% stake in Sweet as Sin acquired via loan from the Manager, and MyRacehorse CA LLC Series Edge Racing Classic Colt Package (“Edge”), a wholly owned series of the Company established in accordance with the Operating Agreement, acquired 40% stake in Sweet as Sin. Accordingly, the Company and Edge collectively control an aggregate of 51% interest in Sweet as Sin.

Co-Ownership Description

As set forth in the Equine Co-Ownership Agreement for Sweet as Sin, the Company will hold an 11% stake in Sweet as Sin, and Edge will hold a 40% stake in Sweet as Sin, with an aggregate of an 51% of Sweet as Sin being collectively controlled by the Company and Edge. The Manager will serve as the syndicate/co-ownership manager and will have the right to assign the racing manager, training schedule, and other day-to-day rights. The co-owners (which, for the avoidance of doubt, are not the series members) will have voting rights as it relates to Sweet as Sin related to selling the horse, breeding the horse, gelding the horse, marketing and sponsorships and racing in claiming races.

Management Performance Bonus

For Sweet as Sin the Company and the Manager have entered into an amendment to modify the fee structure that is payable to the Manager. Accordingly, the Manager shall receive a Management Performance Bonus, which amounts to 10% of all Gross Proceeds from stakes races only. Separately, in connection with a final sale of Sweet as Sin and in addition to the Management Performance Bonus that the Manager receives, upon the sale of Sweet as Sin the Manager shall receive 5% of the Final Sale Gross Proceeds if Sweet as Sin has depreciated, and 20% of the Final Sale Gross Proceeds if Sweet as Sin has appreciated.

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DESCRIPTION OF SEISMIC BEAUTY (F.K.A KNARSDALE 21)

Summary Overview

•	Seismic Beauty is a 2021 Filly of Uncle Mo (Sire) and Knarsdale (Dam).
•	Seismic Beauty was foaled on February 12, 2021.
•	Seismic Beauty has a limited track record under which to assess its performance.
•	Current horse value set at $550,000 with the Company acquiring a 51% stake in Seismic Beauty acquired via loan from the Manager.

Co-Ownership Description

As set forth in the Equine Co-Ownership Agreement for Seismic Beauty, the Company will hold a 51% stake in Seismic Beauty. The Manager will serve as the syndicate/co-ownership manager and will have the right to assign the racing manager, training schedule, and other day-to-day rights. The co-owners (which, for the avoidance of doubt, are not the series members) will have voting rights as it relates to Seismic Beauty related to selling the horse, breeding the horse, gelding the horse, marketing and sponsorships and racing in claiming races.

Management Performance Bonus

For Seismic Beauty the Company and the Manager have entered into an amendment to modify the fee structure that is payable to the Manager. Accordingly, the Manager shall receive a Management Performance Bonus, which amounts to 10% of all Gross Proceeds from stakes races only. Separately, in connection with a final sale of Seismic Beauty and in addition to the Management Performance Bonus that the Manager receives, upon the sale of Seismic Beauty the Manager shall receive 5% of the Final Sale Gross Proceeds if Seismic Beauty has depreciated, and 20% of the Final Sale Gross Proceeds if Seismic Beauty has appreciated.

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DESCRIPTION OF ALLIFORD BAY 21

Summary Overview

•	Alliford Bay 21 is a 2021 Filly of Candy Ride (Sire) and Alliford Bay (Dam).
•	Alliford Bay 21 was foaled on February 21, 2021.
•	Alliford Bay 21 has a limited track record under which to assess its performance.
•	Current horse value set at $160,000 with the Company acquiring a 75% stake in Alliford Bay 21 acquired via loan from the Manager.

Co-Ownership Description

As set forth in the Equine Co-Ownership Agreement for Alliford Bay 21, the Company will hold an 75% stake in Alliford Bay 21. The Manager will serve as the syndicate/co-ownership manager and will have the right to assign the racing manager, training schedule, and other day-to-day rights. The co-owners (which, for the avoidance of doubt, are not the series members) will have voting rights as it relates to Alliford Bay 21 related to selling the horse, breeding the horse, gelding the horse, marketing and sponsorships and racing in claiming races.

Management Performance Bonus

For Alliford Bay 21 the Company and the Manager have entered into an amendment to modify the fee structure that is payable to the Manager. Accordingly, the Manager shall receive a Management Performance Bonus, which amounts to 10% of all Gross Proceeds from stakes races only. Separately, in connection with a final sale of Alliford Bay 21 and in addition to the Management Performance Bonus that the Manager receives, upon the sale of Alliford Bay 21 the Manager shall receive 5% of the Final Sale Gross Proceeds if Alliford Bay 21 has depreciated, and 20% of the Final Sale Gross Proceeds if Alliford Bay 21 has appreciated.

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DESCRIPTION OF BLUES CORNER 21

Summary Overview

•	Blues Corner 21 is a 2021 Colt of Violence (Sire) and Blues Corner (Dam).
•	Blues Corner 21 was foaled on March 29, 2021.
•	Blues Corner 21 has a limited track record under which to assess its performance.
•	Current horse value set at $400,000 with the Company acquiring a 60% stake in Blues Corner 21 acquired via loan from the Manager, and MyRacehorse CA LLC Series Edge Racing Classic Colt Package (“Edge”), a wholly owned series of the Company established in accordance with the Operating Agreement, acquired 40% stake in Blues Corner 21. Accordingly, the Company and Edge collectively control an aggregate of 100% interest in Blues Corner 21.

Management Performance Bonus

For Blues Corner 21 the Company and the Manager have entered into an amendment to modify the fee structure that is payable to the Manager. Accordingly, the Manager shall receive a Management Performance Bonus, which amounts to 10% of all Gross Proceeds from stakes races only. Separately, in connection with a final sale of Blues Corner 21 and in addition to the Management Performance Bonus that the Manager receives, upon the sale of Blues Corner 21 the Manager shall receive 5% of the Final Sale Gross Proceeds if Blues Corner 21 has depreciated, and 20% of the Final Sale Gross Proceeds if Blues Corner 21 has appreciated.

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DESCRIPTION OF LOVESICK 21

Summary Overview

•	Lovesick 21 is a 2021 Filly of Liam’s Map (Sire) and Lovesick (Dam).
•	Lovesick 21 was foaled on March 7, 2021.
•	Lovesick 21 has a limited track record under which to assess its performance.
•	Current horse value set at $375,000 with the Company acquiring a 66.67% stake in Lovesick 21 acquired via loan from the Manager.

Co-Ownership Description

As set forth in the Equine Co-Ownership Agreement for Lovesick 21, the Company will hold a 66.67% stake in Lovesick 21. The Manager will serve as the syndicate/co-ownership manager and will have the right to assign the racing manager, training schedule, and other day-to-day rights. The co-owners (which, for the avoidance of doubt, are not the series members) will have voting rights as it relates to Lovesick 21 related to selling the horse, breeding the horse, gelding the horse, marketing and sponsorships and racing in claiming races.

Management Performance Bonus

For Lovesick 21 the Company and the Manager have entered into an amendment to modify the fee structure that is payable to the Manager. Accordingly, the Manager shall receive a Management Performance Bonus, which amounts to 10% of all Gross Proceeds from stakes races only. Separately, in connection with a final sale of Lovesick 21 and in addition to the Management Performance Bonus that the Manager receives, upon the sale of Lovesick 21 the Manager shall receive 5% of the Final Sale Gross Proceeds if Lovesick 21 has depreciated, and 20% of the Final Sale Gross Proceeds if Lovesick 21 has appreciated.

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DESCRIPTION OF TAMBOZ 21

Summary Overview

•	Tamboz 21 is a 2021 Filly of Gun Runner (Sire) and Tamboz (Dam).
•	Tamboz 21 was foaled on April 27, 2021.
•	Tamboz 21 has a limited track record under which to assess its performance.
•	Current horse value set at $525,000 with the Company acquiring a 65% stake in Tamboz 21 acquired via loan from the Manager.

Co-Ownership Description

As set forth in the Equine Co-Ownership Agreement for Tamboz 21, the Company will hold a 65% stake in Tamboz 21. The Manager will serve as the syndicate/co-ownership manager and will have the right to assign the racing manager, training schedule, and other day-to-day rights. The co-owners (which, for the avoidance of doubt, are not the series members) will have voting rights as it relates to Tamboz 21 related to selling the horse, breeding the horse, gelding the horse, marketing and sponsorships and racing in claiming races.

Management Performance Bonus

For Tamboz 21 the Company and the Manager have entered into an amendment to modify the fee structure that is payable to the Manager. Accordingly, the Manager shall receive a Management Performance Bonus, which amounts to 10% of all Gross Proceeds from stakes races only. Separately, in connection with a final sale of Tamboz 21 and in addition to the Management Performance Bonus that the Manager receives, upon the sale of Tamboz 21 the Manager shall receive 5% of the Final Sale Gross Proceeds if Tamboz 21 has depreciated, and 20% of the Final Sale Gross Proceeds if Tamboz 21 has appreciated.

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DESCRIPTION OF SAN SARIA 21 AND LA CUVEE 21 (SERIES ROYAL DUET)

Summary Overview

San Saria 21

•	San Saria 21 is a 2021 Filly of Justify (Sire) and San Saria (Dam).
•	San Saria 21 was foaled on February 20, 2021.
•	San Saria 21 has a limited track record under which to assess its performance.
•	Current horse value set at $925,000 with the Company acquiring a 51% stake in San Saria 21 acquired via loan from the Manager.

La Cuvee 21

•	a Cuvee 21 is a 2021 Colt of Cotai Glory (Sire) and La Cuvee (Dam).
•	La Cuvee 21 was foaled on February 27, 2021.
•	La Cuvee 21 has a limited track record under which to assess its performance.
•	Current horse value set at $51,000 with the Company acquiring a 51% stake in La Cuvee 21 acquired via loan from the Manager.

The combined asset value of Series Royal Duet is set at $1,025,000 with the Company acquiring a 51% stake in San Saria 21 and 51% stake in La Cuvee 21 by a loan from the Manager.

Co-Ownership Description

As set forth in the Equine Co-Ownership Agreement for San Saria 21, the Company will hold a 51% stake in San Saria 21. The Manager on behalf of the Company will have the right to terminate/assign the racing manager, schedule training, and control other day-to-day duties. The co-owners (which, for the avoidance of doubt, are not the series members) will have voting rights as it relates to San Saria 21 related to selling the horse, breeding the horse, gelding the horse, marketing and sponsorships and racing in claiming races.

As set forth in the Form of Equine Co-Ownership Agreement for La Cuvee 21 filed herewith, which will be executed prior to the Company submitting a request that this Post Qualification Amendment No. 9 be qualified, the Company holds a 51% stake in La Cuvee 21. The Manager on behalf of the Company will have the right to terminate/assign the racing manager, schedule training, and control other day-to-day duties. The co-owners (which, for the avoidance of doubt, are not the series members) will have voting rights as it relates to La Cuvee 21 related to selling the horse, breeding the horse, gelding the horse, marketing and sponsorships and racing in claiming races.

Management Performance Bonus

Pursuant to the Series Agreement for Series Royal Duet, the Manager shall receive a Management Performance Bonus, which amounts to 10% of all Gross Proceeds from stakes races only. Separately, in connection with a final sale of San Saria 21 and La Cuvee 21 in addition to the Management Performance Bonus that the Manager receives, upon the sale of San Saria 21 and La Cuvee 21 the Manager shall receive 5% of the Final Combined Sale Gross Proceeds of San Saria 21 and La Cuvee 21 has depreciated, and 20% of the Final Combined Sale Gross Proceeds if San Saria 21 and La Cuvee 21 has appreciated.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

The Company was formed in the State of Nevada as a series limited liability company on December 27, 2016. Since our inception, we have been engaged primarily in acquiring a collection of horses for use in racing (each, an “Underlying Asset”). The Company, through individual Series, takes ownership in a particular racehorse or group of racehorses (all of the series of the Company offered in such racehorse(s) may collectively be referred to herein as the “Series”, and each, individually, as a “Series”; The interests of all Series in such racehorse(s) may collectively be referred to herein as the “Interests”, and each, individually, as an “Interest”). By doing so, the Company’s goal is to democratize the ownership of such racehorses, and allow fans to experience the thrill, perks and benefits of racehorse ownership at a fraction of the historical cost. This includes everything from the behind the scenes engagements with the racehorse, the jockey and trainers as well as exclusive on-track experiences, and a portion of financial gains that the ownership in such racehorse potentially creates if its breeding rights are sold, if it wins a “purse” at a racing event, if marketing or sponsorship ads are sold, or if it is claimed or sold.

We are managed by Experiential Squared, Inc. (“Experiential” or the “Manager”), a Delaware corporation incorporated in 2016. Experiential provides expert horse racing management services and owns and operates a mobile app-based crowd-funding platform called MyRacehorse™ (the MyRacehorse™ platform and any successor platform used by the Company for the offer and sale of Series interests, is referred to as the “MyRacehorse™ Platform”), which is licensed to the Company pursuant to the terms of that certain Management Services Agreement (the “Management Agreement”), through which Investors may indirectly invest, through Series of the Company’s interests, in fractional racehorse ownership interests that have been historically difficult to access for many market participants. Through the use of the MyRacehorse™ Platform, Investors can browse and screen racehorses, make potential investments in such racehorses, and sign legal documents electronically. It is the intent of the Company and its Manager to maintain control and input into the initial due diligence and subsequent training, maintenance and upkeep of the racehorses.

Experiential employs a team of horse racing experts that has allowed the Company to become one of the most successful horse racing stables in the United States over the past few years. The team has collectively over 100 years of experience buying, managing, and analyzing racehorses. This depth of expertise has led to over 118 wins since launching the stable in June of 2018 through February 2023. The wins have been achieved at the highest level in US horse racing including winning the Breeders’ Cup Classic and the Kentucky Derby. Experiential is considered a highly active racing manager through its strategically located staff in California, New York, and Kentucky (the three major markets for horse racing) and other racing markets as well. Experiential is in daily contact with the trainers and partners regarding all aspects of the racehorses under their management. Experiential also has retained a world-renowned resident veterinarian to actively review the horses in their stable for health and performance. In addition, they have access to several premium data sources that allows their horse racing experts to review speed figures, race results, pedigrees, and conditions to maximize performance of their bloodstock.

We have completed many offerings of Interests as set forth in the table below under “Operating Results” and continue to launch subsequent offerings for other series on an ongoing basis. The information contained in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” is in relation to the Company as a whole, which is made up of a number of separate series and Underlying Assets. The purchase of membership interests in a Series of the Company is an investment only in such Series and not an investment in the Company as a whole or any other Series.

As of December 31, 2022, officers of the Manager have loaned the Company a total of $2,243,920 (excluding accrued interest) in connection with the acquisition of these Underlying Assets. See Note 4 to Audited Financial Statements as of December 31, 2022 – Advances from Manager and Note 7 - Related Party Transactions of the Notes to the Financial Statements for more information regarding the loans/advances from officers of the Manager or the Manager.

There is limited historical financial information about us upon which to base an evaluation of our performance. We are an emerging growth business with limited operating history, and we are considered to be a development stage company, since we are devoting substantially all of our efforts to establishing our business, and our planned principal operations have only recently commenced. We cannot guarantee that we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns, such as increases in marketing costs, increases in administration expenditures associated with daily operations, increases in accounting and audit fees, and increases in legal fees related to filings and regulatory compliance.

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Operating Results – For the Years Ended December 31, 2022 and 2021

Series Name	Underlying Asset	Interests Offered (1)	Interests Sold (1)	Interests Remaining (1)	Asset Cost/Interest (2)	Operating Expense Reserve/Interest (2)	Due Diligence Fee/Interest (2)	Owed to Series (3)	Owed to Experiential (4)	Paid to Experiential (5)	Price Per Interest (6)	$ Sold (7)	$ Offered (7)	$ Remaining (7)
Series Forever Rose	Forever Rose	1,250	–	1,250	$99.24	$50.36	$37.40	$62,950.00	$124,050.00	$–	$187.00	$–	$233,750.00	$233,750.00
Series Kindle 21	Kindle 21	5,500	–	5,500	34.57	20.45	15.98	112,475.00	190,135.00	–	71.00	–	390,500.00	390,500.00
Series The Royal Duet	The Royal Duet	5,100	–	5,100	113.78	42.77	45.45	218,127.00	580,278.00	–	202.00	–	1,030,200.00	1,030,200.00
Series Action Bundle (8)	Action Bundle	10,000	10,000	–	4.50	21.85	4.65	–	–	46,500.00	31.00	310,000.00	310,000.00	–
Series Adjust 20	Jai Ho	10	10	–	9,646.90	1,923.70	1,929.40	–	–	19,294.00	13,500.00	135,000.00	135,000.00	–
Series Amandrea	Amandrea	550	550	–	210.00	40.00	45.00	–	–	24,750.00	295.00	162,250.00	162,250.00	–
Series Ambleside Park 19	Lookwhogotlucky	410	410	–	115.00	59.25	30.75	–	–	12,607.50	205.00	84,050.00	84,050.00	–
Series Amers	Amers	75	75	–	82.00	37.00	21.00	–	–	1,575.00	140.00	10,500.00	10,500.00	–
Series Apple Down Under 19	Howboutdemapples	600	600	–	100.00	47.05	25.95	–	–	15,570.00	173.00	103,800.00	103,800.00	–
Series Ari the Adventurer 19	Kanthari	5,100	5,100	–	57.50	14.75	12.75	–	–	65,025.00	85.00	433,500.00	433,500.00	–
Series Ashlees Empire 20	Helicopter Money	3,000	3,000	–	13.13	40.47	13.40	–	–	40,200.00	67.00	201,000.00	201,000.00	–
Series Athenian Beauty 19	Quantum Theory	1,800	1,800	–	25.00	14.95	7.05	–	–	12,690.00	47.00	84,600.00	84,600.00	–
Series Authentic	Authentic	12,500	12,500	–	151.54	23.56	30.90	–	–	386,250.00	206.00	2,575,000.00	2,575,000.00	–
Series Awe Hush 19	Can't Hush This	1,800	1,800	–	110.00	29.40	24.60	–	–	44,280.00	164.00	295,200.00	295,200.00	–
Series Bajan Bashert	Bajan Bashert	16	13	3	7,000.00	1,600.00	1,400.00			18,200.00	10,000.00	130,000.00	160,000.00	30,000.00
Series Balletic	Balletic	10,000	10,000	–	45.00	23.00	12.00	–	–	120,000.00	80.00	800,000.00	800,000.00	–
Series Bella Chica	Bella Chica	100	100	–	250.00	73.00	57.00	–	–	5,700.00	380.00	38,000.00	38,000.00	–
Series Big Mel	Big Mel	6,000	6,000	–	89.00	14.00	18.00	–	–	108,000.00	121.00	726,000.00	726,000.00	–
Series Black Escort 19	Halofied	20	20	–	2,750.00	1,660.00	590.00	–	–	11,800.00	5,000.00	100,000.00	100,000.00	–
Series Bullion	Bullion	25	25	–	240.00	–	230.00	–	–	5,750.00	470.00	11,750.00	11,750.00	–
Series Cable Boss	Cable Boss	5,100	5,100	–	55.00	27.45	14.55	–	–	74,205.00	97.00	494,700.00	494,700.00	–
Series Cairo Kiss	Cairo Kiss	80	80	–	347.50	124.25	83.25	–	–	6,660.00	555.00	44,400.00	44,400.00	–
Series Carrothers	Carrothers	5,100	5,100	–	60.20	25.65	15.15	–	–	77,265.00	101.00	515,100.00	515,100.00	–
Series Cayala 19	Provocateur	4,100	4,100	–	60.00	17.35	13.65	–	–	55,965.00	91.00	373,100.00	373,100.00	–
Series Arch Support 20	Captain Sparrow	10	10	–	7,717.50	1,939.00	1,543.50	–	–	15,435.00	11,200.00	112,000.00	112,000.00	–
Series Chad Brown Bundle	Chad Brown Bundle	5,000	5,000	–	120.69	78.21	35.10	–	–	175,500.00	234.00	1,170,000.00	1,170,000.00	–
Series Chasing the Moon 20	Cuvier	1,250	–	1,250	58.80	69.20	32.00	86,500.00	73,500.00	–	160.00	–	200,000.00	200,000.00
Series Classic Cut	Classic Cut	10,000	10,000	–	24.00	19.35	7.65	–	–	76,500.00	51.00	510,000.00	510,000.00	–
Series Classofsixtythree 19	Sixtythreecaliber	1,000	1,000	–	125.00	39.05	28.95	–	–	28,950.00	193.00	193,000.00	193,000.00	–
Series Co Cola 19	Search Engine	5,100	5,100	–	62.50	27.60	15.90	–	–	81,090.00	106.00	540,600.00	540,600.00	–
Series Collusion Illusion	Collusion Illusion	25,000	25,000	–	22.00	3.50	4.50	–	–	112,500.00	30.00	750,000.00	750,000.00	–
Series Consecrate 19	Sacred Beauty	410	410	–	80.00	53.45	23.55	–	–	9,655.50	157.00	64,370.00	64,370.00	–
Series Courtisane 19	Tap the Gavel	10,000	10,000	–	23.00	18.65	7.35	–	–	73,500.00	49.00	490,000.00	490,000.00	–
Series Daddy's Joy	Daddy's Joy	600	600	–	80.00	73.00	27.00	–	–	16,200.00	180.00	108,000.00	108,000.00	–
Series Dancing Crane	Dancing Crane	20	20	–	4,250.00	926.00	924.00	–	–	18,480.00	6,100.00	122,000.00	122,000.00	–
Series Daring Dancer 20	Boppy	750	750	–	60.00	54.75	20.25	–	–	15,187.50	135.00	101,250.00	101,250.00	–
Series De Mystique 17	Dancing Destroyer	250	250	–	71.50	47.50	21.00	–	–	5,250.00	140.00	35,000.00	35,000.00	–

63

Series Deep Cover	Deep Cover	800	800	–	100.00	87.00	33.00	–	–	26,400.00	220.00	176,000.00	176,000.00	–
Series Demogorgon	Demogorgon	20	20	–	4,500.00	917.00	983.00	–	–	19,660.00	6,400.00	128,000.00	128,000.00	–
Series Desire Street 19	Always Hopeful	1,020	1,020	–	80.00	90.85	30.15	–	–	30,753.00	201.00	205,020.00	205,020.00	–
Series Echo Warrior 19	Hero Status	6,000	6,000	–	27.00	22.30	8.70	–	–	52,200.00	58.00	348,000.00	348,000.00	–
Series Edge Racing Summer Fun	Edge Racing Summer Fun-d	50	50	–	3,400.00	1,100.00	500.00	–	–	25,000.00	5,000.00	250,000.00	250,000.00	–
Series Enchante 21	Simply Enchanting	6,000	2,461	3,539	54.74	21.98	22.28	77,787.22		54,831.08	99.00	243,639.00	594,000.00
Series Elarose 21	Secret Crush	10,000	7,741	2,259	31.50	18.10	14.40	40,887.90		111,470.40	64.00	495,424.00	640,000.00
Series Escape Route	Escape Route	10	10	–	4,240.00	1,016.00	1,039.20	–	–	10,392.00	6,295.20	62,952.00	62,952.00	–
Series Exonerated 19	Above Suspicion	820	820	–	105.00	38.65	25.35	–	–	20,787.00	169.00	138,580.00	138,580.00	–
Series Fenwick Hall 20	Inspector	1,200	1,200	–	78.75	82.85	40.40	–	–	48,480.00	202.00	242,400.00	242,400.00	–
Series Flora Dora 20	Spun Intended	10	10	–	6,890.60	1,731.30	1,378.10	–	–	13,781.00	10,000.00	100,000.00	100,000.00	–
Series Frosted Oats	Frosted Oats	4,100	4,100	–	25.00	10.70	6.30	–	–	25,830.00	42.00	172,200.00	172,200.00	–
Series Future Stars Stable	Future Stars Stable	10,000	10,000	–	33.55	8.95	7.50	–	–	75,000.00	50.00	500,000.00	500,000.00	–
Series Gentleman Gerry	Gentleman Gerry	20	20	–	5,000.00	1,750.00	1,000.00	–	–	20,000.00	7,750.00	155,000.00	155,000.00	–
Series Going to Vegas	Going to Vegas	5,100	5,100	–	50.00	23.10	12.90	–	–	65,790.00	86.00	438,600.00	438,600.00	–
Series Got Stormy	Got Stormy	5,100	5,100	–	24.51	13.74	6.75	–	–	34,425.00	45.00	229,500.00	229,500.00	–
Series Grand Traverse Bay 19	Cornice Traverse	750	750	–	200.00	179.95	67.05	–	–	50,287.50	447.00	335,250.00	335,250.00	–
Series Grand Traverse Bay 20	Sun Valley Road	750	751	(1)	50.00	52.85	18.15	(52.85)	(50.00)	13,630.65	121.00	90,871.00	90,750.00	(121.00)
Series Heaven Street	Heaven Street	20	20	–	5,300.00	1,200.00	1,000.00	–	–	20,000.00	7,500.00	150,000.00	150,000.00	–
Series I'm a Looker 20	Pioneer Prince	4,000	4,000	–	72.03	43.97	29.00	–	–	116,000.00	145.00	580,000.00	580,000.00	–
Series Into Summer 19	Malibu Mayhem	650	650	–	140.00	188.10	57.90	–	–	37,635.00	386.00	250,900.00	250,900.00	–
Series Jeanne's Speight 20	Stay Fabulous	2,500	2,492	8	49.95	49.25	24.80	394.00	399.60	61,801.60	124.00	309,008.00	310,000.00	992.00
Series Just Louise 19	Forbidden Kingdom	1,020	1,020	–	150.00	44.65	34.35	–	–	35,037.00	229.00	233,580.00	233,580.00	–
Series Keertana 18	American Heiress	5,100	5,100	–	72.00	13.00	15.00	–	–	76,500.00	100.00	510,000.00	510,000.00	–
Series Kiana's Love	Kiana's Love	200	200	–	55.00	47.00	18.00	–	–	3,600.00	120.00	24,000.00	24,000.00	–
Series Kichiro	Kichiro	200	200	–	77.50	33.00	19.50	–	–	3,900.00	130.00	26,000.00	26,000.00	–
Series Lane Way	Lane Way	6,000	6,000	–	61.00	15.50	13.50	–	–	81,000.00	90.00	540,000.00	540,000.00	–
Series Latte Da 19	Inalattetrouble	4,100	4,100	–	19.50	10.25	5.25	–	–	21,525.00	35.00	143,500.00	143,500.00	–
Series Lazy Daisy	Lazy Daisy	1,250	1,250	–	90.00	7.00	18.00	–	–	22,500.00	115.00	143,750.00	143,750.00	–
Series Le Relais 20	Show Your Cards	3,000	3,000	–	92.20	39.80	33.00	–	–	99,000.00	165.00	495,000.00	495,000.00	–
Series Lost Empire 19	Laforgia	10,200	10,200	–	22.50	7.25	5.25	–	–	53,550.00	35.00	357,000.00	357,000.00	–
Series Madarnas	Madarnas	50	50	–	204.00	93.00	53.00	–	–	2,650.00	350.00	17,500.00	17,500.00	–
Series Madiera Wine	Madiera Wine	20	20	–	1,872.50	253.00	374.50	–	–	7,490.00	2,500.00	50,000.00	50,000.00	–
Series Major Implications	Major Implications	20	20	–	128.00	67.00	35.00	–	–	700.00	230.00	4,600.00	4,600.00	–
Series Man Among Men	Man Among Men	820	820	–	180.00	52.05	40.95	–	–	33,579.00	273.00	223,860.00	223,860.00	–
Series Margaret Reay 19	A Mo Reay	820	820	–	200.00	55.85	45.15	–	–	37,023.00	301.00	246,820.00	246,820.00	–
Series Margarita Friday 19	Straight No Chaser	2,000	2,000	–	55.00	86.10	24.90	–	–	49,800.00	166.00	332,000.00	332,000.00	–

64

Series Martita Sangrita 17	Carpe Vinum	600	600	–	200.00	72.00	48.00	–	–	28,800.00	320.00	192,000.00	192,000.00	–
Series Mayan Milagra 19	Tepeu	20	20	–	5,500.00	1,846.00	1,154.00	–	–	23,080.00	8,500.00	170,000.00	170,000.00	–
Series Midnight Sweetie 19	Dolce Notte	820	820	–	90.00	35.80	22.20	–	–	18,204.00	148.00	121,360.00	121,360.00	–
Series Miss Puzzle	Miss Puzzle	125	125	–	109.84	102.66	37.50	–	–	4,687.50	250.00	31,250.00	31,250.00	–
Series Miss Sakamoto	Miss Sakamoto	6,000	6,001	(1)	25.00	20.90	8.10	(20.90)	(25.00)	48,608.10	54.00	324,054.00	324,000.00	(54.00)
Series Mo Mischief	Mo Mischief	5,100	5,100	–	50.00	14.00	11.00	–	–	56,100.00	75.00	382,500.00	382,500.00	–
Series Mo Temptation	Mo Temptation	3,500	3,500	–	34.58	35.02	17.40	–	–	60,900.00	87.00	304,500.00	304,500.00	–
Series Monomoy Girl	Monomoy Girl	10,200	10,200	–	29.41	9.69	6.90	–	–	70,380.00	46.00	469,200.00	469,200.00	–
Series Moonbow 20	Cumberland Falls	2,500	2,500	–	21.69	47.11	17.20	–	–	43,000.00	86.00	215,000.00	215,000.00	–
Series Moonless Sky	Moonless Sky	200	200	–	60.00	33.50	16.50	–	–	3,300.00	110.00	22,000.00	22,000.00	–
Series Motion Emotion (9)	Motion Emotion	1,020	1,020	–	24.51	46.89	12.60	–	–	12,852.00	84.00	85,680.00	85,680.00	–
Series Mrs Whistler	Mrs Whistler	2,000	2,003	(3)	40.00	76.45	20.55	(229.35)	(120.00)	41,161.65	137.00	274,411.00	274,000.00	(411.00)
Series My Fast One 20	One Fast Dream	2,000	2,000	–	55.50	76.50	33.00	–	–	66,000.00	165.00	330,000.00	330,000.00	–
Series Naismith	Naismith	2,000	2,000	–	75.00	54.20	22.80	–	–	45,600.00	152.00	304,000.00	304,000.00	–
Series National Road	National Road	20	20	–	5,000.00	1,000.00	1,000.00	–	–	20,000.00	7,000.00	140,000.00	140,000.00	–
Series New York Claiming Package	New York Claiming Package	510	510	–	72.00	54.00	14.00	–	–	7,140.00	140.00	71,400.00	71,400.00	–
Series Night of Idiots	Night of Idiots	80	80	–	112.00	100.00	38.00	–	–	3,040.00	250.00	20,000.00	20,000.00	–
Series Nileist	Nileist	45	45	–	260.00	190.00	80.00	–	–	3,600.00	530.00	23,850.00	23,850.00	–
Series Noble Goddess	Noble Goddess	300	300	–	62.00	31.00	17.00	–	–	5,100.00	110.00	33,000.00	33,000.00	–
Series Northern Smile 20	Pep Rally	20	20	–	4,500.00	1,600.00	900.00	–	–	18,000.00	7,000.00	140,000.00	140,000.00	–
Series NY Exacta	NY Exacta	2,000	2,000	–	107.50	86.30	34.20	–	–	68,400.00	228.00	456,000.00	456,000.00	–
Series One Last Night 21	One Last Night 21	3,000	1,348	1,652	47.82	39.75	25.43	65,667.00	78,998.64	34,279.64	113.00	152,324.00	339,000.00	186,676.00
Series Our Miss Jones 19	Celebrity News	1,200	1,200	–	50.00	82.60	23.40	–	–	28,080.00	156.00	187,200.00	187,200.00	–
Series Our Jenny B	Our Jenny B	20	9	11	2,782.00	2,662.00	556.00	29,282.00	30,602.00	5,004.00	6,000.00	54,000.00	120,000.00	66,000.00
Series Palace Foal	Palace Foal	510	–	510	31.00	71.00	18.00	36,210.00	15,810.00	–	120.00	–	61,200.00	61,200.00
Series Patsys Kim 21	Lady Blitz	5,000	3,973	1,027	67.20	35.87	29.93	36,838.49	69,014.40	118,911.89	133.00	528,409.00	665,000.00	136,591.00
Series Popular Demand	Popular Demand	1,020	1,020	–	145.00	63.00	36.00	–	–	36,720.00	244.00	248,880.00	248,880.00	–
Series Power Up Paynter	Power Up Paynter	600	600	–	100.00	61.00	29.00	–	–	17,400.00	190.00	114,000.00	114,000.00	–
Series Queen Amira 19	Regal Rebel	2,000	2,000	–	60.00	80.25	24.75	–	–	49,500.00	165.00	330,000.00	330,000.00	–
Series Race Hunter 19	Chasing Time	10,000	10,000	–	25.00	19.20	7.80	–	–	78,000.00	52.00	520,000.00	520,000.00	–
Series Rosie's Alibi	Rosie's Alibi	10,000	10,000	–	62.50	26.75	15.75	–	–	157,500.00	105.00	1,050,000.00	1,050,000.00	–
Series Salute to America	Salute to America	1,000	1,000	–	80.00	152.05	40.95	–	–	40,950.00	273.00	273,000.00	273,000.00	–
Series Sarrocchi 21	Sarrocchi 21	5,000	4,399	601	67.20	32.00	28.80	19,232.00	40,387.20	126,691.20	128.00	563,072.00	640,000.00	76,928.00
Series Sauce On Side	Sauce On Side	125	125	–	130.00	74.00	36.00	–	–	4,500.00	240.00	30,000.00	30,000.00	–

65

Series Shake It Up Baby	Shake It Up Baby	250	250	–	44.00	66.50	19.50	–	–	4,875.00	130.00	32,500.00	32,500.00	–
Series Sigesmund	Sigesmund	200	200	–	50.00	35.00	15.00	–	–	3,000.00	100.00	20,000.00	20,000.00	–
Series Silverpocketsfull 19	Iron Works	5,100	5,100	–	55.00	20.65	13.35	–	–	68,085.00	89.00	453,900.00	453,900.00	–
Series Smart Shopping 21	Seize the Grey	5,000	5,000	–	63.00	35.42	28.58	–	–	142,900.00	127.00	635,000.00	635,000.00	–
Series Social Dilemma	Social Dilemma	510	510	–	49.02	92.93	25.05	–	–	12,775.50	167.00	85,170.00	85,170.00	–
Series Song of Lark 21	Song of the Lark 21	2,550	2,113	437	66.60	39.58	30.82			65,122.66	137.00	289,481.00	349,350.00	59,869.00
Series Soul Beam	Soul Beam	65	65	–	355.00	163.50	91.50	–	–	5,947.50	610.00	39,650.00	39,650.00	–
Series Speightstown Belle 19	Ancient Royalty	900	900	–	85.00	33.15	20.85	–	–	18,765.00	139.00	125,100.00	125,100.00	–
Series Spirit 20	Phantom Ride	3,000	3,000	–	33.60	33.60	16.80	–	–	50,400.00	84.00	252,000.00	252,000.00	–
Series Squared Straight	Squared Straight	150	150	–	150.00	79.50	40.50	–	–	6,075.00	270.00	40,500.00	40,500.00	–
Series Storm Shooter	Storm Shooter	2,000	2,000	–	90.00	48.00	24.00	–	–	48,000.00	162.00	324,000.00	324,000.00	–
Series Street Band	Street Band	50	50	–	918.00	127.00	185.00	–	–	9,250.00	1,230.00	61,500.00	61,500.00	–
Series Sunny 18	Solar Strike	6,000	6,000	–	40.30	14.69	10.01	–	–	60,060.00	65.00	390,000.00	390,000.00	–
Series Sunsanddrinkinhand	Sunsanddrinkinhand	20	20	–	3,500.00	781.10	718.90	–	–	14,378.00	5,000.00	100,000.00	100,000.00	–
Series Sweet Sweet Annie 19	In Due Time	20	20	–	4,750.00	1,739.00	1,011.00	–	–	20,220.00	7,500.00	150,000.00	150,000.00	–
Series Swiss Minister	Swiss Minister	50	50	–	150.00	88.00	42.00	–	–	2,100.00	280.00	14,000.00	14,000.00	–
Series Takeo Squared	Takeo Squared	100	100	–	153.00	76.00	41.00	–	–	4,100.00	270.00	27,000.00	27,000.00	–
Series Tapitry 19	Infinite Empire	820	820	–	180.00	52.05	40.95	–	–	33,579.00	273.00	223,860.00	223,860.00	–
Series Tavasco Road	Tavasco Road	80	80	–	128.00	67.00	35.00	–	–	2,800.00	230.00	18,400.00	18,400.00	–
Series Tell All 19	Walk the Talk	12	12	–	7,000.00	1,987.00	1,513.00	–	–	18,156.00	10,500.00	126,000.00	126,000.00	–
Series Tell the Duchess 19	Duke of Love	2,000	2,000	–	42.50	78.20	21.30	–	–	42,600.00	142.00	284,000.00	284,000.00	–
Series The Filly Four	The Filly Four	8,000	8,000	–	105.00	48.00	27.00	–	–	216,000.00	180.00	1,440,000.00	1,440,000.00	–
Series Thirteen Stripes	Thirteen Stripes	1,000	1,000	–	100.00	94.65	34.35	–	–	34,350.00	229.00	229,000.00	229,000.00	–
Series Timeless Trick 20	Interstellar	12	12	–	5,000.00	1,750.00	1,000.00	–	–	12,000.00	7,750.00	93,000.00	93,000.00	–
Series Tizamagician	Tizamagician	600	600	–	185.00	87.00	48.00	–	–	28,800.00	320.00	192,000.00	192,000.00	–
Series Tufnel	Tufnel	5,200	5,200	–	30.00	22.70	9.30	–	–	48,360.00	62.00	322,400.00	322,400.00	–
Series Twirl Girl 21	Twirl Girl 21	20	7	13	3,975.00	2,730.00	795.00	35,490.00		5,565.00	7,500.00	52,500.00	150,000.00	97,500.00
Series Two Trail Sioux 17	Annahilate	450	450	–	165.00	90.00	45.00	–	–	20,250.00	300.00	135,000.00	135,000.00	–
Series Two Trail Sioux 17K	Two Trail Sioux 17K	1	1	–	24,750.00	4,970.00	–	–	–	–	29,720.00	29,720.00	29,720.00	–
Series Utalknboutpractice	Utalknboutpractice	100	100	–	165.00	90.00	45.00	–	–	4,500.00	300.00	30,000.00	30,000.00	–
Series Vertical Threat	Vertical Threat	600	600	–	100.00	78.50	31.50	–	–	18,900.00	210.00	126,000.00	126,000.00	–
Series Vow	Vow	2,000	2,000	–	70.00	82.15	26.85	–	–	53,700.00	179.00	358,000.00	358,000.00	–
Series War Safe	War Safe	2,000	2,000	–	45.00	79.10	21.90	–	–	43,800.00	146.00	292,000.00	292,000.00	–
Series Wayne O	Wayne O	6,000	6,000	–	75.00	6.00	14.00	–	–	84,000.00	95.00	570,000.00	570,000.00	–
Series Who Runs the World	Who Runs the World	5,100	5,100	–	60.00	28.40	15.60	–	–	79,560.00	104.00	530,400.00	530,400.00	–
Series Who'sbeeninmybed 19	Micro Share	5,100	5,100	–	45.00	17.90	11.10	–	–	56,610.00	74.00	377,400.00	377,400.00	–

66

Series Without Delay	Golden Quality	20	20	–	4,500.00	1,550.00	950.00	–	–	19,000.00	7,000.00	140,000.00	140,000.00	–
Series Wonder Upon a Star 19	Star Six Nine	10,000	10,000	–	14.00	17.45	5.55	–	–	55,500.00	37.00	370,000.00	370,000.00	–
Series Yes This Time	Yes This Time	10	10	–	10,000.00	793.00	2,159.00	–	–	21,590.00	12,952.00	129,520.00	129,520.00	–
Series You Make Luvin Fun 19	Magical Ways	6,000	6,000	–	40.00	23.75	11.25	–	–	67,500.00	75.00	450,000.00	450,000.00	–
Series Zestful	Zestful	100	100	–	194.00	78.00	48.00	–	–	4,800.00	320.00	32,000.00	32,000.00	–

______________________

(1)	Denotes total membership interests offered, sold to date and remaining to be sold in each series.
(2)	Denotes the “Cash Portion of the Asset Cost”, “Cash Reserves for Operating Expenses”, and “Due Diligence Fee” per membership interest sold.
(3)	Denotes the amount of cash held in reserve attributable to such series after deduction of “Due Diligence Fee.”
(4)	Denotes the amount owed to the Manager for any loans extend on behalf of a series.
(5)	Denotes the amount of “Due Diligence Fee” or other “Management Fee” paid to Manager.
(6)	Price per membership interest of each series.
(7)	Denotes total dollar amount offered, sold to date and remaining to be sold in each series.
(8)	On April 2, 2021, the Series Action Bundle Offering was terminated prior to any securities being offered.
(9)	On April 2, 2021, the Series Motion Emotion Offering was terminated prior to any securities being offered.

Revenues

Revenues are generated at the Series level. During the twelve-month periods ended December 31, 2022, and December 31, 2021, the Company generated $4,331,342 and $2,608,565 in revenues, respectively. The increase in revenue is attributed to certain Series’ Underlying Asset winning horse race purse winnings, in addition the payment of the 1st year of stallion fees paid to Series Authentic. Some of the Company’s horses (as more particularly described in the Offering Statements under the “Use of Proceeds” section for each Underlying Asset) have begun racing, and thus, may begin to generate revenue.

During the twelve-month periods ended December 31, 2022, and December 31, 2021, the Company incurred costs of revenue – horse expenses of $4,771,984 and $4,362,914, respectively. The increase in costs of revenue – horse expenses is attributed to the Company’s investment in new, additional Underlying Assets that are related to veterinary costs, transportation, jockey fees, etc. as directly related to the revenue-driving activities of such series of horses.

The revenues generated, and costs of revenue incurred, on a series-by-series basis as of December 31, 2022, and December 31, 2021 are as follows:

		Revenues		Cost of Revenues
Series Name	Underlying Asset	31-Dec-22	31-Dec-21	31-Dec-22	31-Dec-21
Series Action Bundle (1)	Action Bundle	$–	$108,820	$–	$(155,367)
Series Adjust 20	Jai Ho	–	–	(15,768)	–
Series Amandrea	Amandrea	–	4,750	–	(15,648)
Series Ambleside Park 19	Lookwhogotlucky	3,762	900	(12,142)	(23,064)
Series Amers	Amers	–	–	–	–
Series Apple Down Under 19	Howboutdemapples	–	15,049	–	(28,518)
Series Ari the Adventurer 19	Kanthari	18,360	–	(44,892)	(36,952)
Series Ashlees Empire 20	Helicopter Money	563	–	(24,867)	–

67

Series Athenian Beauty 19	Quantum Theory	7,740	225	(10,683)	(43,256)
Series Authentic	Authentic	1,226,662	–	(189,550)	(350,467)
Series Awe Hush 19	Can't Hush This	21,491	–	(37,558)	(38,943)
Series Bajan Bashert	Bajan Bashert	–	–	(4,707)	–
Series Balletic	Balletic	8,400	–	(89,111)	(22,601)
Series Bella Chica	Bella Chica	–	784	–	(8,192)
Series Big Mel	Big Mel	–	–	–	(25,002)
Series Black Escort 19	Halofied	21,454	–	(45,412)	(30,509)
Series Bullion	Bullion	–	–	–	–
Series Cable Boss	Cable Boss	–	–	(39,470)	(13,193)
Series Cairo Kiss	Cairo Kiss	–	–	–	–
Series Carrothers	Carrothers	32,763	669	(45,879)	(53,767)
Series Cayala 19	Provocateur	85,077	8,538	(65,505)	(34,930)
Series Arch Support 20	Captain Sparrow	2,100	–	(19,061)	–
Series Chad Brown Bundle	Chad Brown Bundle	405	–	(133,548)	(29,328)
Series Chasing the Moon 20	Cuvier	–	–	–	–
Series Classic Cut	Classic Cut	–	–	(48,850)	(23,057)
Series Classofsixtythree 19	Sixtythreecaliber	135,266	–	(67,554)	(27,619)
Series Co Cola 19	Search Engine	51,742	2,466	(48,261)	(34,508)
Series Collusion Illusion	Collusion Illusion	275	1,125	4,403	(42,037)
Series Consecrate 19	Sacred Beauty	3,690	3,132	(5,292)	(17,748)
Series Courtisane 19	Tap the Gavel	44,425	5,250	(67,374)	(55,454)
Series Daddy's Joy	Daddy's Joy	25,014	17,070	(41,019)	(35,933)
Series Dancing Crane	Dancing Crane	50,400	24,276	(44,673)	(53,454)
Series Daring Dancer 20	Boppy	–	–	(8,056)	(2,433)
Series De Mystique 17	Dancing Destroyer	–	–	–	–
Series Deep Cover	Deep Cover	84,875	38,500	(79,935)	(55,911)
Series Demogorgon	Demogorgon	21,160	2,160	(46,888)	(14,727)
Series Desire Street 19	Always Hopeful	11,266	566	(34,657)	(22,736)
Series Echo Warrior 19	Hero Status	84,648	–	(61,289)	(24,850)
Series Edge Racing Summer Fun	Edge Racing Summer Fun-d	80,613	–	(85,357)	–
Series Enchante 21	Simply Enchanting	–	–	(14,869)	–
Series Elarose 21	Secret Crush	–	–	(19,904)	–
Series Escape Route	Escape Route	65,696	78,000	(66,130)	(64,618)

68

Series Exonerated 19	Above Suspicion	3,436	–	(31,822)	(22,569)
Series Fenwick Hall 20	Inspector	4,843	–	(32,429)	–
Series Forever Rose	Forever Rose	–	–	(14,668)	–
Series Flora Dora 20	Spun Intended	27,100	–	(27,690)	–
Series Frosted Oats	Frosted Oats	27,675	12,608	(38,052)	(24,542)
Series Future Stars Stable	Future Stars Stable	73,017	20,116	(90,324)	(80,094)
Series Gentleman Gerry	Gentleman Gerry	1,105	–	(38,053)	–
Series Going to Vegas	Going to Vegas	222,360	213,304	(134,719)	(156,054)
Series Got Stormy	Got Stormy	–	227,983	–	(216,760)
Series Grand Traverse Bay 19	Cornice Traverse	6,323	1,125	(42,292)	(35,240)
Series Grand Traverse Bay 20	Sun Valley Road	191	–	(9,692)	(2,165)
Series Heaven Street	Heaven Street	7,935	–	(20,218)	–
Series Kindle 21	Kindle 21	–	–	(8,690)	–
Series Knarsdale 21	Knarsdale 21	–	–	(12,589)	–
Series I'm a Looker 20	Pioneer Prince	–	–	(41,504)	–
Series Into Summer 19	Malibu Mayhem	325	650	(21,153)	(28,768)
Series Ishvana 21	Ishvana 21	–	–	(14,282)	–
Series Jeanne's Speight 20	Stay Fabulous	2,344	–	(30,330)	–
Series Just Louise 19	Forbidden Kingdom	221,085	43,095	(144,696)	(47,049)
Series Keertana 18	American Heiress	–	612	(516)	(34,571)
Series Kiana's Love	Kiana's Love	–	–	–	–
Series Kichiro	Kichiro	–	34	–	(2,170)
Series Lane Way	Lane Way	175,800	40,068	(107,260)	(58,994)
Series Latte Da 19	Inalattetrouble	–	–	(7,927)	(16,199)
Series Lazy Daisy	Lazy Daisy	–	–	–	–
Series Le Relais 20	Show Your Cards	–	–	(27,826)	–
Series Lost Empire 19	Laforgia	765	–	(24,786)	(35,097)
Series Madarnas	Madarnas	–	–	–	–
Series Madiera Wine	Madiera Wine	6,510	–	(5,585)	–
Series Major Implications	Major Implications	–	–	–	–
Series Man Among Men	Man Among Men	21,648	–	(37,512)	(22,610)
Series Margaret Reay 19	A Mo Reay	22,010	50,020	(46,008)	(49,335)
Series Margarita Friday 19	Straight No Chaser	86,800	–	(88,089)	(24,213)
Series Martita Sangrita 17	Carpe Vinum	45,744	5,880	(43,310)	(30,112)

69

Series Mayan Milagra 19	Tepeu	144,360	–	(80,333)	(29,250)
Series Midnight Sweetie 19	Dolce Notte	–	–	(9,373)	(20,028)
Series Miss Puzzle	Miss Puzzle	–	–	7	(4,571)
Series Miss Sakamoto	Miss Sakamoto	30,678	–	(53,078)	(24,405)
Series Mo Mischief	Mo Mischief	–	17,710	–	(30,924)
Series Mo Temptation	Mo Temptation	–	–	(32,151)	–
Series Monomoy Girl	Monomoy Girl	–	178,500	–	(285,659)
Series Moonbow 20	Cumberland Falls	750	–	(27,572)	–
Series Moonless Sky	Moonless Sky	–	–	–	–
Series Motion Emotion (2)	Motion Emotion	–	10,032	–	(16,821)
Series Mrs Whistler	Mrs Whistler	5,590	–	(53,390)	(31,723)
Series My Fast One 20	One Fast Dream	–	–	(29,488)	–
Series Naismith	Naismith	33,660	10,980	(74,001)	(52,342)
Series National Road	National Road	48,164	–	(65,183)	(20,701)
Series New York Claiming Package	New York Claiming Package	–	–	–	–
Series Night of Idiots	Night of Idiots	–	–	–	–
Series Nileist	Nileist	–	–	–	–
Series Noble Goddess	Noble Goddess	–	–	–	–
Series Northern Smile 20	Pep Rally	1,040	–	(41,031)	–
Series NY Exacta	NY Exacta	62,924	41,800	(144,570)	(108,054)
Series One Last Night 21	One Last Night 21	–	–	(18,290)	–
Series Our Miss Jones 19	Celebrity News	13,200	–	(45,775)	(20,384)
Series Our Jenny B	Our Jenny B	–	–	(8,833)	–
Series Palace Foal	Palace Foal	–	–	–	–
Series Patsys Kim 21	Lady Blitz	–	–	(26,579)	–
Series Popular Demand	Popular Demand	–	–	–	(18,168)
Series Power Up Paynter	Power Up Paynter	–	6,501	10	(33,746)
Series Queen Amira 19	Regal Rebel	690	5,650	(27,653)	(38,489)
Series Race Hunter 19	Chasing Time	150,300	119,460	(148,019)	(74,110)
Series Rosie's Alibi	Rosie's Alibi	79,665	–	(115,691)	(35,132)
Series Salute to America	Salute to America	62,270	1,050	(73,961)	(37,015)
Series Sarrocchi 21	Sarrocchi 21	–	–	(20,456)	–
Series Sauce On Side	Sauce On Side	–	–	–	–
Series Shake It Up Baby	Shake It Up Baby	–	–	–	–

70

Series Sigesmund	Sigesmund	–	20	–	867
Series Silverpocketsfull 19	Iron Works	50,711	–	(53,890)	(34,850)
Series Smart Shopping 21	Seize the Grey	25	–	(29,169)	–
Series Social Dilemma	Social Dilemma	–	59,474	–	(59,070)
Series Song of Lark 21	Song of the Lark 21	–	–	(11,801)	–
Series Soul Beam	Soul Beam	–	–	–	–
Series Speightstown Belle 19	Ancient Royalty	–	–	–	(11,028)
Series Spirit 20	Phantom Ride	12,876	–	(28,321)	–
Series Squared Straight	Squared Straight	–	2,048	–	(3,961)
Series Storm Shooter	Storm Shooter	16,498	28,640	(21,521)	(51,519)
Series Street Band	Street Band	–	–	–	–
Series Sunny 18	Solar Strike	–	–	–	(20,359)
Series Sunsanddrinkinhand	Sunsanddrinkinhand	6,990	–	(37,648)	–
Series Sweet Sweet Annie 19	In Due Time	129,920	34,500	(75,117)	(48,637)
Series Swiss Minister	Swiss Minister	–	–	–	–
Series Takeo Squared	Takeo Squared	–	–	–	–
Series Tapitry 19	Infinite Empire	7,839	7,175	(31,439)	(25,444)
Series Tavasco Road	Tavasco Road	–	–	–	–
Series Tell All 19	Walk the Talk	–	–	(18,857)	(25,158)
Series Tell the Duchess 19	Duke of Love	258,102	51,355	(150,255)	(55,262)
Series The Filly Four	The Filly Four	21,504	271,309	(26,327)	(218,243)
Series The Royal Duet	The Royal Duet	–	–	(26,412)	–
Series Thirteen Stripes	Thirteen Stripes	5,445	38,498	(38,022)	(59,093)
Series Timeless Trick 20	Interstellar	360	–	(24,640)	–
Series Tizamagician	Tizamagician	34,800	325,800	(55,182)	(140,622)
Series Tufnel	Tufnel	–	–	(26,680)	(13,446)
Series Twirl Girl 21	Twirl Girl 21	–	–	(9,265)	–
Series Two Trail Sioux 17	Annahilate	–	–	–	(4,654)
Series Two Trail Sioux 17K	Two Trail Sioux 17K	–	–	–	(1,541)
Series Utalknboutpractice	Utalknboutpractice	–	–	–	–
Series Vertical Threat	Vertical Threat	–	54,840	(3,555)	(70,755)
Series Vow	Vow	13,800	12,600	(46,888)	(42,555)
Series War Safe	War Safe	16,987	–	(70,167)	(21,030)
Series Wayne O	Wayne O	–	2,140	–	(5,934)

71

Series Who Runs the World	Who Runs the World	–	–	(34,135)	(14,819)
Series Who'sbeeninmybed 19	Micro Share	31,416	4,284	(47,261)	(32,095)
Series Without Delay	Golden Quality	23,076	–	(42,331)	(18,929)
Series Wonder Upon a Star 19	Star Six Nine	–	–	(6,910)	(35,230)
Series Yes This Time	Yes This Time	18,700	396,425	(59,732)	(168,276)
Series You Make Luvin Fun 19	Magical Ways	4,140	–	(45,168)	(28,383)
Series Zestful	Zestful	–	–	–	–
Totals		$4,331,342	$2,608,565	$(4,771,984)	$(4,362,914)

_____________________

(1)	On April 2, 2021, the Series Action Bundle Offering was terminated prior to any securities being offered.
(2)	On April 2, 2021, the Series Motion Emotion Offering was terminated prior to any securities being offered.

Operating Expenses

Since its formation in December 2016, the Company’s efforts have been focused on the development of the offering and marketing for fundraising. The Company commenced its planned principal operations in 2018. During the twelve-month periods ended December 31, 2022, and December 31, 2021, the Company incurred $8,667,394 and $7,917,288, respectively, an increase of $750,106 related to general and administrative fees, management fees and depreciation. The increase was primarily driven by increased costs from the Company’s investment in new Underlying Assets.

Operating Expenses for the Company including all of the Series for the twelve-month periods ended December 31, 2022, and December 31, 2021, are as follows:

Total Operating Expenses
	31-Dec-22	31-Dec-21	Difference	Change
General and Administrative	$595,392	$374,367	$221,025	59%
Management Fees	2,502,264	1,949,857	552,407	28%
Depreciation	5,569,738	5,593,064	(23,326)	0%
Total:	$8,667,394	$7,917,288	$750,106	9%

72

Operating Expenses - Overview

During the twelve-month periods ended December 31, 2022, and December 31, 2021, at the close of the respective offerings for the Series listed in the table below, each individual Series became responsible for operating expenses. All operating expenses are incurred on the books by the Series. The operating expenses for each Series are as follows:

		Operating Expenses
Series Name	Underlying Asset	31-Dec-22	31-Dec-21
Series Action Bundle (1)	Action Bundle	$–	$59,782
Series Adjust 20	Jai Ho	37,014	–
Series Amandrea	Amandrea	–	21,792
Series Ambleside Park 19	Lookwhogotlucky	11,477	21,407
Series Amers	Amers	–	–
Series Apple Down Under 19	Howboutdemapples	–	26,205
Series Ari the Adventurer 19	Kanthari	111,674	150,235
Series Ashlees Empire 20	Helicopter Money	52,473	–
Series Athenian Beauty 19	Quantum Theory	4,072	20,623
Series Authentic	Authentic	1,407,664	1,665,668
Series Awe Hush 19	Can't Hush This	43,407	71,600
Series Bajan Bashert	Bajan Bashert	20,709	–
Series Balletic	Balletic	251,832	98,523
Series Bella Chica	Bella Chica	0	10,633
Series Big Mel	Big Mel	–	133,340
Series Black Escort 19	Halofied	24,646	21,480
Series Bullion	Bullion	–	–
Series Cable Boss	Cable Boss	145,984	75,127
Series Cairo Kiss	Cairo Kiss	–	–
Series Carrothers	Carrothers	125,663	158,037
Series Cayala 19	Provocateur	87,296	90,922
Series Arch Support 20	Captain Sparrow	29,611	–
Series Chad Brown Bundle	Chad Brown Bundle	393,948	46,871
Series Chasing the Moon 20	Cuvier	–	–
Series Classic Cut	Classic Cut	91,200	112,694
Series Classofsixtythree 19	Sixtythreecaliber	65,743	47,267
Series Co Cola 19	Search Engine	123,937	164,017
Series Collusion Illusion	Collusion Illusion	54,572	192,246

73

Series Consecrate 19	Sacred Beauty	2,838	16,892
Series Courtisane 19	Tap the Gavel	92,142	135,087
Series Daddy's Joy	Daddy's Joy	10,139	20,005
Series Dancing Crane	Dancing Crane	21,199	43,987
Series Daring Dancer 20	Boppy	35,738	6,456
Series De Mystique 17	Dancing Destroyer	–	–
Series Deep Cover	Deep Cover	37,699	33,517
Series Demogorgon	Demogorgon	32,100	25,319
Series Desire Street 19	Always Hopeful	34,758	51,934
Series Echo Warrior 19	Hero Status	92,522	85,254
Series Edge Racing Summer Fun	Edge Racing Summer Fun-d	53,054	–
Series Enchante 21	Simply Enchanting	87,876	–
Series Elarose 21	Secret Crush	146,370	–
Series Escape Route	Escape Route	21,533	18,143
Series Exonerated 19	Above Suspicion	34,644	29,175
Series Fenwick Hall 20	Inspector	75,043	–
Series Forever Rose	Forever Rose	26,428	–
Series Flora Dora 20	Spun Intended	31,443	–
Series Frosted Oats	Frosted Oats	44,169	38,959
Series Future Stars Stable	Future Stars Stable	106,331	124,219
Series Gentleman Gerry	Gentleman Gerry	43,148	–
Series Going to Vegas	Going to Vegas	200,577	184,242
Series Got Stormy	Got Stormy	–	71,323
Series Grand Traverse Bay 19	Cornice Traverse	49,794	90,110
Series Grand Traverse Bay 20	Sun Valley Road	31,575	5,376
Series Heaven Street	Heaven Street	35,771	–
Series Kindle 21	Kindle 21	18,058	–
Series Knarsdale 21	Knarsdale 21	32,275	–
Series I'm a Looker 20	Pioneer Prince	170,297	–
Series Into Summer 19	Malibu Mayhem	29,884	63,507
Series Ishvana 21	Ishvana 21	11,880	–
Series Jeanne's Speight 20	Stay Fabulous	87,695	–
Series Just Louise 19	Forbidden Kingdom	78,709	61,184
Series Keertana 18	American Heiress	6,352	110,311

74

Series Kiana's Love	Kiana's Love	–	–
Series Kichiro	Kichiro	–	931
Series Lane Way	Lane Way	152,312	138,604
Series Latte Da 19	Inalattetrouble	14,763	39,480
Series Lazy Daisy	Lazy Daisy	–	–
Series Le Relais 20	Show Your Cards	125,487	–
Series Lost Empire 19	Laforgia	49,462	84,899
Series Madarnas	Madarnas	–	–
Series Madiera Wine	Madiera Wine	9,063	–
Series Major Implications	Major Implications	–	–
Series Man Among Men	Man Among Men	56,965	54,800
Series Margaret Reay 19	A Mo Reay	54,226	65,269
Series Margarita Friday 19	Straight No Chaser	103,230	28,116
Series Martita Sangrita 17	Carpe Vinum	26,337	45,213
Series Mayan Milagra 19	Tepeu	47,688	48,339
Series Midnight Sweetie 19	Dolce Notte	25,029	30,200
Series Miss Puzzle	Miss Puzzle	–	6,023
Series Miss Sakamoto	Miss Sakamoto	71,532	81,693
Series Mo Mischief	Mo Mischief	–	67,929
Series Mo Temptation	Mo Temptation	88,027	–
Series Monomoy Girl	Monomoy Girl	–	92,430
Series Moonbow 20	Cumberland Falls	57,520	–
Series Moonless Sky	Moonless Sky	–	–
Series Motion Emotion (2)	Motion Emotion	–	15,055
Series Mrs Whistler	Mrs Whistler	43,059	54,414
Series My Fast One 20	One Fast Dream	89,633	–
Series Naismith	Naismith	63,916	56,760
Series National Road	National Road	54,633	14,129
Series New York Claiming Package	New York Claiming Package	–	–
Series Night of Idiots	Night of Idiots	–	–
Series Nileist	Nileist	–	–
Series Noble Goddess	Noble Goddess	–	–
Series Northern Smile 20	Pep Rally	41,790	–
Series NY Exacta	NY Exacta	82,994	79,778

75

Series One Last Night 21	One Last Night 21	56,274	–
Series Our Miss Jones 19	Celebrity News	55,200	18,083
Series Our Jenny B	Our Jenny B	9,871	–
Series Palace Foal	Palace Foal	–	4,769
Series Patsys Kim 21	Lady Blitz	166,431	–
Series Popular Demand	Popular Demand	–	48,320
Series Power Up Paynter	Power Up Paynter	–	20,748
Series Queen Amira 19	Regal Rebel	28,359	79,597
Series Race Hunter 19	Chasing Time	109,936	156,451
Series Rosie's Alibi	Rosie's Alibi	285,325	195,534
Series Salute to America	Salute to America	39,027	61,710
Series Sarrocchi 21	Sarrocchi 21	159,234	–
Series Sauce On Side	Sauce On Side	–	–
Series Shake It Up Baby	Shake It Up Baby	–	–
Series Sigesmund	Sigesmund	–	–
Series Silverpocketsfull 19	Iron Works	110,446	142,657
Series Smart Shopping 21	Seize the Grey	188,624	–
Series Social Dilemma	Social Dilemma	–	25,485
Series Song of Lark 21	Song of the Lark 21	83,439	–
Series Soul Beam	Soul Beam	–	–
Series Speightstown Belle 19	Ancient Royalty	–	11,130
Series Spirit 20	Phantom Ride	78,490	–
Series Squared Straight	Squared Straight	–	2,272
Series Storm Shooter	Storm Shooter	25,082	67,114
Series Street Band	Street Band	–	–
Series Sunny 18	Solar Strike	–	40,082
Series Sunsanddrinkinhand	Sunsanddrinkinhand	30,966	–
Series Sweet Sweet Annie 19	In Due Time	41,566	42,035
Series Swiss Minister	Swiss Minister	–	–
Series Takeo Squared	Takeo Squared	–	–
Series Tapitry 19	Infinite Empire	55,584	55,518
Series Tavasco Road	Tavasco Road	–	–
Series Tell All 19	Walk the Talk	25,652	40,934
Series Tell the Duchess 19	Duke of Love	74,993	54,822

76

Series The Filly Four	The Filly Four	88,633	551,197
Series The Royal Duet	The Royal Duet	54,430	–
Series Thirteen Stripes	Thirteen Stripes	41,578	42,678
Series Timeless Trick 20	Interstellar	25,500	–
Series Tizamagician	Tizamagician	27,143	75,395
Series Tufnel	Tufnel	62,330	63,592
Series Twirl Girl 21	Twirl Girl 21	12,509	–
Series Two Trail Sioux 17	Annahilate	–	5,058
Series Two Trail Sioux 17K	Two Trail Sioux 17K	–	4,282
Series Utalknboutpractice	Utalknboutpractice	–	–
Series Vertical Threat	Vertical Threat	10,233	44,348
Series Vow	Vow	55,207	92,574
Series War Safe	War Safe	66,491	34,815
Series Wayne O	Wayne O	–	11,158
Series Who Runs the World	Who Runs the World	169,555	69,514
Series Who'sbeeninmybed 19	Micro Share	91,467	118,967
Series Without Delay	Golden Quality	35,505	32,033
Series Wonder Upon a Star 19	Star Six Nine	27,036	100,200
Series Yes This Time	Yes This Time	36,386	90,124
Series You Make Luvin Fun 19	Magical Ways	116,267	106,565
Series Zestful	Zestful	–	–
Totals		$8,667,394	$7,917,288

_______________________

(1)	On April 2, 2021, the Series Action Bundle Offering was terminated prior to any securities being offered.
(2)	On April 2, 2021, the Series Motion Emotion Offering was terminated prior to any securities being offered.

Operating Expenses - General and Administrative

For the twelve-month periods ended December 31, 2022, and December 31, 2021, the Company incurred general and administrative fees of $595,392 and $374,367, respectively, an increase of $221,025. This is due to an increase in the minimum annual General and Administrative expense that is incurred by each Series, as well as certain series that incurred state and federal tax expense. In addition, many of the horses that incurred expenses in the prior period incurred a subsequent fee in the current period. The expense increases based on the size of the overall offering. These increases in offerings combined with larger offerings contributed to an overall increase in the general and administrative expense for the Company for the period ending December 31, 2022 relative to the prior period.

77

The general and administrative fees incurred on a series-by-series basis as of December 31, 2022, and December 31, 2021 are as follows:

		General and Administrative Fees
Series-Series Name	Underlying Asset	31-Dec-22	31-Dec-21
Series Action Bundle (1)	Action Bundle	$–	$2,400
Series Adjust 20	Jai Ho	–	–
Series Amandrea	Amandrea	–	825
Series Ambleside Park 19	Lookwhogotlucky	3,200	5,600
Series Amers	Amers	–	–
Series Apple Down Under 19	Howboutdemapples	–	5,200
Series Ari the Adventurer 19	Kanthari	7,200	6,025
Series Ashlees Empire 20	Helicopter Money	5,200	–
Series Athenian Beauty 19	Quantum Theory	1,200	5,600
Series Authentic	Authentic	4,925	8,970
Series Awe Hush 19	Can't Hush This	4,000	5,600
Series Bajan Bashert	Bajan Bashert	–	–
Series Balletic	Balletic	7,200	3,000
Series Bella Chica	Bella Chica	–	2,300
Series Big Mel	Big Mel	–	800
Series Black Escort 19	Halofied	4,200	–
Series Bullion	Bullion	–	–
Series Cable Boss	Cable Boss	7,200	3,000
Series Cairo Kiss	Cairo Kiss	–	–
Series Carrothers	Carrothers	6,600	6,625
Series Cayala 19	Provocateur	6,708	8,000
Series Arch Support 20	Captain Sparrow	–	–
Series Chad Brown Bundle	Chad Brown Bundle	7,200	1,200
Series Chasing the Moon 20	Cuvier	–	–
Series Classic Cut	Classic Cut	7,200	3,000
Series Classofsixtythree 19	Sixtythreecaliber	5,600	5,600
Series Co Cola 19	Search Engine	7,200	5,575
Series Collusion Illusion	Collusion Illusion	2,600	8,800

78

Series Consecrate 19	Sacred Beauty	1,200	5,600
Series Courtisane 19	Tap the Gavel	7,200	5,425
Series Daddy's Joy	Daddy's Joy	2,300	2,300
Series Dancing Crane	Dancing Crane	4,100	800
Series Daring Dancer 20	Boppy	4,800	1,600
Series De Mystique 17	Dancing Destroyer	–	–
Series Deep Cover	Deep Cover	2,535	2,500
Series Demogorgon	Demogorgon	2,100	175
Series Desire Street 19	Always Hopeful	4,800	3,200
Series Echo Warrior 19	Hero Status	8,800	6,800
Series Edge Racing Summer Fun	Edge Racing Summer Fun-d	–	–
Series Enchante 21	Simply Enchanting	3,400	–
Series Elarose 21	Secret Crush	3,400	–
Series Escape Route	Escape Route	2,900	800
Series Exonerated 19	Above Suspicion	5,600	5,600
Series Fenwick Hall 20	Inspector	4,600	–
Series Forever Rose	Forever Rose	3,800	–
Series Flora Dora 20	Spun Intended	800	–
Series Frosted Oats	Frosted Oats	7,235	8,000
Series Future Stars Stable	Future Stars Stable	7,254	8,000
Series Gentleman Gerry	Gentleman Gerry	–	–
Series Going to Vegas	Going to Vegas	86,134	8,000
Series Got Stormy	Got Stormy	–	14,100
Series Grand Traverse Bay 19	Cornice Traverse	4,000	3,625
Series Grand Traverse Bay 20	Sun Valley Road	4,800	1,600
Series Heaven Street	Heaven Street	–	–
Series Kindle 21	Kindle 21	2,600	–
Series Knarsdale 21	Knarsdale 21	3,400	–
Series I'm a Looker 20	Pioneer Prince	5,200	–
Series Into Summer 19	Malibu Mayhem	12,892	4,400
Series Ishvana 21	Ishvana 21	1,000	–
Series Jeanne's Speight 20	Stay Fabulous	3,800	–

79

Series Just Louise 19	Forbidden Kingdom	5,600	5,600
Series Keertana 18	American Heiress	800	2,300
Series Kiana's Love	Kiana's Love	–	–
Series Kichiro	Kichiro	–	–
Series Lane Way	Lane Way	3,800	3,800
Series Latte Da 19	Inalattetrouble	4,662	7,200
Series Lazy Daisy	Lazy Daisy	–	–
Series Le Relais 20	Show Your Cards	27,000	–
Series Lost Empire 19	Laforgia	6,200	8,000
Series Madarnas	Madarnas	–	–
Series Madiera Wine	Madiera Wine	1,000	–
Series Major Implications	Major Implications	–	–
Series Man Among Men	Man Among Men	5,600	5,600
Series Margaret Reay 19	A Mo Reay	5,588	5,600
Series Margarita Friday 19	Straight No Chaser	6,400	4,000
Series Martita Sangrita 17	Carpe Vinum	4,296	2,300
Series Mayan Milagra 19	Tepeu	2,100	–
Series Midnight Sweetie 19	Dolce Notte	4,000	5,600
Series Miss Puzzle	Miss Puzzle	–	2,681
Series Miss Sakamoto	Miss Sakamoto	7,200	5,425
Series Mo Mischief	Mo Mischief	–	2,550
Series Mo Temptation	Mo Temptation	4,800	–
Series Monomoy Girl	Monomoy Girl	–	4,200
Series Moonbow 20	Cumberland Falls	4,200	–
Series Moonless Sky	Moonless Sky	–	–
Series Motion Emotion (2)	Motion Emotion	–	1,200
Series Mrs Whistler	Mrs Whistler	4,800	3,600
Series My Fast One 20	One Fast Dream	3,800	–
Series Naismith	Naismith	5,800	5,662
Series National Road	National Road	800	800
Series New York Claiming Package	New York Claiming Package	–	–
Series Night of Idiots	Night of Idiots	–	–

80

Series Nileist	Nileist	–	–
Series Noble Goddess	Noble Goddess	–	–
Series Northern Smile 20	Pep Rally	–	–
Series NY Exacta	NY Exacta	5,035	3,931
Series One Last Night 21	One Last Night 21	4,000	–
Series Our Miss Jones 19	Celebrity News	4,800	3,625
Series Our Jenny B	Our Jenny B	–	–
Series Palace Foal	Palace Foal	–	–
Series Patsys Kim 21	Lady Blitz	3,000	–
Series Popular Demand	Popular Demand	–	5,800
Series Power Up Paynter	Power Up Paynter	–	1,550
Series Queen Amira 19	Regal Rebel	3,225	3,225
Series Race Hunter 19	Chasing Time	7,398	5,575
Series Rosie's Alibi	Rosie's Alibi	7,200	3,000
Series Salute to America	Salute to America	4,800	3,225
Series Sarrocchi 21	Sarrocchi 21	3,400	–
Series Sauce On Side	Sauce On Side	–	–
Series Shake It Up Baby	Shake It Up Baby	–	–
Series Sigesmund	Sigesmund	–	–
Series Silverpocketsfull 19	Iron Works	7,200	6,200
Series Smart Shopping 21	Seize the Grey	4,000	–
Series Social Dilemma	Social Dilemma	–	6,763
Series Song of Lark 21	Song of the Lark 21	2,400	–
Series Soul Beam	Soul Beam	–	–
Series Speightstown Belle 19	Ancient Royalty	–	2,000
Series Spirit 20	Phantom Ride	4,850	–
Series Squared Straight	Squared Straight	–	800
Series Storm Shooter	Storm Shooter	119	4,250
Series Street Band	Street Band	–	–
Series Sunny 18	Solar Strike	–	800
Series Sunsanddrinkinhand	Sunsanddrinkinhand	3,070	–
Series Sweet Sweet Annie 19	In Due Time	3,600	–

81

Series Swiss Minister	Swiss Minister	–	–
Series Takeo Squared	Takeo Squared	–	–
Series Tapitry 19	Infinite Empire	5,600	5,600
Series Tavasco Road	Tavasco Road	–	–
Series Tell All 19	Walk the Talk	4,200	800
Series Tell the Duchess 19	Duke of Love	4,800	3,200
Series The Filly Four	The Filly Four	27,347	7,198
Series The Royal Duet	The Royal Duet	3,400	–
Series Thirteen Stripes	Thirteen Stripes	7,700	6,600
Series Timeless Trick 20	Interstellar	–	–
Series Tizamagician	Tizamagician	10,040	2,300
Series Tufnel	Tufnel	7,200	3,000
Series Twirl Girl 21	Twirl Girl 21	–	–
Series Two Trail Sioux 17	Annahilate	–	800
Series Two Trail Sioux 17K	Two Trail Sioux 17K	–	800
Series Utalknboutpractice	Utalknboutpractice	–	–
Series Vertical Threat	Vertical Threat	10,233	20,163
Series Vow	Vow	4,800	3,775
Series War Safe	War Safe	4,800	2,400
Series Wayne O	Wayne O	–	-750
Series Who Runs the World	Who Runs the World	7,200	3,175
Series Who'sbeeninmybed 19	Micro Share	8,000	6,200
Series Without Delay	Golden Quality	4,205	–
Series Wonder Upon a Star 19	Star Six Nine	10,975	6,175
Series Yes This Time	Yes This Time	3,053	–
Series You Make Luvin Fun 19	Magical Ways	7,215	5,425
Series Zestful	Zestful	–	–
Totals		$595,392	$374,367

_______________________

(1)	On April 2, 2021, the Series Action Bundle Offering was terminated prior to any securities being offered.
(2)	On April 2, 2021, the Series Motion Emotion Offering was terminated prior to any securities being offered.

82

Operating Expenses – Management Fee

For the twelve-month periods ended December 31, 2022, and December 31, 2021, the Company incurred Management Fee expenses of $2,052,264 and $1,949,857, respectively, an increase of $552,407. The increase is due primarily to the quantity and value of the overall offerings during the current period relative to the prior period. In addition, the increase in offerings combined with higher race earnings during the current period contributed to the increase from the prior period.

The Management Fee expenses on a series-by-series basis as of December 31, 2022, and December 31, 2021 are as follows:

		Management Fee
Series-Series Name	Underlying Asset	31-Dec-22	31-Dec-21
Series Action Bundle (1)	Action Bundle	$–	$57,382
Series Adjust 20	Jai Ho	19,294	–
Series Amandrea	Amandrea	–	475
Series Ambleside Park 19	Lookwhogotlucky	376	90
Series Amers	Amers	–	–
Series Apple Down Under 19	Howboutdemapples	–	1,505
Series Ari the Adventurer 19	Kanthari	1,836	65,025
Series Ashlees Empire 20	Helicopter Money	40,200	–
Series Athenian Beauty 19	Quantum Theory	774	23
Series Authentic	Authentic	153,333	–
Series Awe Hush 19	Can't Hush This	2,149	–
Series Bajan Bashert	Bajan Bashert	18,200	–
Series Balletic	Balletic	87,132	33,708
Series Bella Chica	Bella Chica	–	–
Series Big Mel	Big Mel	–	–
Series Black Escort 19	Halofied	2,950	8,850
Series Bullion	Bullion	–	–
Series Cable Boss	Cable Boss	40,609	33,596
Series Cairo Kiss	Cairo Kiss	–	–
Series Carrothers	Carrothers	19,699	60,909
Series Cayala 19	Provocateur	8,508	922
Series Arch Support 20	Captain Sparrow	15,435	–
Series Chad Brown Bundle	Chad Brown Bundle	175,541	–
Series Chasing the Moon 20	Cuvier	–	–
Series Classic Cut	Classic Cut	–	76,500
Series Classofsixtythree 19	Sixtythreecaliber	18,477	–

83

Series Co Cola 19	Search Engine	5,174	81,337
Series Collusion Illusion	Collusion Illusion	27	113
Series Consecrate 19	Sacred Beauty	369	360
Series Courtisane 19	Tap the Gavel	4,443	74,025
Series Daddy's Joy	Daddy's Joy	2,501	1,707
Series Dancing Crane	Dancing Crane	190	18,480
Series Daring Dancer 20	Boppy	15,188	–
Series De Mystique 17	Dancing Destroyer	–	–
Series Deep Cover	Deep Cover	7,831	3,850
Series Demogorgon	Demogorgon	–	19,660
Series Desire Street 19	Always Hopeful	1,398	30,538
Series Echo Warrior 19	Hero Status	27,022	33,643
Series Edge Racing Summer Fun	Edge Racing Summer Fun-d	29,895	–
Series Enchante 21	Simply Enchanting	54,831	–
Series Elarose 21	Secret Crush	111,470	–
Series Escape Route	Escape Route	4,500	3,210
Series Exonerated 19	Above Suspicion	344	–
Series Fenwick Hall 20	Inspector	48,480	–
Series Forever Rose	Forever Rose	–	–
Series Flora Dora 20	Spun Intended	14,402	–
Series Frosted Oats	Frosted Oats	2,768	1,261
Series Future Stars Stable	Future Stars Stable	8,302	2,844
Series Gentleman Gerry	Gentleman Gerry	20,000	–
Series Going to Vegas	Going to Vegas	18,666	87,120
Series Got Stormy	Got Stormy	–	57,223
Series Grand Traverse Bay 19	Cornice Traverse	632	50,400
Series Grand Traverse Bay 20	Sun Valley Road	13,650	–
Series Heaven Street	Heaven Street	20,000	–
Series Kindle 21	Kindle 21	–	–
Series Knarsdale 21	Knarsdale 21	–	–
Series I'm a Looker 20	Pioneer Prince	116,000	–
Series Into Summer 19	Malibu Mayhem	554	37,179

84

Series Ishvana 21	Ishvana 21	–	–
Series Jeanne's Speight 20	Stay Fabulous	61,802	–
Series Just Louise 19	Forbidden Kingdom	22,109	4,584
Series Keertana 18	American Heiress	–	61
Series Kiana's Love	Kiana's Love	–	–
Series Kichiro	Kichiro	–	–
Series Lane Way	Lane Way	17,580	4,007
Series Latte Da 19	Inalattetrouble	–	–
Series Lazy Daisy	Lazy Daisy	–	–
Series Le Relais 20	Show Your Cards	74,250	–
Series Lost Empire 19	Laforgia	77	399
Series Madarnas	Madarnas	–	–
Series Madiera Wine	Madiera Wine	7,000	–
Series Major Implications	Major Implications	–	–
Series Man Among Men	Man Among Men	2,165	–
Series Margaret Reay 19	A Mo Reay	2,201	5,002
Series Margarita Friday 19	Straight No Chaser	58,330	150
Series Martita Sangrita 17	Carpe Vinum	4,574	588
Series Mayan Milagra 19	Tepeu	8,921	23,080
Series Midnight Sweetie 19	Dolce Notte	–	–
Series Miss Puzzle	Miss Puzzle	–	–
Series Miss Sakamoto	Miss Sakamoto	11,832	39,844
Series Mo Mischief	Mo Mischief	–	3,046
Series Mo Temptation	Mo Temptation	60,900	–
Series Monomoy Girl	Monomoy Girl	–	88,230
Series Moonbow 20	Cumberland Falls	43,000	–
Series Moonless Sky	Moonless Sky	–	–
Series Motion Emotion (2)	Motion Emotion	–	13,855
Series Mrs Whistler	Mrs Whistler	10,259	31,462
Series My Fast One 20	One Fast Dream	66,000	–
Series Naismith	Naismith	3,366	1,098
Series National Road	National Road	20,000	–

85

Series New York Claiming Package	New York Claiming Package	–	–
Series Night of Idiots	Night of Idiots	–	–
Series Nileist	Nileist	–	–
Series Noble Goddess	Noble Goddess	–	–
Series Northern Smile 20	Pep Rally	18,000	–
Series NY Exacta	NY Exacta	6,292	4,180
Series One Last Night 21	One Last Night 21	34,280	–
Series Our Miss Jones 19	Celebrity News	29,400	–
Series Our Jenny B	Our Jenny B	5,008	–
Series Palace Foal	Palace Foal	–	–
Series Patsys Kim 21	Lady Blitz	118,872	–
Series Popular Demand	Popular Demand	–	–
Series Power Up Paynter	Power Up Paynter	–	650
Series Queen Amira 19	Regal Rebel	69	50,065
Series Race Hunter 19	Chasing Time	15,038	89,938
Series Rosie's Alibi	Rosie's Alibi	59,375	106,092
Series Salute to America	Salute to America	6,227	41,055
Series Sarrocchi 21	Sarrocchi 21	126,691	–
Series Sauce On Side	Sauce On Side	–	–
Series Shake It Up Baby	Shake It Up Baby	–	–
Series Sigesmund	Sigesmund	–	–
Series Silverpocketsfull 19	Iron Works	5,071	68,085
Series Smart Shopping 21	Seize the Grey	142,850	–
Series Social Dilemma	Social Dilemma	–	18,723
Series Song of Lark 21	Song of the Lark 21	65,123	–
Series Soul Beam	Soul Beam	–	–
Series Speightstown Belle 19	Ancient Royalty	–	–
Series Spirit 20	Phantom Ride	50,400	–
Series Squared Straight	Squared Straight	–	–
Series Storm Shooter	Storm Shooter	1,576	2,864
Series Street Band	Street Band	–	–
Series Sunny 18	Solar Strike	–	–

86

Series Sunsanddrinkinhand	Sunsanddrinkinhand	14,378	–
Series Sweet Sweet Annie 19	In Due Time	11,642	20,220
Series Swiss Minister	Swiss Minister	–	–
Series Takeo Squared	Takeo Squared	–	–
Series Tapitry 19	Infinite Empire	784	718
Series Tavasco Road	Tavasco Road	–	–
Series Tell All 19	Walk the Talk	–	18,156
Series Tell the Duchess 19	Duke of Love	40,443	33,102
Series The Filly Four	The Filly Four	2,150	27,131
Series The Royal Duet	The Royal Duet	–	–
Series Thirteen Stripes	Thirteen Stripes	545	3,850
Series Timeless Trick 20	Interstellar	12,000	–
Series Tizamagician	Tizamagician	3,599	32,580
Series Tufnel	Tufnel	530	47,830
Series Twirl Girl 21	Twirl Girl 21	5,565	–
Series Two Trail Sioux 17	Annahilate	–	–
Series Two Trail Sioux 17K	Two Trail Sioux 17K	–	–
Series Utalknboutpractice	Utalknboutpractice	–	–
Series Vertical Threat	Vertical Threat	–	5,484
Series Vow	Vow	1,407	54,933
Series War Safe	War Safe	30,191	15,308
Series Wayne O	Wayne O	–	214
Series Who Runs the World	Who Runs the World	55,255	24,305
Series Who'sbeeninmybed 19	Micro Share	3,142	57,038
Series Without Delay	Golden Quality	3,800	15,200
Series Wonder Upon a Star 19	Star Six Nine	–	55,500
Series Yes This Time	Yes This Time	–	56,433
Series You Make Luvin Fun 19	Magical Ways	25,052	42,863
Series Zestful	Zestful	–	–
Totals		$2,502,264	$1,949,857

________________________

(1)	On April 2, 2021, the Series Action Bundle Offering was terminated prior to any securities being offered.
(2)	On April 2, 2021, the Series Motion Emotion Offering was terminated prior to any securities being offered.

87

Operating Expenses – Depreciation

For the twelve-month periods ended December 31, 2022, and December 31, 2021, the depreciation was $5,569,738 and $5,593,064, respectively, a decrease of $23,236. The decrease is minimal as both the quantity and the value of the overall assets remained relatively equal to the period ending December 31, 2021. This is primarily attributed to the Company acquiring an equivalent value of horses in both periods. The method of calculating depreciation remained unchanged during the current period.

The depreciation on a series-by-series basis as of December 31, 2022, and December 31, 2021 are as follows:

		Depreciation
Series-Series Name	Underlying Asset	31-Dec-22	31-Dec-21
Series Action Bundle (1)	Action Bundle	$–	$–
Series Adjust 20	Jai Ho	17,720	–
Series Amandrea	Amandrea	–	20,492
Series Ambleside Park 19	Lookwhogotlucky	7,901	15,717
Series Amers	Amers	–	–
Series Apple Down Under 19	Howboutdemapples	–	19,500
Series Ari the Adventurer 19	Kanthari	102,638	79,185
Series Ashlees Empire 20	Helicopter Money	7,073	–
Series Athenian Beauty 19	Quantum Theory	2,098	15,000
Series Authentic	Authentic	1,249,407	1,656,698
Series Awe Hush 19	Can't Hush This	37,258	66,000
Series Bajan Bashert	Bajan Bashert	2,509	–
Series Balletic	Balletic	157,500	61,815
Series Bella Chica	Bella Chica	0	8,333
Series Big Mel	Big Mel	–	132,540
Series Black Escort 19	Halofied	17,496	12,630
Series Bullion	Bullion	–	–
Series Cable Boss	Cable Boss	98,175	38,531
Series Cairo Kiss	Cairo Kiss	–	–
Series Carrothers	Carrothers	99,364	90,502
Series Cayala 19	Provocateur	72,081	82,000
Series Arch Support 20	Captain Sparrow	14,176	–
Series Chad Brown Bundle	Chad Brown Bundle	211,208	45,671
Series Chasing the Moon 20	Cuvier	–	–

88

Series Classic Cut	Classic Cut	84,000	33,194
Series Classofsixtythree 19	Sixtythreecaliber	41,667	41,667
Series Co Cola 19	Search Engine	111,563	77,105
Series Collusion Illusion	Collusion Illusion	51,944	183,333
Series Consecrate 19	Sacred Beauty	1,269	10,932
Series Courtisane 19	Tap the Gavel	80,500	55,637
Series Daddy's Joy	Daddy's Joy	5,338	15,998
Series Dancing Crane	Dancing Crane	16,909	24,707
Series Daring Dancer 20	Boppy	15,750	4,856
Series De Mystique 17	Dancing Destroyer	–	–
Series Deep Cover	Deep Cover	27,333	27,167
Series Demogorgon	Demogorgon	30,000	5,484
Series Desire Street 19	Always Hopeful	28,560	18,196
Series Echo Warrior 19	Hero Status	56,700	44,811
Series Edge Racing Summer Fun	Edge Racing Summer Fun-d	23,160	–
Series Enchante 21	Simply Enchanting	29,645	–
Series Elarose 21	Secret Crush	31,500	–
Series Escape Route	Escape Route	14,133	14,133
Series Exonerated 19	Above Suspicion	28,700	23,575
Series Fenwick Hall 20	Inspector	21,963	–
Series Forever Rose	Forever Rose	22,628	–
Series Flora Dora 20	Spun Intended	16,241	–
Series Frosted Oats	Frosted Oats	34,167	29,698
Series Future Stars Stable	Future Stars Stable	90,776	113,375
Series Gentleman Gerry	Gentleman Gerry	23,148	–
Series Going to Vegas	Going to Vegas	95,777	89,121
Series Got Stormy	Got Stormy	–	–
Series Grand Traverse Bay 19	Cornice Traverse	45,161	36,085
Series Grand Traverse Bay 20	Sun Valley Road	13,125	3,776
Series Heaven Street	Heaven Street	15,771	–
Series Kindle 21	Kindle 21	15,458	–
Series Knarsdale 21	Knarsdale 21	28,875	–
Series I'm a Looker 20	Pioneer Prince	49,097	–
Series Into Summer 19	Malibu Mayhem	16,439	21,928

89

Series Ishvana 21	Ishvana 21	10,880	–
Series Jeanne's Speight 20	Stay Fabulous	22,094	–
Series Just Louise 19	Forbidden Kingdom	51,000	51,000
Series Keertana 18	American Heiress	5,552	107,950
Series Kiana's Love	Kiana's Love	–	–
Series Kichiro	Kichiro	–	931
Series Lane Way	Lane Way	130,932	130,797
Series Latte Da 19	Inalattetrouble	10,101	32,280
Series Lazy Daisy	Lazy Daisy	–	–
Series Le Relais 20	Show Your Cards	24,237	–
Series Lost Empire 19	Laforgia	43,185	76,500
Series Madarnas	Madarnas	–	–
Series Madiera Wine	Madiera Wine	1,063	–
Series Major Implications	Major Implications	–	–
Series Man Among Men	Man Among Men	49,200	49,200
Series Margaret Reay 19	A Mo Reay	46,437	54,667
Series Margarita Friday 19	Straight No Chaser	38,500	23,966
Series Martita Sangrita 17	Carpe Vinum	17,467	42,325
Series Mayan Milagra 19	Tepeu	36,667	25,259
Series Midnight Sweetie 19	Dolce Notte	21,029	24,600
Series Miss Puzzle	Miss Puzzle	–	3,343
Series Miss Sakamoto	Miss Sakamoto	52,500	36,424
Series Mo Mischief	Mo Mischief	–	62,333
Series Mo Temptation	Mo Temptation	22,327	–
Series Monomoy Girl	Monomoy Girl	–	–
Series Moonbow 20	Cumberland Falls	10,320	–
Series Moonless Sky	Moonless Sky	–	–
Series Motion Emotion (2)	Motion Emotion	–	–
Series Mrs Whistler	Mrs Whistler	28,000	19,352
Series My Fast One 20	One Fast Dream	19,833	–
Series Naismith	Naismith	54,750	50,000
Series National Road	National Road	33,833	13,329

90

Series New York Claiming Package	New York Claiming Package	–	–
Series Night of Idiots	Night of Idiots	–	–
Series Nileist	Nileist	–	–
Series Noble Goddess	Noble Goddess	–	–
Series Northern Smile 20	Pep Rally	23,790	–
Series NY Exacta	NY Exacta	71,667	71,667
Series One Last Night 21	One Last Night 21	17,994	–
Series Our Miss Jones 19	Celebrity News	21,000	14,458
Series Our Jenny B	Our Jenny B	4,863	–
Series Palace Foal	Palace Foal	–	4,769
Series Patsys Kim 21	Lady Blitz	44,559	–
Series Popular Demand	Popular Demand	–	42,520
Series Power Up Paynter	Power Up Paynter	–	18,548
Series Queen Amira 19	Regal Rebel	25,065	26,307
Series Race Hunter 19	Chasing Time	87,500	60,937
Series Rosie's Alibi	Rosie's Alibi	218,750	86,442
Series Salute to America	Salute to America	28,000	17,430
Series Sarrocchi 21	Sarrocchi 21	29,142	–
Series Sauce On Side	Sauce On Side	–	–
Series Shake It Up Baby	Shake It Up Baby	–	–
Series Sigesmund	Sigesmund	–	–
Series Silverpocketsfull 19	Iron Works	98,175	68,372
Series Smart Shopping 21	Seize the Grey	41,774	–
Series Social Dilemma	Social Dilemma	–	–
Series Song of Lark 21	Song of the Lark 21	15,916	–
Series Soul Beam	Soul Beam	–	–
Series Speightstown Belle 19	Ancient Royalty	–	9,130
Series Spirit 20	Phantom Ride	23,240	–
Series Squared Straight	Squared Straight	–	1,472
Series Storm Shooter	Storm Shooter	23,387	60,000
Series Street Band	Street Band	–	–
Series Sunny 18	Solar Strike	–	39,282

91

Series Sunsanddrinkinhand	Sunsanddrinkinhand	13,518	–
Series Sweet Sweet Annie 19	In Due Time	26,324	21,815
Series Swiss Minister	Swiss Minister	–	–
Series Takeo Squared	Takeo Squared	–	–
Series Tapitry 19	Infinite Empire	49,200	49,200
Series Tavasco Road	Tavasco Road	–	–
Series Tell All 19	Walk the Talk	21,452	21,978
Series Tell the Duchess 19	Duke of Love	29,750	18,519
Series The Filly Four	The Filly Four	59,136	516,868
Series The Royal Duet	The Royal Duet	51,030	–
Series Thirteen Stripes	Thirteen Stripes	33,333	32,228
Series Timeless Trick 20	Interstellar	13,500	–
Series Tizamagician	Tizamagician	13,505	40,515
Series Tufnel	Tufnel	54,600	12,762
Series Twirl Girl 21	Twirl Girl 21	6,944	–
Series Two Trail Sioux 17	Annahilate	–	4,258
Series Two Trail Sioux 17K	Two Trail Sioux 17K	–	3,482
Series Utalknboutpractice	Utalknboutpractice	–	–
Series Vertical Threat	Vertical Threat	–	18,701
Series Vow	Vow	49,000	33,866
Series War Safe	War Safe	31,500	17,107
Series Wayne O	Wayne O	–	11,694
Series Who Runs the World	Who Runs the World	107,100	42,034
Series Who'sbeeninmybed 19	Micro Share	80,325	55,728
Series Without Delay	Golden Quality	27,500	16,833
Series Wonder Upon a Star 19	Star Six Nine	16,061	38,525
Series Yes This Time	Yes This Time	33,333	33,692
Series You Make Luvin Fun 19	Magical Ways	84,000	58,278
Series Zestful	Zestful	–	–
Totals		$5,569,738	$5,593,064

_____________________

(1)	On April 2, 2021, the Series Action Bundle Offering was terminated prior to any securities being offered.
(2)	On April 2, 2021, the Series Motion Emotion Offering was terminated prior to any securities being offered.

92

Other Expense – Loss on Horse Retirement

For the twelve-month periods ended December 31, 2022, and December 31, 2021, the loss on horse retirement was a gain of $147,376 and a loss of $677,233, respectively, an decrease of $824,609. The decrease is due to the timing and the change in remaining net asset value at the close out of the respective Series in the given period.

The loss on horse retirement on a series-by-series basis as of December 31, 2022, and December 31, 2021 are as follows:

		Gain(Loss) on Horse
Series-Series Name	Underlying Asset	31-Dec-22	31-Dec-21
Series Action Bundle (1)	Action Bundle	$–	$–
Series Adjust 20	Jai Ho	–	–
Series Amandrea	Amandrea	–	(42,083)
Series Ambleside Park 19	Lookwhogotlucky	(19,123)	–
Series Amers	Amers	–	–
Series Apple Down Under 19	Howboutdemapples	–	(5,883)
Series Ari the Adventurer 19	Kanthari	–	–
Series Ashlees Empire 20	Helicopter Money	–	–
Series Athenian Beauty 19	Quantum Theory	7,807	–
Series Authentic	Authentic	–	–
Series Awe Hush 19	Can't Hush This	(48,859)	–
Series Bajan Bashert	Bajan Bashert	–	–
Series Balletic	Balletic	–	–
Series Bella Chica	Bella Chica	–	–
Series Big Mel	Big Mel	–	(223,996)
Series Black Escort 19	Halofied	(19,875)	–
Series Bullion	Bullion	–	–
Series Cable Boss	Cable Boss	–	–
Series Cairo Kiss	Cairo Kiss	–	–
Series Carrothers	Carrothers	(121,014)	–
Series Cayala 19	Provocateur	4,417	–
Series Arch Support 20	Captain Sparrow	–	–
Series Chad Brown Bundle	Chad Brown Bundle	–	–
Series Chasing the Moon 20	Cuvier	–	–
Series Classic Cut	Classic Cut	–	–
Series Classofsixtythree 19	Sixtythreecaliber	–	–

93

Series Co Cola 19	Search Engine	–	–
Series Collusion Illusion	Collusion Illusion	(219,056)	–
Series Consecrate 19	Sacred Beauty	(11,598)	–
Series Courtisane 19	Tap the Gavel	–	–
Series Daddy's Joy	Daddy's Joy	–	–
Series Dancing Crane	Dancing Crane	(12,984)	–
Series Daring Dancer 20	Boppy	–	–
Series De Mystique 17	Dancing Destroyer	–	–
Series Deep Cover	Deep Cover	–	–
Series Demogorgon	Demogorgon	–	–
Series Desire Street 19	Always Hopeful	–	–
Series Echo Warrior 19	Hero Status	–	–
Series Edge Racing Summer Fun	Edge Racing Summer Fun-d	(20,164)	–
Series Enchante 21	Simply Enchanting	–	–
Series Elarose 21	Secret Crush	–	–
Series Escape Route	Escape Route	–	–
Series Exonerated 19	Above Suspicion	–	–
Series Fenwick Hall 20	Inspector	–	–
Series Forever Rose	Forever Rose	–	–
Series Flora Dora 20	Spun Intended	–	–
Series Frosted Oats	Frosted Oats	–	–
Series Future Stars Stable	Future Stars Stable	8,320	8,500
Series Gentleman Gerry	Gentleman Gerry	–	–
Series Going to Vegas	Going to Vegas	476,810	–
Series Got Stormy	Got Stormy	–	–
Series Grand Traverse Bay 19	Cornice Traverse	(58,099)	–
Series Grand Traverse Bay 20	Sun Valley Road	–	–
Series Heaven Street	Heaven Street	–	–
Series Kindle 21	Kindle 21	–	–
Series Knarsdale 21	Knarsdale 21	–	–
Series I'm a Looker 20	Pioneer Prince	–	–
Series Into Summer 19	Malibu Mayhem	(57,183)	–
Series Ishvana 21	Ishvana 21	–	–
Series Jeanne's Speight 20	Stay Fabulous	–	–

94

Series Just Louise 19	Forbidden Kingdom	–	–
Series Keertana 18	American Heiress	(5,659)	–
Series Kiana's Love	Kiana's Love	–	–
Series Kichiro	Kichiro	–	(4,528)
Series Lane Way	Lane Way	–	–
Series Latte Da 19	Inalattetrouble	(26,305)	–
Series Lazy Daisy	Lazy Daisy	–	8,713
Series Le Relais 20	Show Your Cards	12,237	–
Series Lost Empire 19	Laforgia	(86,015)	–
Series Madarnas	Madarnas	–	–
Series Madiera Wine	Madiera Wine	1,063	–
Series Major Implications	Major Implications	–	–
Series Man Among Men	Man Among Men	–	–
Series Margaret Reay 19	A Mo Reay	82,337	–
Series Margarita Friday 19	Straight No Chaser	–	–
Series Martita Sangrita 17	Carpe Vinum	9,414	–
Series Mayan Milagra 19	Tepeu	–	–
Series Midnight Sweetie 19	Dolce Notte	37,560	–
Series Miss Puzzle	Miss Puzzle	–	7,851
Series Miss Sakamoto	Miss Sakamoto	–	–
Series Mo Mischief	Mo Mischief	–	(112,968)
Series Mo Temptation	Mo Temptation	–	–
Series Monomoy Girl	Monomoy Girl	–	–
Series Moonbow 20	Cumberland Falls	–	–
Series Moonless Sky	Moonless Sky	–	–
Series Motion Emotion (2)	Motion Emotion	–	–
Series Mrs Whistler	Mrs Whistler	–	–
Series My Fast One 20	One Fast Dream	–	–
Series Naismith	Naismith	–	–
Series National Road	National Road	–	–
Series New York Claiming Package	New York Claiming Package	–	–
Series Night of Idiots	Night of Idiots	–	–

95

Series Nileist	Nileist	–	–
Series Noble Goddess	Noble Goddess	–	–
Series Northern Smile 20	Pep Rally	–	–
Series NY Exacta	NY Exacta	–	–
Series One Last Night 21	One Last Night 21	–	–
Series Our Miss Jones 19	Celebrity News	–	–
Series Our Jenny B	Our Jenny B	–	–
Series Palace Foal	Palace Foal	–	–
Series Patsys Kim 21	Lady Blitz	–	–
Series Popular Demand	Popular Demand	–	(86,491)
Series Power Up Paynter	Power Up Paynter	–	(9,785)
Series Queen Amira 19	Regal Rebel	(52,128)	–
Series Race Hunter 19	Chasing Time	–	–
Series Rosie's Alibi	Rosie's Alibi	–	–
Series Salute to America	Salute to America	–	–
Series Sarrocchi 21	Sarrocchi 21	–	–
Series Sauce On Side	Sauce On Side	–	–
Series Shake It Up Baby	Shake It Up Baby	–	–
Series Sigesmund	Sigesmund	–	–
Series Silverpocketsfull 19	Iron Works	–	–
Series Smart Shopping 21	Seize the Grey	–	–
Series Social Dilemma	Social Dilemma	–	–
Series Song of Lark 21	Song of the Lark 21	–	–
Series Soul Beam	Soul Beam	–	–
Series Speightstown Belle 19	Ancient Royalty	–	17,236
Series Spirit 20	Phantom Ride	–	–
Series Squared Straight	Squared Straight	–	(4,153)
Series Storm Shooter	Storm Shooter	(35,946)	–
Series Street Band	Street Band	–	–
Series Sunny 18	Solar Strike	–	(119,421)
Series Sunsanddrinkinhand	Sunsanddrinkinhand	(48,982)	–
Series Sweet Sweet Annie 19	In Due Time	229,188	–
Series Swiss Minister	Swiss Minister	–	–
Series Takeo Squared	Takeo Squared	–	–

96

Series Tapitry 19	Infinite Empire	–	–
Series Tavasco Road	Tavasco Road	–	–
Series Tell All 19	Walk the Talk	(40,570)	–
Series Tell the Duchess 19	Duke of Love	–	–
Series The Filly Four	The Filly Four	262,463	(29,870)
Series The Royal Duet	The Royal Duet	–	–
Series Thirteen Stripes	Thirteen Stripes	–	–
Series Timeless Trick 20	Interstellar	–	–
Series Tizamagician	Tizamagician	32,400	–
Series Tufnel	Tufnel	–	–
Series Twirl Girl 21	Twirl Girl 21	–	–
Series Two Trail Sioux 17	Annahilate	–	(28,742)
Series Two Trail Sioux 17K	Two Trail Sioux 17K	–	(7,518)
Series Utalknboutpractice	Utalknboutpractice	–	–
Series Vertical Threat	Vertical Threat	–	169,211
Series Vow	Vow	–	–
Series War Safe	War Safe	–	–
Series Wayne O	Wayne O	–	(213,306)
Series Who Runs the World	Who Runs the World	–	–
Series Who'sbeeninmybed 19	Micro Share	–	–
Series Without Delay	Golden Quality	(40,667)	–
Series Wonder Upon a Star 19	Star Six Nine	(92,414)	–
Series Yes This Time	Yes This Time	–	–
Series You Make Luvin Fun 19	Magical Ways	–	–
Series Zestful	Zestful	–	–
Totals		$147,376	$(677,233)

_____________________

(1)	On April 2, 2021, the Series Action Bundle Offering was terminated prior to any securities being offered.
(2)	On April 2, 2021, the Series Motion Emotion Offering was terminated prior to any securities being offered.

As a result, the Company’s aggregate net loss across all series for the twelve-month periods ended December 31, 2022, and December 31, 2021 was $8,494,334 and $10,308,528, respectively.

97

Liquidity and Capital Resources – For the Years Ended December 31, 2022 and 2021

During the years ended December 31, 2022 and 2021, the Company has relied on advances from founders, raising capital to fund its operations and the issuance of securities under Regulation A offerings, as well as under an intrastate permit and Regulation D offering as sources of capital. The funds raised supported the repayment of manager’s loans (advanced to obtain Underlying Assets), accrue management fees and set aside cash held by the manager as horse reserve accounts to cover certain horse expenses. Additionally, the Company acquired one Underlying Asset through a loan from a strategic vendor partner.

Of the horses that were part of an offering as of December 31, 2022 that have not yet started racing and thus potential revenue-generating activities, the Company anticipates they will begin racing as follows:

Series Name	Target Revenue Generation
Series Jai Ho	Apr-23
Series Bajan Bashert	Jan-23
Series Cable Boss	Aug-23
Series Classic Cut	Mar-23
Series Boppy	Mar-23
Series Simply Enchanting	Oct-23
Series Secret Crush	Nov-23
Series Forever Rose	Nov-23
Series Kindle 21	Oct-23
Series Knarsdale 21	Aug-23
Series Pioneer Prince	Jan-23
Series Ishvana 21	Nov-23
Series Mo Temptation	Aug-23
Series One Fast Dream	Jan-23
Series One Last Night 21	Nov-23
Series Our Jenny B	Aug-23
Series-Palace Foal	N/A
Series Lady Blitz	Aug-23
Series Sarrocchi 21	Nov-23
Series Song of Lark 21	Nov-23
Series The Royal Duet (1)	May-23
Series Tufnel	Mar-23
Series Twirl Girl 21	Apr-24
Series Who Runs the World	Feb-23

(1)	The Series is comprised of two horses, one of which is expected to begin racing in May 2023, while the second one is not expected to race until July 2023.

98

The Company anticipates such horses will begin racing and, thus, potentially generating revenue as early as the above dates, which should allow such Series to maintain an ongoing reserve for Operating Expenses without the need to raise additional capital. Should such Underlying Asset need more time than anticipated in training or fails to generate sufficient revenues as expected, the Manager may loan the Series money from time-to-time to cover its Operating Expenses. The Company has purchased insurance for such Underlying Assets.

The Company (if viewed as if it were a separate and distinct entity apart from its Series) will not have much, if any, need for cash reserves and, instead, each Series will have liquidity needs that are built into Operating Expense reserves and covered by future revenue-generating activities. Specifically, it is the intent of the Company to reserve Operating Expenses, including Upkeep Fees, at the outset of an offering sufficient to maintain the Underlying Asset without the need to raise additional capital for such Series. The Company intends to rely on revenue generated from such Underlying Asset to provide ongoing working capital needed to fund the Operating Expenses of each such Series thereafter. Further, in the event that a Series is not fully subscribed, or needs additional funding beyond the Operating Expense reserves, (i) the Manager and/or its affiliates may exercise their right to purchase interests in the Series on the same terms and conditions as the investors, (ii) if such Underlying Asset was originally acquired by the Company or an affiliate pursuant to a Profit Participation Convertible Promissory Note or similar instrument, such party may exercise its conversion rights, and/or (iii) the Series may obtain a loan from the Manager, affiliates or third parties to obtain sufficient working capital to operate the underlying asset.

During the next 12 months, the Company intends to fund its operations, including those of its Series with funding from a Regulation A offering campaign, loans from its manager and funds from revenue producing activities, if and when such can be realized. If the Company cannot secure additional short-term capital, it may cease operations. The financial statements and related notes thereto included in this Annual Report do not include any adjustments that might result from these uncertainties.

Horse Reserve Funds

During the twelve-month periods ended December 31, 2022, and December 31, 2021, the Company had a total of $4,226,464 and $3,668,322, respectively, in reserve funds held by the Manager for each series of an Underlying Asset as outlined below.

As of December 31, 2022, the Company’s positions of borrowings and amounts owed to it by the Manager are as follows:

Series Name	Horse reserve account owed to/(by) Series	(Horse acquisition loans owed to Manager)	Net amount owed to/(by) Series	Horse Reserves to Last Through
Series Action Bundle (1)	$–	$–	$–	$–
Series Adjust 20	12,438	–	12,438	45,016
Series Amandrea	–	–	–
Series Ambleside Park 19	–	–	–
Series Amers	–	–	–
Series Apple Down Under 19	–	–	–
Series Ari the Adventurer 19	22,438	–	22,438	45,016
Series Ashlees Empire 20	91,770	–	91,770	45,016
Series Athenian Beauty 19	–	–	–
Series Authentic	(189,569)	–	(189,569)	45,016

99

Series Awe Hush 19	–	–	–
Series Bajan Bashert	18,982	(25,800)	(6,818)	45,016
Series Balletic	87,248	–	87,248	45,016
Series Bella Chica	–	–	–
Series Big Mel	–	–	–
Series Black Escort 19	11,542	–	11,542	45,016
Series Bullion	–	–	–
Series Cable Boss	63,107	–	63,107	45,016
Series Cairo Kiss	–	–	–
Series Carrothers	21,631	–	21,631	45,016
Series Cayala 19	31,124	–	31,124	45,016
Series Arch Support 20	7,715	–	7,715	45,016
Series Chad Brown Bundle	189,967	–	189,967	45,016
Series Chasing the Moon 20	–	–	–
Series Classic Cut	99,394	–	99,394	45,016
Series Classofsixtythree 19	25,172	–	25,172	45,016
Series Co Cola 19	43,029	–	43,029	45,016
Series Collusion Illusion	–	–	–
Series Consecrate 19	–	–	–
Series Courtisane 19	51,353	–	51,353	45,016
Series Daddy's Joy	–	–	–
Series Dancing Crane	(600)	–	(600)	45,016
Series Daring Dancer 20	21,923	–	21,923	45,016
Series De Mystique 17	–	–	–
Series Deep Cover	1,880	–	1,880	45,016
Series Demogorgon	4,134	–	4,134	45,016
Series Desire Street 19	26,621	–	26,621	45,016
Series Echo Warrior 19	42,004	–	42,004	45,016
Series Edge Racing Summer Fun	92,512	–	92,512	45,016
Series Enchante 21	142,831	(271,512)	(128,681)	45,016
Series Elarose 21	157,696	(112,046)	45,649	45,016
Series Escape Route	(8,247)	–	(8,247)	45,016

100

Series Exonerated 19	8,080	–	8,080	45,016
Series Fenwick Hall 20	65,134	–	65,134	45,016
Series Forever Rose	(18,468)	(118,142)	(136,610)	45,016
Series Flora Dora 20	1,262	–	1,262	45,016
Series Frosted Oats	16,733	–	16,733	45,016
Series Future Stars Stable	103,891	–	103,891	45,016
Series Gentleman Gerry	(1,948)	–	(1,948)	45,016
Series Going to Vegas	550,138	–	550,138	45,016
Series Got Stormy	–	–	–
Series Grand Traverse Bay 19	64,741	–	64,741	45,016
Series Grand Traverse Bay 20	19,535	103	19,638	45,016
Series Heaven Street	12,682	–	12,682	45,016
Series Kindle 21	102,460	(271,250)	(168,790)	45,016
Series Knarsdale 21	(15,989)	(275,000)	(290,989)	45,016
Series I'm a Looker 20	154,796	–	154,796	45,016
Series Into Summer 19	–	–	–
Series Ishvana 21	(15,282)	(125,000)	(140,282)	45,016
Series Jeanne's Speight 20	96,414	(794)	95,620	45,016
Series Just Louise 19	(3,896)	–	(3,896)	45,016
Series Keertana 18	–	–	–
Series Kiana's Love	–	–	–
Series Kichiro	–	–	–
Series Lane Way	32,677	–	32,677	45,016
Series Latte Da 19	–	–	–
Series Lazy Daisy	–	–	–
Series Le Relais 20	–	–	–
Series Lost Empire 19	–	–	–
Series Madarnas	–	–	–
Series Madiera Wine	2,146	–	2,146	45,016
Series Major Implications	–	–	–
Series Man Among Men	10,335	–	10,335	45,016
Series Margaret Reay 19	70,470	–	70,470	45,016

101

Series Margarita Friday 19	65,637	–	65,637	45,016
Series Martita Sangrita 17	–	–	–
Series Mayan Milagra 19	(4,467)	–	(4,467)	45,016
Series Midnight Sweetie 19	37,483	–	37,483	45,016
Series Miss Puzzle	–	–	–
Series Miss Sakamoto	35,662	46	35,708	45,016
Series Mo Mischief	–	–	–
Series Mo Temptation	96,399	–	96,399	45,016
Series Monomoy Girl	–	–	–
Series Moonbow 20	89,716	–	89,716	45,016
Series Moonless Sky	–	–	–
Series Motion Emotion (2)	–	–	–
Series Mrs Whistler	57,298	349	57,647	45,016
Series My Fast One 20	125,712	–	125,712	45,016
Series Naismith	(41,193)	–	(41,193)	45,016
Series National Road	2,500	–	2,500	45,016
Series New York Claiming Package	–	–	–
Series Night of Idiots	–	–	–
Series Nileist	–	–	–
Series Noble Goddess	–	–	–
Series Northern Smile 20	(7,991)	–	(7,991)	45,016
Series NY Exacta	(58,119)	–	(58,119)	45,016
Series One Last Night 21	104,736	(144,666)	(39,930)	45,016
Series Our Miss Jones 19	25,280	–	25,280	45,016
Series Our Jenny B	46,528	(59,880)	(13,352)	45,016
Series Palace Foal	(6,171)	–	(6,171)	45,016
Series Patsys Kim 21	149,796	(105,838)	43,958	45,016
Series Popular Demand	–	–	–
Series Power Up Paynter	–	–	–
Series Queen Amira 19	–	–	–
Series Race Hunter 19	25,082	–	25,082	45,016
Series Rosie's Alibi	95,726	–	95,726	45,016

102

Series Salute to America	46,947	–	46,947	45,016
Series Sarrocchi 21	183,394	(59,619)	123,774	45,016
Series Sauce On Side	–	–	–
Series Shake It Up Baby	–	–	–
Series Sigesmund	–	–	–
Series Silverpocketsfull 19	60,565	–	60,565	45,016
Series Smart Shopping 21	144,006	–	144,006	45,016
Series Social Dilemma	–	–	–
Series Song of Lark 21	95,883	(46,375)	49,507	45,016
Series Soul Beam	–	–	–
Series Speightstown Belle 19	–	–	–
Series Spirit 20	70,575	–	70,575	45,016
Series Squared Straight	–	–	–
Series Storm Shooter	–	–	–
Series Street Band	–	–	–
Series Sunny 18	–	–	–
Series Sunsanddrinkinhand	666	–	666	45,016
Series Sweet Sweet Annie 19	(4,876)	–	(4,876)	45,016
Series Swiss Minister	–	–	–
Series Takeo Squared	–	–	–
Series Tapitry 19	10,224	–	10,224	45,016
Series Tavasco Road	–	–	–
Series Tell All 19	(600)	–	(600)	45,016
Series Tell the Duchess 19	39,504	–	39,504	45,016
Series The Filly Four	32,677	–	32,677	45,016
Series The Royal Duet	(2,062)	(541,331)	(543,393)	45,016
Series Thirteen Stripes	(13,938)	–	(13,938)	45,016
Series Timeless Trick 20	(3,280)	–	(3,280)	45,016
Series Tizamagician	13,911	–	13,911	45,016
Series Tufnel	59,914	–	59,914	45,016
Series Twirl Girl 21	47,677	(87,165)	(39,488)	45,016
Series Two Trail Sioux 17	–	–	–

103

Series Two Trail Sioux 17K	–	–	–
Series Utalknboutpractice	–	–	–
Series Vertical Threat	–	–	–
Series Vow	63,922	–	63,922	45,016
Series War Safe	62,106	–	62,106	45,016
Series Wayne O	–	–	–
Series Who Runs the World	70,211	–	70,211	45,016
Series Who'sbeeninmybed 19	48,528	–	48,528	45,016
Series Without Delay	(2,400)	–	(2,400)	45,016
Series Wonder Upon a Star 19	–	–	–
Series Yes This Time	(7,183)	–	(7,183)	45,016
Series You Make Luvin Fun 19	46,476	–	46,476	45,016
Series Zestful	–	–	–
Total	$4,226,464	$(2,243,920)	$1,982,544

____________________

(1)	On April 2, 2021, the Series Action Bundle Offering was terminated prior to any securities being offered.
(2)	On April 2, 2021, the Series Motion Emotion Offering was terminated prior to any securities being offered.

The cash reserves for Operating Expenses, including Upkeep Fees, for each Series are estimated to last through the time period set forth in the table above. The purchase price of such Underlying Assets typically includes such reserves for Operating Expenses through at least the time period set forth in the table above. In the Offerings, it is the intent of the Company to reserve Operating Expenses, including Upkeep Fees, at the outset of an offering sufficient to maintain the Underlying Asset without the need to raise additional capital for such series. The Company intends to rely on revenue generated from such Underlying Asset to provide ongoing working capital needed to fund the Operating Expenses of each such Series thereafter.

Series Interests

As of December 31, 2022, the Company received a total of $38,525,215 in exchange for series interests in various Underlying Assets (See our financial statements and “Note 6 – Members’ Equity/(Deficit)” for more detail):

Series Name	Underlying Asset	Units Offered	Units Tendered	Subscription Amount
Series Action Bundle (1)	Action Bundle	10,000	10,000	310,000
Series Adjust 20	Jai Ho	10	10	135,000
Series Amandrea	Amandrea	550	550	162,250
Series Ambleside Park 19	Lookwhogotlucky	410	410	84,050
Series Amers	Amers	75	75	10,500
Series Apple Down Under 19	Howboutdemapples	600	600	103,800

104

Series Ari the Adventurer 19	Kanthari	5,100	5,100	433,500
Series Ashlees Empire 20	Helicopter Money	3,000	3,000	201,000
Series Athenian Beauty 19	Quantum Theory	1,800	1,800	84,600
Series Authentic	Authentic	12,500	12,500	2,575,000
Series Awe Hush 19	Can't Hush This	1,800	1,800	295,200
Series Bajan Bashert	Bajan Bashert	16	13	130,000
Series Balletic	Balletic	10,000	10,000	800,000
Series Bella Chica	Bella Chica	100	100	38,000
Series Big Mel	Big Mel	6,000	6,000	726,000
Series Black Escort 19	Halofied	20	20	100,000
Series Bullion	Bullion	25	25	11,750
Series Cable Boss	Cable Boss	5,100	5,100	494,700
Series Cairo Kiss	Cairo Kiss	80	80	44,400
Series Carrothers	Carrothers	5,100	5,100	515,100
Series Cayala 19	Provocateur	4,100	4,100	373,100
Series Arch Support 20	Captain Sparrow	10	10	112,000
Series Chad Brown Bundle	Chad Brown Bundle	5,000	5,000	1,170,000
Series Chasing the Moon 20	Cuvier	1,250	–	–
Series Classic Cut	Classic Cut	10,000	10,000	510,000
Series Classofsixtythree 19	Sixtythreecaliber	1,000	1,000	193,000
Series Co Cola 19	Search Engine	5,100	5,100	540,600
Series Collusion Illusion	Collusion Illusion	25,000	25,000	750,000
Series Consecrate 19	Sacred Beauty	410	410	64,370
Series Courtisane 19	Tap the Gavel	10,000	10,000	490,000
Series Daddy's Joy	Daddy's Joy	600	600	108,000
Series Dancing Crane	Dancing Crane	20	20	122,000
Series Daring Dancer 20	Boppy	750	750	101,250
Series De Mystique 17	Dancing Destroyer	250	250	35,000
Series Deep Cover	Deep Cover	800	800	176,000
Series Demogorgon	Demogorgon	20	20	128,000
Series Desire Street 19	Always Hopeful	1,020	1,020	205,020
Series Echo Warrior 19	Hero Status	6,000	6,000	348,000

105

Series Edge Racing Summer Fun	Edge Racing Summer Fun-d	50	50	250,000
Series Enchante 21	Simply Enchanting	6,000	2,461	243,639
Series Elarose 21	Secret Crush	10,000	7,741	495,424
Series Escape Route	Escape Route	10	10	62,952
Series Exonerated 19	Above Suspicion	820	820	138,580
Series Fenwick Hall 20	Inspector	1,200	1,200	242,400
Series Forever Rose	Forever Rose	1,250	–	–
Series Flora Dora 20	Spun Intended	10	10	100,000
Series Frosted Oats	Frosted Oats	4,100	4,100	172,200
Series Future Stars Stable	Future Stars Stable	10,000	10,000	500,000
Series Gentleman Gerry	Gentleman Gerry	20	20	155,000
Series Going to Vegas	Going to Vegas	5,100	5,100	438,600
Series Got Stormy	Got Stormy	5,100	5,100	229,500
Series Grand Traverse Bay 19	Cornice Traverse	750	750	335,250
Series Grand Traverse Bay 20	Sun Valley Road	750	751	90,871
Series Heaven Street	Heaven Street	20	20	150,000
Series Kindle 21	Kindle 21	5,500	–	–
Series Knarsdale 21	Knarsdale 21	5,000	–	–
Series I'm a Looker 20	Pioneer Prince	4,000	4,000	580,000
Series Into Summer 19	Malibu Mayhem	650	650	250,900
Series Ishvana 21	Ishvana 21	2,500	–	–
Series Jeanne's Speight 20	Stay Fabulous	2,500	2,492	309,008
Series Just Louise 19	Forbidden Kingdom	1,020	1,020	233,580
Series Keertana 18	American Heiress	5,100	5,100	510,000
Series Kiana's Love	Kiana's Love	200	200	24,000
Series Kichiro	Kichiro	200	200	26,000
Series Lane Way	Lane Way	6,000	6,000	540,000
Series Latte Da 19	Inalattetrouble	4,100	4,100	143,500
Series Lazy Daisy	Lazy Daisy	1,250	1,250	143,750
Series Le Relais 20	Show Your Cards	3,000	3,000	495,000
Series Lost Empire 19	Laforgia	10,200	10,200	357,000
Series Madarnas	Madarnas	50	50	17,500
Series Madiera Wine	Madiera Wine	20	20	50,000
Series Major Implications	Major Implications	20	20	4,600

106

Series Man Among Men	Man Among Men	820	820	223,860
Series Margaret Reay 19	A Mo Reay	820	820	246,820
Series Margarita Friday 19	Straight No Chaser	2,000	2,000	332,000
Series Martita Sangrita 17	Carpe Vinum	600	600	192,000
Series Mayan Milagra 19	Tepeu	20	20	170,000
Series Midnight Sweetie 19	Dolce Notte	820	820	121,360
Series Miss Puzzle	Miss Puzzle	125	125	31,250
Series Miss Sakamoto	Miss Sakamoto	6,000	6,001	324,054
Series Mo Mischief	Mo Mischief	5,100	5,100	382,500
Series Mo Temptation	Mo Temptation	3,500	3,500	304,500
Series Monomoy Girl	Monomoy Girl	10,200	10,200	469,200
Series Moonbow 20	Cumberland Falls	2,500	2,500	215,000
Series Moonless Sky	Moonless Sky	200	200	22,000
Series Motion Emotion (2)	Motion Emotion	1,020	1,020	85,680
Series Mrs Whistler	Mrs Whistler	2,000	2,003	274,411
Series My Fast One 20	One Fast Dream	2,000	2,000	330,000
Series Naismith	Naismith	2,000	2,000	304,000
Series National Road	National Road	20	20	140,000
Series New York Claiming Package	New York Claiming Package	510	510	71,400
Series Night of Idiots	Night of Idiots	80	80	20,000
Series Nileist	Nileist	45	45	23,850
Series Noble Goddess	Noble Goddess	300	300	33,000
Series Northern Smile 20	Pep Rally	20	20	140,000
Series NY Exacta	NY Exacta	2,000	2,000	456,000
Series One Last Night 21	One Last Night 21	3,000	1,348	152,324
Series Our Miss Jones 19	Celebrity News	1,200	1,200	187,200
Series Our Jenny B	Our Jenny B	20	9	54,000
Series Palace Foal	Palace Foal	510	–	–
Series Patsys Kim 21	Lady Blitz	5,000	3,973	528,409
Series Popular Demand	Popular Demand	1,020	1,020	248,880
Series Power Up Paynter	Power Up Paynter	600	600	114,000
Series Queen Amira 19	Regal Rebel	2,000	2,000	330,000

107

Series Race Hunter 19	Chasing Time	10,000	10,000	520,000
Series Rosie's Alibi	Rosie's Alibi	10,000	10,000	1,050,000
Series Salute to America	Salute to America	1,000	1,000	273,000
Series Sarrocchi 21	Sarrocchi 21	5,000	4,399	563,072
Series Sauce On Side	Sauce On Side	125	125	30,000
Series Shake It Up Baby	Shake It Up Baby	250	250	32,500
Series Sigesmund	Sigesmund	200	200	20,000
Series Silverpocketsfull 19	Iron Works	5,100	5,100	453,900
Series Smart Shopping 21	Seize the Grey	5,000	5,000	635,000
Series Social Dilemma	Social Dilemma	510	510	85,170
Series Song of Lark 21	Song of the Lark 21	2,550	2,113	289,481
Series Soul Beam	Soul Beam	65	65	39,650
Series Speightstown Belle 19	Ancient Royalty	900	900	125,100
Series Spirit 20	Phantom Ride	3,000	3,000	252,000
Series Squared Straight	Squared Straight	150	150	40,500
Series Storm Shooter	Storm Shooter	2,000	2,000	324,000
Series Street Band	Street Band	50	50	61,500
Series Sunny 18	Solar Strike	6,000	6,000	390,000
Series Sunsanddrinkinhand	Sunsanddrinkinhand	20	20	100,000
Series Sweet Sweet Annie 19	In Due Time	20	20	150,000
Series Swiss Minister	Swiss Minister	50	50	14,000
Series Takeo Squared	Takeo Squared	100	100	27,000
Series Tapitry 19	Infinite Empire	820	820	223,860
Series Tavasco Road	Tavasco Road	80	80	18,400
Series Tell All 19	Walk the Talk	12	12	126,000
Series Tell the Duchess 19	Duke of Love	2,000	2,000	284,000
Series The Filly Four	The Filly Four	8,000	8,000	1,440,000
Series The Royal Duet	The Royal Duet	5,100	–	–
Series Thirteen Stripes	Thirteen Stripes	1,000	1,000	229,000
Series Timeless Trick 20	Interstellar	12	12	93,000
Series Tizamagician	Tizamagician	600	600	192,000
Series Tufnel	Tufnel	5,200	5,200	322,400

108

Series Twirl Girl 21	Twirl Girl 21	20	7	52,500
Series Two Trail Sioux 17	Annahilate	450	450	135,000
Series Two Trail Sioux 17K	Two Trail Sioux 17K	1	1	29,720
Series Utalknboutpractice	Utalknboutpractice	100	100	30,000
Series Vertical Threat	Vertical Threat	600	600	126,000
Series Vow	Vow	2,000	2,000	358,000
Series War Safe	War Safe	2,000	2,000	292,000
Series Wayne O	Wayne O	6,000	6,000	570,000
Series Who Runs the World	Who Runs the World	5,100	5,100	530,400
Series Who'sbeeninmybed 19	Micro Share	5,100	5,100	377,400
Series Without Delay	Golden Quality	20	20	140,000
Series Wonder Upon a Star 19	Star Six Nine	10,000	10,000	370,000
Series Yes This Time	Yes This Time	10	10	129,520
Series You Make Luvin Fun 19	Magical Ways	6,000	6,000	450,000
Series Zestful	Zestful	100	100	32,000
Totals		398,571	367,916	$38,525,215

_____________________

(1)	On April 2, 2021, the Series Action Bundle Offering was terminated prior to any securities being offered.
(2)	On April 2, 2021, the Series Motion Emotion Offering was terminated prior to any securities being offered.

Advances from Manager – For the Years Ended December 31, 2022 and 2021

To fund its organizational and start-up activities as well as to advance funds on behalf of a series to purchase horse assets, the Manager has covered the expenses and costs of the Company and its series thus far on a non-interest-bearing extension of revolving credit. The Company will evaluate when is best to repay the Manager depending on operations and fundraising ability. In general, the Company will repay the Manager for funds extended to acquire horse assets from the series subscription proceeds (less the applicable management fee), as they are received.

Additionally, the Manager maintains cash reserves on behalf of each of the series of the Company to cover expenses of the series’ operations.

109

In the table below, the Company outlines the positions of borrowings and amounts owed to it by the Manager as of December 31, 2022:

Series Name	Horse reserve account owed to/(by) Series	(Horse acquisition loans owed to Manager)	Net amount owed to/(by) Series
Series Action Bundle (1)	$–	$–	$–
Series Adjust 20	12,438	–	12,438
Series Amandrea	–	–	–
Series Ambleside Park 19	–	–	–
Series Amers	–	–	–
Series Apple Down Under 19	–	–	–
Series Ari the Adventurer 19	22,438	–	22,438
Series Ashlees Empire 20	91,770	–	91,770
Series Athenian Beauty 19	–	–	–
Series Authentic	(189,569)	–	(189,569)
Series Awe Hush 19	–	–	–
Series Bajan Bashert	18,982	(25,800)	(6,818)
Series Balletic	87,248	–	87,248
Series Bella Chica	–	–	–
Series Big Mel	–	–	–
Series Black Escort 19	11,542	–	11,542
Series Bullion	–	–	–
Series Cable Boss	63,107	–	63,107
Series Cairo Kiss	–	–	–
Series Carrothers	21,631	–	21,631
Series Cayala 19	31,124	–	31,124
Series Arch Support 20	7,715	–	7,715
Series Chad Brown Bundle	189,967	–	189,967
Series Chasing the Moon 20	–	–	–
Series Classic Cut	99,394	–	99,394
Series Classofsixtythree 19	25,172	–	25,172
Series Co Cola 19	43,029	–	43,029
Series Collusion Illusion	–	–	–
Series Consecrate 19	–	–	–

110

Series Courtisane 19	51,353	–	51,353
Series Daddy's Joy	–	–	–
Series Dancing Crane	(600)	–	(600)
Series Daring Dancer 20	21,923	–	21,923
Series De Mystique 17	–	–	–
Series Deep Cover	1,880	–	1,880
Series Demogorgon	4,134	–	4,134
Series Desire Street 19	26,621	–	26,621
Series Echo Warrior 19	42,004	–	42,004
Series Edge Racing Summer Fun	92,512	–	92,512
Series Enchante 21	142,831	(271,512)	(128,681)
Series Elarose 21	157,696	(112,046)	45,649
Series Escape Route	(8,247)	–	(8,247)
Series Exonerated 19	8,080	–	8,080
Series Fenwick Hall 20	65,134	–	65,134
Series Forever Rose	(18,468)	(118,142)	(136,610)
Series Flora Dora 20	1,262	–	1,262
Series Frosted Oats	16,733	–	16,733
Series Future Stars Stable	103,891	–	103,891
Series Gentleman Gerry	(1,948)	–	(1,948
Series Going to Vegas	550,138	–	550,138
Series Got Stormy	–	–	–
Series Grand Traverse Bay 19	64,741	–	64,741
Series Grand Traverse Bay 20	19,535	103	19,638
Series Heaven Street	12,682	–	12,682
Series Kindle 21	102,460	(271,250)	(168,790)
Series Knarsdale 21	(15,989)	(275,000)	(290,989)
Series I'm a Looker 20	154,796	–	154,796
Series Into Summer 19	–	–	–
Series Ishvana 21	(15,282)	(125,000)	(140,282)
Series Jeanne's Speight 20	96,414	(794)	95,620
Series Just Louise 19	(3,896)	–	(3,896)

111

Series Keertana 18	–	–	–
Series Kiana's Love	–	–	–
Series Kichiro	–	–	–
Series Lane Way	32,677	–	32,677
Series Latte Da 19	–	–	–
Series Lazy Daisy	–	–	–
Series Le Relais 20	–	–	–
Series Lost Empire 19	–	–	–
Series Madarnas	–	–	–
Series Madiera Wine	2,146	–	2,146
Series Major Implications	–	–	–
Series Man Among Men	10,335	–	10,335
Series Margaret Reay 19	70,470	–	70,470
Series Margarita Friday 19	65,637	–	65,637
Series Martita Sangrita 17	–	–	–
Series Mayan Milagra 19	(4,467)	–	(4,467)
Series Midnight Sweetie 19	37,483	–	37,483
Series Miss Puzzle	–	–	–
Series Miss Sakamoto	35,662	46	35,708
Series Mo Mischief	–	–	–
Series Mo Temptation	96,399	–	96,399
Series Monomoy Girl	–	–	–
Series Moonbow 20	89,716	–	89,716
Series Moonless Sky	–	–	–
Series Motion Emotion (2)	–	–	–
Series Mrs Whistler	57,298	349	57,647
Series My Fast One 20	125,712	–	125,712
Series Naismith	(41,193)	–	(41,193)
Series National Road	2,500	–	2,500
Series New York Claiming Package	–	–	–
Series Night of Idiots	–	–	–
Series Nileist	–	–	–

112

Series Noble Goddess	–	–	–
Series Northern Smile 20	(7,991)	–	(7,991)
Series NY Exacta	(58,119)	–	(58,119)
Series One Last Night 21	104,736	(144,666)	(39,930)
Series Our Miss Jones 19	25,280	–	25,280
Series Our Jenny B	46,528	(59,880)	(13,352)
Series Palace Foal	(6,171)	–	(6,171)
Series Patsys Kim 21	149,796	(105,838)	43,958
Series Popular Demand	–	–	–
Series Power Up Paynter	–	–	–
Series Queen Amira 19	–	–	–
Series Race Hunter 19	25,082	–	25,082
Series Rosie's Alibi	95,726	–	95,726
Series Salute to America	46,947	–	46,947
Series Sarrocchi 21	183,394	(59,619)	123,774
Series Sauce On Side	–	–	–
Series Shake It Up Baby	–	–	–
Series Sigesmund	–	–	–
Series Silverpocketsfull 19	60,565	–	60,565
Series Smart Shopping 21	144,006	–	144,006
Series Social Dilemma	–	–	–
Series Song of Lark 21	95,883	(46,375)	49,507
Series Soul Beam	–	–	–
Series Speightstown Belle 19	–	–	–
Series Spirit 20	70,575	–	70,575
Series Squared Straight	–	–	–
Series Storm Shooter	–	–	–
Series Street Band	–	–	–
Series Sunny 18	–	–	–
Series Sunsanddrinkinhand	666	–	666
Series Sweet Sweet Annie 19	(4,876)	–	(4,876)
Series Swiss Minister	–	–	–

113

Series Takeo Squared	–	–	–
Series Tapitry 19	10,224	–	10,224
Series Tavasco Road	–	–	–
Series Tell All 19	(600)	–	(600)
Series Tell the Duchess 19	39,504	–	39,504
Series The Filly Four	32,677	–	32,677
Series The Royal Duet	(2,062)	(541,331)	(543,393)
Series Thirteen Stripes	(13,938)	–	(13,938)
Series Timeless Trick 20	(3,280)	–	(3,280)
Series Tizamagician	13,911	–	13,911
Series Tufnel	59,914	–	59,914
Series Twirl Girl 21	47,677	(87,165)	(39,488)
Series Two Trail Sioux 17	–	–	–
Series Two Trail Sioux 17K	–	–	–
Series Utalknboutpractice	–	–	–
Series Vertical Threat	–	–	–
Series Vow	63,922	–	63,922
Series War Safe	62,106	–	62,106
Series Wayne O	–	–	–
Series Who Runs the World	70,211	–	70,211
Series Who'sbeeninmybed 19	48,528	–	48,528
Series Without Delay	(2,400)	–	(2,400)
Series Wonder Upon a Star 19	–	–	–
Series Yes This Time	(7,183)	–	(7,183)
Series You Make Luvin Fun 19	46,476	–	46,476
Series Zestful	–	–	–
Total	$4,226,464	$(2,243,920)	$1,982,544

_____________________

(1)	On April 2, 2021, the Series Action Bundle Offering was terminated prior to any securities being offered.
(2)	On April 2, 2021, the Series Motion Emotion Offering was terminated prior to any securities being offered.

114

Related Party Transactions – For the Years Ended December 31, 2022 and 2021

The Company’s Manager has advanced funds to and holds cash reserves on behalf of various of the Company’s series funds. See Note 4, Note 5, and Note 7 to Financial Statements as of December 31, 2022 for further discussions. Additionally, the Manager maintains cash reserves on behalf of each of the series of the Company to cover expenses of the series’ operations.

In order to fund the Company’s activities as well as to advance funds on behalf of a Series in order to acquire an Underlying Asset prior to establishing and issuing securities in the Series for holding such Underlying Asset, the Company has borrowed a total of $34,842,485 as of December 31, 2022(*), from the Manager in the form of profit participation convertible promissory notes as follows:

Series Name	Principal Borrowed from Manager (3)
Series Action Bundle (1)	$263,500
Series Adjust 20	115,706
Series Amandrea	137,500
Series Ambleside Park 19	71,443
Series Amers	8,925
Series Apple Down Under 19	88,230
Series Ari the Adventurer 19	368,475
Series Ashlees Empire 20	160,800
Series Athenian Beauty 19	71,910
Series Authentic	2,188,750
Series Awe Hush 19	250,920
Series Bajan Bashert	137,600
Series Balletic	680,000
Series Bella Chica	32,300
Series Big Mel	618,000
Series Black Escort 19	88,200
Series Bullion	6,000
Series Cable Boss	420,495
Series Cairo Kiss	37,740
Series Carrothers	437,835
Series Cayala 19	317,135
Series Arch Support 20	96,565

115

Series Chad Brown Bundle	994,500
Series Chasing the Moon 20	160,000
Series Classic Cut	433,500
Series Classofsixtythree 19	164,050
Series Co Cola 19	459,510
Series Collusion Illusion	637,500
Series Consecrate 19	54,715
Series Courtisane 19	416,500
Series Daddy's Joy	91,800
Series Dancing Crane	103,520
Series Daring Dancer 20	86,063
Series De Mystique 17	29,750
Series Deep Cover	149,600
Series Demogorgon	108,340
Series Desire Street 19	174,267
Series Echo Warrior 19	295,800
Series Edge Racing Summer Fun	225,000
Series Enchante 21	460,320
Series Elarose 21	496,000
Series Escape Route	52,560
Series Exonerated 19	117,793
Series Fenwick Hall 20	193,920
Series Forever Rose	187,000
Series Flora Dora 20	86,219
Series Frosted Oats	146,370
Series Future Stars Stable	425,000
Series Gentleman Gerry	135,000
Series Going to Vegas	372,810
Series Got Stormy	195,075
Series Grand Traverse Bay 19	284,963
Series Grand Traverse Bay 20	77,138
Series Heaven Street	130,000
Series Kindle 21	302,610
Series Knarsdale 21	–

116

Series I'm a Looker 20	464,000
Series Into Summer 19	213,265
Series Ishvana 21	–
Series Jeanne's Speight 20	248,000
Series Just Louise 19	198,543
Series Keertana 18	433,500
Series Kiana's Love	20,400
Series Kichiro	22,100
Series Lane Way	459,000
Series Latte Da 19	121,975
Series Lazy Daisy	121,250
Series Le Relais 20	396,000
Series Lost Empire 19	303,450
Series Madarnas	14,850
Series Madiera Wine	42,510
Series Major Implications	3,900
Series Man Among Men	190,281
Series Margaret Reay 19	209,797
Series Margarita Friday 19	282,200
Series Martita Sangrita 17	163,200
Series Mayan Milagra 19	146,920
Series Midnight Sweetie 19	103,156
Series Miss Puzzle	26,563
Series Miss Sakamoto	275,400
Series Mo Mischief	326,400
Series Mo Temptation	243,600
Series Monomoy Girl	398,820
Series Moonbow 20	172,000
Series Moonless Sky	18,700
Series Motion Emotion (2)	72,828
Series Mrs Whistler	232,900
Series My Fast One 20	264,000

117

Series Naismith	258,400
Series National Road	120,000
Series New York Claiming Package	64,260
Series Night of Idiots	16,960
Series Nileist	20,250
Series Noble Goddess	27,900
Series Northern Smile 20	122,000
Series NY Exacta	387,600
Series One Last Night 21	262,710
Series Our Miss Jones 19	159,120
Series Our Jenny B	108,880
Series Palace Foal (**)	52,020
Series Patsys Kim 21	515,350
Series Popular Demand	212,160
Series Power Up Paynter	96,600
Series Queen Amira 19	280,500
Series Race Hunter 19	442,000
Series Rosie's Alibi	892,500
Series Salute to America	232,050
Series Sarrocchi 21	496,000
Series Sauce On Side	25,500
Series Shake It Up Baby	27,625
Series Sigesmund	17,000
Series Silverpocketsfull 19	385,815
Series Smart Shopping 21	492,100
Series Social Dilemma	72,395
Series Song of Lark 21	270,759
Series Soul Beam	33,703
Series Speightstown Belle 19	106,335
Series Spirit 20	201,600
Series Squared Straight	34,425
Series Storm Shooter	276,000

118

Series Street Band	52,250
Series Sunny 18	329,940
Series Sunsanddrinkinhand	85,622
Series Sweet Sweet Annie 19	129,780
Series Swiss Minister	11,900
Series Takeo Squared	22,900
Series Tapitry 19	190,281
Series Tavasco Road	15,600
Series Tell All 19	107,844
Series Tell the Duchess 19	241,400
Series The Filly Four	1,224,000
Series The Royal Duet	798,405
Series Thirteen Stripes	194,650
Series Timeless Trick 20	81,000
Series Tizamagician	163,200
Series Tufnel	274,040
Series Twirl Girl 21	134,100
Series Two Trail Sioux 17	114,750
Series Two Trail Sioux 17K	29,720
Series Utalknboutpractice	25,500
Series Vertical Threat	107,100
Series Vow	304,300
Series War Safe	248,200
Series Wayne O	486,000
Series Who Runs the World	450,840
Series Who'sbeeninmybed 19	320,790
Series Without Delay	121,000
Series Wonder Upon a Star 19	314,500
Series Yes This Time	107,930
Series You Make Luvin Fun 19	382,500
Series Zestful	27,200
Totals	$34,842,485

_____________________

(1)	On April 2, 2021, the Series Action Bundle Offering was terminated prior to any securities being offered.
(2)	On April 2, 2021, the Series Motion Emotion Offering was terminated prior to any securities being offered.
(3)	The Company converted an advance from founders outstanding as of December 31, 2017 to equity in the Company to ease the cash flow burden to the Company during 2018.

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(*)As of December 31, 2022, the Company owes the following to related parties:

-$1,278,082 to Spendthrift in connection with Series Authentic associated with the “kicker” balance due.

-$525,737 to Spendthrift in connection with the deferred training expenses across various series associated with yearling purchases in 2020, that will be payable at the conclusion of such Series.

-$288,957.67 to the Manager in connection with Series Authentic.

(**)The Company acquired the horse asset in Series Palace Foal via a $15,606 convertible profit participating loan from Michael Behrens, a principal of the Manager of the Company. The convertible profit participating loan bears a 2.38 percent per annum interest rate and is due either when Series Palace Foal is fully subscribed or converted into the unsold units of Series Palace Foal. During the time the convertible profit participating loan is outstanding, the underlying cash flow of Series Palace Foal series accrues to the loan holder.

Because these are related party transactions, no guarantee can be made that the terms of the arrangements are at arm’s length.

Trend information – For the Years Ended December 31, 2022 and 2021

The Company’s main focus over the next twelve months is to continue to launch subsequent Offerings of Series Interests. The table below shows the launched and closed Offerings for the year ended December 31,2022:

	# of Offerings Launched (1)(2)	# of Offerings Closed
2022	28	38

(1) data represents number of Offerings for Series Interests of each state of offering process in the given period.

(2) offerings launched as of December 31, 2022 either through (i) a Regulation A offering or (ii) a Regulation D offering.

The Company plans to launch approximately 20 to 30 additional offerings in the next twelve months, as of the date of this filing, including offerings for increasingly higher value underlying assets.  The Company will commence such offerings within two calendar days of qualification with the SEC as provided in Rule 251(d)(3)(i)(F). The proceeds from any offerings closed during the next twelve months will be used to acquire additional race horses. We believe that launching a larger number of offerings in 2023-2024 and beyond will help us from a number of perspectives:

1) Continue to grow the user base on the Platform by attracting more Investors into our ecosystem.

2) Enable the Company to reduce operating expenses for each series, as we negotiate better contracts for training, upkeep, insurance and other operating expenses with a larger collection of underlying assets.

3) Attract a larger community of Horse Sellers with high quality underlying assets to the Platform who may view us as a more efficient method of transacting than the traditional syndication processes.

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In addition to more offerings, we also intend to continue to develop Membership Experience Programs, which allow Investors to enjoy the collection of racehorses acquired and managed by the Company through events, race day visits and other programs.

Outside of the trends mentioned above, we believe that the Company is also dependent on the general economic environment and investing climate, the horse racing industry at large (including ongoing concerns of horse safety), in particular in the United States. In addition, since we are reliant on our Manager to support the Company and the Series, we are dependent on the general fundraising environment and our Manager’s continued ability to raise capital.

Plan of Operations

As stated, the Company is in the business of acquiring interests in, training and racing race horses. As the Company acquires the interests in the horses in the future, the Company will recognize its share of the horse earnings less any expenses paid for or incurred on behalf of a specific horse operation.

During the year ended December 31, 2022, series accrued race winnings totaling $4,331,342. In sum, the series incurred $4,771,984 of series specific expenses (stabling, transportation, insurance, veterinary, etc.). The Company has also accrued $2,502,264 of due diligence or management fees earned by the Manager.

Off-Balance Sheet Arrangements

As of December 31, 2022, we did not have any off-balance sheet arrangements.

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PLAN OF DISTRIBUTION AND SUBSCRIPTION PROCEDURE

Plan of distribution

We are managed by Experiential Squared, Inc. (“Experiential” or the “Manager”), a Delaware corporation incorporated in 2016. Experiential owns and operates a mobile app-based crowd-funding investment platform called MyRacehorse™ (the MyRacehorse™ platform and any successor platform used by the Company for the offer and sale of interests, the “MyRacehorse™ Platform”), which is licensed to the Company via the Management Agreement, through which Investors may indirectly invest, through Series of the Company’s interests, in fractional racehorse ownership interests that have been historically difficult to access for many market participants. Through the use of the MyRacehorse™ Platform, Investors can browse and screen the potential investments and sign legal documents electronically. We intend to distribute the Interests exclusively through the MyRacehorse™ Platform. Neither Experiential Squared, Inc. nor any other affiliated entity involved in the offer and sale of the Interests is a member firm of the Financial Industry Regulatory Authority, Inc., or FINRA, and no person associated with us will be deemed to be a broker solely by reason of his or her participation in the sale of the Interests. Notwithstanding the foregoing, we have engaged Dalmore, a member of FINRA/SIPC, as broker of record in connection with the offer and sale of the Interests. See “Broker” section below.

Each of the Offerings is being conducted under Regulation A under the Securities Act of 1933, as amended (the “Securities Act”) and therefore, only offered and sold to “qualified purchasers.” For further details on the suitability requirements an Investor must meet in order to participate in this Offering, see “Plan of Distribution and Subscription Procedure – Investor Suitability Standards”. As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain antifraud provisions, to the extent that our Interests are offered and sold only to “qualified purchasers” or at a time when our Interests are listed on a national securities exchange.

The initial offering price for each Series (the “Purchase Price”) was determined by the Manager and is equal to the aggregate of (i) the purchase price of the applicable Underlying Asset, (ii) the Due Diligence Fee, (iii) Offering Expenses, (iv) the bloodstock fee, if applicable, and (v) Operating Expenses (excluding Upkeep Fees), (in each case as described below).

Each Offering is being conducted on a best efforts basis without any minimum target. The Company may undertake one or more closings of each Offering on a rolling basis. After each such Closing, funds tendered by Investors will be available to the Company. Because the Offerings are being made on a best efforts basis and without a minimum offering amount, the Company may close each Offering at any level of proceeds raised. Each Offering shall be terminated on the earlier of (i) the date subscriptions for the Maximum Interests have been accepted, (ii) a date determined by the Manager in its sole discretion, or (iii) the date which is one year from the date this Offering Circular is qualified by the Commission which period may be extended by an additional six months by the Manager in its sole discretion.

Those persons who want to invest in the Interests must consent electronically to a Subscription Agreement, which will contain representations, warranties, covenants, and conditions customary for private placement investments in limited liability companies, see “How to Subscribe” below for further details. A copy of the form of Subscription Agreement is attached as Exhibit 4.1.

Each Series of Interests will be issued in book-entry form without physical stock certificates. Vertalo, Inc. will serve as transfer agent to maintain stockholder information on a book-entry basis. See “Transfer Agent” below for more information.

The Company will pay all of the expenses incurred in these Offerings that are not covered by the Brokerage Fee, Due Diligence Fee, the Offering Expenses or estimated Operating Expenses, including fees to legal counsel, but excluding fees for counsel or other advisors to the Investors and fees associated with the filing of periodic reports with the Commission and future blue sky filings with state securities departments, as applicable. Any Investor desiring to engage separate legal counsel or other professional advisors in connection with this Offering will be responsible for the fees and costs of such separate representation.

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Investor Suitability Standards

The Interests are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). “Qualified purchasers” include: (i) “accredited Investors” under Rule 501(a) of Regulation D and (ii) all other Investors so long as their investment in any of the interests of the Company (in connection with this Series or any other Series offered under Regulation A) does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

For an individual potential investor to be an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

1.             an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person and the mortgage on that primary residence (to the extent not underwater), but including the amount of debt that exceeds the value of that residence and including any increase in debt on that residence within the prior 60 days, other than as a result of the acquisition of that primary residence; or

2.              earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details. For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

If you live outside the United States, it is your responsibility to fully observe the laws of any relevant territory or jurisdiction outside the United States in connection with any purchase, including obtaining required governmental or other consent and observing any other required legal or other formalities.

Our Manager and Dalmore, in its capacity of broker/dealer of record for these Offerings, will be permitted to make a determination that the subscribers of Interests in these Offerings are qualified purchasers in reliance on the information and representations provided by the subscriber regarding the subscriber’s financial situation. Before making any representation that your investment does not exceed applicable federal thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to http://www.investor.gov.

An investment in our Interests may involve significant risks. Only Investors who can bear the economic risk of the investment for an indefinite period of time and the loss of their entire investment should invest in the Interests. See “Risk Factors.”

Minimum and Maximum Investment Amounts

The minimum subscription by an Investor in the Offerings is 1 Interest and the maximum subscription by any Investor in each Offering is set forth on the Cover Page hereto in tabular format.

Notwithstanding the foregoing, the Manager has discretion to increase the minimum subscription by an Investor to greater than 1 Interest in a Series.

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Transfer Agent

Vertalo, Inc., a Delaware corporation, will serve as the Company’s SEC-registered transfer agent to maintain stockholder information on a book-entry basis. On November 2, 2021, we entered into that certain Vertalo Subscription Agreement to govern the relationship between Vertalo and the Company which provides, among other things, for a one-year term with auto-renewal within 60 days of year 2 of the agreement. The Company will be charged $0.75 per investor per year (regardless of number of investments a single investor makes) and no transfer fee with fees billed monthly in advance.

Broker

Dalmore Group, LLC, a New York limited liability company (“Dalmore” or “Broker”), will manage the sale of the Interests as broker/dealer of record pursuant to a broker-dealer agreement, dated July 10, 2020 (the “Broker-Dealer Agreement”), and serve as broker of record for the Company’s Regulation A offerings, process transactions by subscribers to the Offering and provide investor qualification services (e.g., Know Your Customer (“KYC”) and Anti Money Laundering (“AML”) checks). Dalmore is a broker-dealer registered with the Commission and a member of FINRA/SIPC and is registered in each state where the Offering and sale of the Series of Interest will occur, prior to the launch of such Offering, but will not act as a finder or underwriter in connection with such Offering. Dalmore will receive a Brokerage Fee but will not purchase any Interests and, therefore, will not be eligible to receive any discounts, commissions or any underwriting or finder’s fees in connection with the Offering.

The Company will indemnify Dalmore, its affiliates and their representatives and agents harmless from any and all actual or direct losses, liabilities, judgments, arbitration awards, settlements, damages and costs (collectively, “Losses”), resulting from or arising out of any third party suits, actions, claims, demands or similar proceedings (collectively, “Proceedings”) to the extent they are based upon (i) a breach of the Broker-Dealer Agreement by the Company, (ii) the wrongful acts or omissions of the Company, or (iii) the Offering itself. Dalmore shall indemnify and hold the Company, the Company’s affiliates and Company’s representatives and agents harmless from any Losses resulting from or arising out of Proceedings to the extent they are based upon (i) a breach of the Broker-Dealer Agreement by Dalmore or (ii) the wrongful acts or omissions of Dalmore or (iii) its failure to comply with any applicable federal, state, or local laws, regulations, or codes in the performance of its obligations under the Broker-Dealer Agreement. The Broker-Dealer Agreement terminates 6 months after its effective date, but will renew automatically for successive renewal terms of six (6) months each unless any party provides notice to the other party of non-renewal at least forty-five (45) days prior to the expiration of the current term.

If the Company defaults in performing the obligations under the Broker-Dealer Agreement, the Broker-Dealer Agreement may be terminated (i) upon forty-five (45) days written notice if the Company fails to perform or observe any material term, covenant or condition to be performed or observed by it under the Broker-Dealer Agreement and such failure continues to be unremedied, (ii) upon written notice, if any material representation or warranty made by either Dalmore or the Company proves to be incorrect at any time in any material respect, (iii) in order to comply with a legal requirement, if compliance cannot be timely achieved using commercially reasonable efforts, after providing as much notice as practicable, or (iv) upon thirty (30) days’ written notice if the Company or Dalmore commences a voluntary proceeding seeking liquidation, reorganization or other relief, or is adjudged bankrupt or insolvent or has entered against it a final and unappealable order for relief, under any bankruptcy, insolvency or other similar law, or either party executes and delivers a general assignment for the benefit of its creditors.

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Fees and Expenses

Brokerage Fee

As compensation for providing certain broker-dealer services to the Company in connection with the Underlying Asset, including KYC, AML and other compliance background checks, Dalmore will receive a fee equal to 1.0% of the amount raised through this Offering (which, for clarification, excludes any Interests purchased by the Manager, its affiliates or the Horse Sellers) (the “Brokerage Fee”). Each Series will be responsible for paying its own Brokerage Fee to Dalmore in connection with the sale of Interests in such Series. The Brokerage Fee will be payable immediately upon the closing of each offering from the proceeds thereof. In addition, the Company has paid Dalmore a $5,000 one-time set up fee for out-of-pocket expenses and has also paid a separate, one-time $20,000 consulting fee.

Management/Due Diligence Fee

Referred to as just the “Due Diligence Fee” for previously qualified Offerings. For newly added Offerings, the Company is combining its existing due diligence and management fee structures into a single, ongoing Management/Due Diligence Fee which will cover the Manager’s work on behalf of a Series during its lifecycle. This includes the existing Due Diligence Fee which is a fee paid to Manager as compensation for due diligence services in evaluating, investigation and discovering the Underlying Assets and establishing the Series, not to exceed the maximum Due Diligence Fee as detailed in the Use of Proceeds for each Series. This fee includes the costs associated with managing all aspects of the selection of horses and the establishment of a series. This also includes the selection and oversight of third-party contractors such as attorneys, accountants and bloodstock agents. In addition, ongoing work for management of veterinarians, co-owners, trainers, boarding facilities and review and audit of bills (from veterinarians, trainers, farriers etc.) will be covered here. The existing “Management Fee” as discussed below will be transitioned to a “Management Performance Bonus” which will only accrue in certain circumstances as described below.

Organizational and Experiential Fee

This is a new fee structure for newly added Offerings. This fee covers several organizational and experiential aspects of the business. First, any Offering Expenses associated with an offering, including actual legal, accounting, underwriting, filing and compliance costs incurred by the Company in connection with an Offering of a Series of Interests (and excludes ongoing costs described in Operating Expenses), as applicable, paid to legal advisors and other third parties, as the case may be, will be covered. Second, fees paid to the Manager for the experiential activities associated with ownership of a racehorse in a Series, including marketing costs, event planning, content development and hosting on the MyRacehorse™ Platform, and Membership Experience Programs (as discussed further in the “Description of the Business”). This fee may be discounted for certain Series or such fees could be capped for Investors with multiple or sizable Series investments (which would have the result of a discounted effective Offering Price to such frequent or large-scale Investors). Lastly, any ongoing organizational costs to cover legal and compliance expenses incurred to set up the legal and financial framework and compliance infrastructure for the marketing and sale of the Series Interests and ongoing costs for compliance, reporting and legal.

As discussed above, these fees were typically either offset by the Due Diligence Fee or billed to the Series as Operating Expenses previously but will now be specifically allocated to the Use of Proceeds for each newly added Series Offering.

To date, the Company has not directly charged Offering Expenses as part of the Offering despite reserving the right to do so. As part of the re-structuring of its fee structure, the Company plans to do so moving forward as part of this fee.

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Operating Expenses

Each Series of Interests will be responsible for any and all fees, costs and expenses incurred in connection with the boarding, maintenance, training and transportation costs of the underlying asset (the “Upkeep Fees”) related to such Series, costs incurred in preparing any reports and accounts of the Series, including any tax filings and any annual audit of the accounts of the Series (if applicable) or costs payable to any third party registrar or transfer agent and any reports to be filed with the Commission including periodic reports on Forms 1-K, 1-SA and 1-U, any indemnification payments, any and all insurance premiums or expenses in connection with the Underlying Asset, including mortality, liability and/or medical insurance of the Underlying Asset to insure against the death, injury or third party liability of racehorse ownership (decided on a horse-by-horse basis), etc.

We anticipate that for a majority of the Offerings, we will allocate a sizable portion of such Offering to a cash reserve to be spent on Upkeep Fees of the applicable Underlying Asset (the “Operating Expense Reserve”). However, if the Operating Expenses exceed the amount of revenues generated from the applicable Underlying Asset, the Manager may (a) advance or loan the amount of the Operating Expenses to such Series, on which the Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and be entitled to reimbursement of such amount from future revenues generated by such Series (“Operating Expenses Reimbursement Obligation(s)”), and/or (b) cause additional Interests to be issued in order to cover such additional amount. In such cases, until a Series generates revenues from its interest in the applicable Underlying Asset, we expect a Series to, initially, deplete only the Upkeep Fees. We may incur Operating Expenses Reimbursement Obligations or the Manager pays such Operating Expenses incurred and will not seek reimbursement if Operating Expenses exceed revenues and Upkeep Fees.

From time to time, certain Offerings will not have an allocated upfront cash reserve for Upkeep Fees as part of such Offering proceeds. Instead, the Manager or an affiliate will, in connection with such Offering, incur liabilities related to Upkeep Fees on behalf of the Series and be entitled to reimbursement of such amount only upon a sale of the Underlying Asset or a dissolution or termination of such Series and not from Distributable Cash (as defined below) from ongoing revenues generated by such Series. Notwithstanding the foregoing, in these types of Offerings, there will still exist a smaller pre-paid cash reserve for Prepaid Expenses and insurance, administrative and general Operating Expenses which is intended to cover three years of such projected Operating Expenses (excluding Upkeep Fees). In addition, the Manager, in these types of Offerings, retains discretion to also (a) loan the amount of the Operating Expenses to such Series, on which the Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and/or (b) cause additional Interests to be issued in order to cover such additional amounts.

Regardless of the type of Offering, an Interest Holder will be liable only to the extent of their agreed upon capital contributions and, if no such capital remains at dissolution, such Interest Holder will not be liable for the failure of a Series to repay its underlying debt or liabilities, including the Operating Expenses Reimbursement Obligations.

Management of Operating Expenses

The Manager may provide monthly accounting, admin and legal services to the Series to meet the Series responsibilities for paying and auditing the Series bills, financial reporting to Series members, handling Accounts Payables for the Series and distributing payouts and tax forms.

Additional Information Regarding this Offering Circular

We have not authorized anyone to provide you with information other than as set forth in this Offering Circular. Except as otherwise indicated, all information contained in this Offering Circular is given as of the date of this Offering Circular. Neither the delivery of this Offering Circular nor any sale made hereunder shall under any circumstances create any implication that there has been no change in our affairs since the date hereof.

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From time to time, we may provide an “Offering Circular Supplement” that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular Supplement. The Offering Statement we filed with the Commission includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the Commission and any Offering Circular Supplement together with additional information contained in our annual reports, semiannual reports and other reports and information statements that we will file periodically with the Commission.

The Offering Statement and all supplements and reports that we have filed or will file in the future can be read on the Commission website at www.sec.gov or in the legal section for the applicable Underlying Asset on the MyRacehorse™ Platform. The contents of the MyRacehorse™ Platform (other than the Offering Statement, this Offering Circular and the Appendices and Exhibits thereto) are not incorporated by reference in or otherwise a part of this Offering Circular.

How to Subscribe

Potential Investors who are “qualified purchasers” may subscribe to purchase Interests. Any potential Investor wishing to acquire any Series Interests must:

1.       Carefully read this Offering Circular, and any current supplement, as well as any documents described in the Offering Circular and attached hereto or which you have requested. Consult with your tax, legal and financial advisors to determine whether an investment in any of the Interests is suitable for you.

2.       Review the Subscription Agreement (including the “Investor Qualification and Attestation” attached thereto) on the MyRacehorse™ Platform application and click “Agree” to consent to the completed Subscription Agreement using electronic signature. Except as otherwise required by law, subscriptions may not be withdrawn or cancelled by subscribers.

3.       Once the completed Subscription Agreement is electronically signed, an integrated online payment provider will transfer funds in an amount equal to the purchase price for such Interests you have applied to subscribe for (as set out on the front page of your Subscription Agreement) to the Company.

4.       The Manager and Dalmore will review the subscription documentation completed and signed by you. You may be asked to provide additional information. The Manager and Dalmore will contact you directly if required. We reserve the right to reject any subscriptions, in whole or in part, for any or no reason, and to withdraw such Offering at any time prior to Closing.

5.       Once the review is complete, the Manager will inform you whether or not your application to subscribe for such Interests is approved or denied and if approved, the number of Interests you are entitled to subscribe for. If your subscription is rejected in whole or in part, then your subscription payments (being the entire amount if your application is rejected in whole or the payments associated with those subscriptions rejected in part) will be refunded promptly, without interest or deduction. The Manager accepts subscriptions on a first-come, first served basis subject to the right to reject or reduce subscriptions.

6.       If all or a part of your subscription in a particular Series is approved, then the number of Interests you are entitled to subscribe for will be issued to you in book-entry electronic form upon the Closing. Vertalo, Inc. serves as transfer agent and registrar and will maintain Interest holder records.

By accepting the Subscription Agreement, you agree to be bound by the terms of the Subscription Agreement, the Second Amended and Restated Series Limited Liability Company Agreement of the Company (the “Operating Agreement”) and the applicable Series Agreement. The Company, the Manager, and Dalmore will rely on the information you provide in the Subscription Agreement, including the “Investor Qualification and Attestation” attached thereto and the supplemental information you provide in order for the Manager and Dalmore to verify your status as a “qualified purchaser”. If any information about your “qualified purchaser” status changes prior to you being issued Interests, please notify the Manager immediately using the contact details set out in the Subscription Agreement.

For further information on the subscription process, please contact the Manager using the contact details set out in the “Where to Find Additional Information” section.

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DESCRIPTION OF THE BUSINESS

Overview

MyRacehorse democratizes the ownership of racehorses and allows fans to experience the thrill, perks and benefits of ownership at a fraction of the historical cost. This includes everything from the behind-the-scenes engagements with the horse, the jockey and trainers as well as exclusive on-track experiences and their pro-rata share of any financial gains that the ownership may create.

The Company, in collaboration with the manager, Experiential, has quickly emerged as one of the most successful stables in horse racing over the past several years. The Company has recorded over 100 wins and won two of the most prestigious races in the sports, the Kentucky Derby and Breeders Cup Classic. This is in large part due to the depth and breadth of the racing and bloodstock team employed by Experiential. They have over 100 years combined experiences buying, selling and managing thoroughbred racehorses. The team members are extremely active in working with all stakeholders that have influences on the outcomes of the racehorse. They have unencumbered access to the trainers, jockeys, racing secretaries, and veterinarians, all key stakeholders in the career of a racehorse. The manager has also built out a robust team of content developers that keeps the Investors abreast of the critical aspects of their racehorse. These updates are delivered in the form of video, text, live streams and photos through the MyRacehorse™ Platform.

The Company was formed in the state of Nevada as a series limited liability company on December 27, 2016. There is limited historical financial information about us upon which to base an evaluation of our performance. We are an emerging growth business with limited operating history. We cannot guarantee that we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns, such as increases in marketing costs, increases in administration expenditures associated with daily operations, increases in accounting and audit fees, and increases in legal fees related to filings and regulatory compliance.

Racehorse Ownership Interests

The Company, through individual Series, intends to purchase interests in thoroughbred horses. The Series’ percentage ownership in a specific horse is determined on a series-by-series basis. In all Series, the Company and its Manager will maintain sufficient control and input into the initial due diligence and subsequent day-to-day operating decisions, including training, maintenance and upkeep of an Underlying Asset in order to add value to the Series. If a Series owns a minority interest in an Asset, the Company will require that such Series have a wide range of voting rights within the co-ownership syndicate (including major decision rights) and the ability to control disbursements of expenses as payments to third party trainers, service providers and maintenance crews in order to properly exercise control and add value to the Series. In either a minority or majority interest the Manager has access to the key stakeholders in the day to day training of the racehorse allowing the Manager to make efficacious input regarding key decisions that include, but are not limited to, keeping a horse in tact vs gelding, running in claiming or restricted races, changing a trainer, changing a racing circuit, increasing/decreasing/maintaining the insurance policy coverage (if any) and selling/increasing ownership interests through either a partner buyout or exercising a right of first refusal.

As an owner of a racehorse, the individual Series will receive a percentage of the purse winnings that is equal to its ownership percentage, as well as other revenue-generating events including, but not limited to claiming races (which may result in a sale of a racehorse held by a series), sales of the racehorse, marketing or sponsorship activities and the sale of future breeding rights. A possible exemption to these entitled revenue streams would be in a Racing Lease and those exemptions would be clearly outlined on the MyRacehorse Platform offering page and the Description of such Series in this Offering Circular. Similarly, the individual Series will be responsible for the expenses of the racehorse at a rate equal to its ownership percentage. These expenses will often be payable directly by the Series pursuant to the rights of its partnership, syndicate or operating agreement (“Co-Ownership Agreements”) with other co-owners of an Underlying Asset. Copies of such Co-Ownership Agreements for each respective Series are attached as exhibits hereto and descriptions of such terms are included with each Series’ respective description herein.

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The Co-Ownership Agreements clearly delineate the decision making and dispute resolution processes regarding the management of the horse. The management of the horse includes but is not limited to decisions on the boarding, training, racing schedule, veterinary care and insurance on a horse. The Company, through the individual Series, only enters into Co-Ownership Agreements that empower the Manager to have major decision rights and access to all key stakeholders and key information regarding the horse. The access to information and stakeholders is required to make optimal decisions surrounding the Underlying Asset in the Series. For the sake of efficiency, the co-ownership group may decide to elect one co-owner or a third party to be the point of contact, or administrator, but in most cases each party is bestowed direct access to all the stakeholders and information. In cases where the Manager is not elected the administrator or manager of the Co-Ownership, the Manager’s personnel will maintain control over key operating decisions of the Underlying Asset of such Series. The Manager intends for the Series to maintain a sufficient level of control over the Underlying Asset by (1) majority (50%+) ownership (which includes the ability to remove the administrator), (2) heavy negotiation of the Underlying Asset’s Co-Ownership Agreement to include input on key operating decisions, discretion in payment of certain expenses and voting rights over important decisions regarding the management of the Underlying Asset, or (3) a combination of these controls.

When a Series becomes an owner of the horse, the Series’ Members may be able to enjoy some of the benefits and privileges of owning a horse. This includes the ability to visit the horse at the trainer’s barns, visit the paddock before any race the horse is in, interact with the jockey before the race, and have your photo taken in the winner's circle if the horse wins a race. Some of these Membership Experience Programs are included with Series membership, while others may require additional payments by Investors and would be attributable as revenue to the Company. Since the Member is not a direct owner but an indirect owner of the horse they must be accompanied by someone that is licensed by the state's racing authority. There is no guarantee that a licensed person will be available to accompany a member upon request. The benefits and privileges associated with a Member Interest are conditional upon compliance with the Manager’s and the Series’ Code of Conduct as outlined in the Terms of Service on the MyRacehorse™ Platform.

Racing Leases

As an alternative to the Co-Ownership structures discussed above, which include the purchase, sale and breeding rights associated with the full ownership of a horse, for certain Series, the Company, through individual Series, may enter into lease agreements or “racing leases” which will entitle the Series to the exclusive right to “all of the racing qualities of an ownership interest in the horse” including the operation of such horse during a set racing term (typically 1 year) in exchange for an upfront lease fee. The Series’ percentage lease interest in a specific horse is determined on a series-by-series basis. This means that the Series will enter into an agreement with other owners of the Underlying Asset (“Owners”) which will govern the rights of the Series during the lease term and the operation of the Underlying Asset (the “Lease Agreement”). As with Co-Ownership structures, the Company, directly or indirectly, is engaged daily on key operating decisions and has approval rights over a broad range of day-to-day operational matters that directly impact the value of the Lease Agreements for such Underlying Asset of a Series.

As the lessee of a racehorse, the individual Series will receive a percentage of the purse winnings that is equal to its lessee percentage, as well as other revenue-generating events as well as marketing and advertising related revenues. Similar to the Co-Ownership arrangements, the individual Series in the Lease Agreement will be responsible for the expenses of the racehorse at a rate equal to its lessee percentage. These expenses will often be payable directly by the Series. At the end of such lease term, however, the ownership rights in the horse revert back to the Owner along with the obligation to cover any future expenses associated with such horse.

In the event that the Owner intends to retire the horse and elects to terminate the Lease Agreement due to health, breeding or economic interest concerns, the pro rata portion of the lease fee remaining on the Series will be re-paid to the Series.

The Company’s intent with racing leases is to capture the value of the racing career of said horse without the complexities, time and expense associated with the purchase, sale or breeding of a horse outside of its useful racing life.

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Size of Thoroughbred Business

The US Gross Domestic Product for thoroughbred racing, breeding, and related activities contributes approximately $50 billion in direct economic impact to the U.S. economy. There are an estimated 40,000 thoroughbred races each year attracting 60 million spectators and bets of more than $13 billion at the tracks and at off-site locations.1

Currently, $115,000,000 billion is bet annually on horse races with the US representing about 8.5% of the total gaming market.2 The Kentucky Derby continues setting records; in 2021 the total handle was the highest in history, with just over $233 million handled, up 11.5% from the previous record.3 In 2015, Churchill Down set an attendance record with just over 170,000 people in attendance.4

$115 billion is bet annually on horse races worldwide and there are $800 million dollars a year in racehorse sales. Approximately, 8 million fans attend races each year watching over 42,500 active racehorses.5 The average sales price for a racehorse is about $65,000.6

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1 American Horse Council Foundation. 2017 National Economic Impact Study. Retrieved at http://www.horsecouncil.org/economics.

2 International Federation of Horseracing Authorities. 2015 Annual Report. Retrieved at https://www.ifhaonline.org/resources/Annual_Report_2019.pdf.

3 https://www.courier-journal.com/story/sports/2021/05/03/kentucky-derby-2021-betting-up-85-percent-from-2020/4920468001/

4 https://www.kentuckyderby.com/horses/news/second-highest-attendance-in-track-history-as-167,227-fans-watch-undefeated-nyquist-win-the-142nd-kentucky-derby

5 The Jockey Club. Fact Book Index. Retrieved at http://www.jockeyclub.com/default.asp?section=FB&area=12.

6 The Jockey Club. Fact Book Index. Retrieved at http://www.jockeyclub.com/default.asp?section=FB&area=13.

Plan of Operations

The Company, the Manager and/or its affiliates will either (1) acquire horses that are listed on the MyRacehorse™ Platform pursuant to a promissory note between the Series and lender or (2) have the Series acquire the horses upon close of the respective offering. In many instances, the lender will have a right, prior to completion of the Offering, to participate in pre-closing dividends from revenue generated by its interest in the Underlying Asset and the right to convert into the unsold portion of the offering prior to being fully funded. Copies of the respective “Profit Participation Convertible Promissory Note” for each such Series are attached as exhibits hereto.

An investment in a Series does not constitute ownership of a racehorse and does not necessarily make a Series member eligible for State based Horse Racing Owner License.

The Series will contract with Manager to provide “ownership privileges” and “ownership experiences” for Investors. Some ownership privileges are included as a member, including access to content that will vary based on majority ownership group, trainer, track, frequency of races, racing conditions, the health of the horse and other factors. Other “ownership privileges” provided by Manager will be available for purchase and can include on track events and race day privileges including paddock, backside and winners circle access.

For each horse acquired by each individual Series, the timeline for racing and expected cash flows may vary greatly. Different acquisitions will have different timelines depending on a variety of factors. More often than not, the Series will exist for 2-6 years (the racing life cycle) and then the Underlying Asset will be sold or retired.

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Deciding on a Horse

When deciding on what horse to purchase, a number of considerations must be evaluated by a seasoned team of experts. The Manager employs some of the most experienced experts in bloodstock and racing and also contracts with independent consultants to maximize its ability to make optimal decisions when purchasing a racehorse:

•	Pedigree: The recorded ancestry of the horse.

•	Pedigree Statistics: Win percentages and nicking statistics.

•	Race history (if applicable): Historic results of past races the horse has competed in

•	Race Replays (if applicable): Video of the historic races.

•	Potential trainer: Statistics and trends of the potential trainer

•	Valuation: The monetary worth set by the majority owner

•	Horse Owner/Breeder/Consignor: Historical statistics and reputation

•	Conformation, Physical Attributes: Athletic prowess as indicated by key attributes of his/her physique

•	Purchase History: Publicly recorded title transfers of the horse

•	Workout reports and videos: Via professional clockers and internal evaluation of video footage

•	Bloodstock Agent Assessment (if applicable): Record and Reputation

•	3rd party appraisals (If applicable): Independent bloodstock appraisal

•	Veterinarian Assessments (if applicable): Independent assessment of health of horse

•	Biometrics (if applicable): Assessment of biometric data against desired attributes

This initial diligence information is used to determine if the horse is one that will be added to the MyRacehorse™ Platform and then the same information is made available to the prospective Investors to assist in their individual investment decisions.

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Types of Races

Maiden - A race for Non-winners

Maiden Special Weight - For horses that have never won a race, but cannot be claimed

Claiming - Race in which horses entered are subject to purchase, or "claim", for the specified claiming price (typically the horses have won at least one claiming or maiden race)

Allowance - a race other than claiming for which the racing secretary drafts certain conditions to determine weights

Stakes - The highest level of racing

Class Structure

Stakes

Grade 1 Stakes

Grade 2 Stakes

Grade 3 Stakes

Non-Graded Stakes

Classified Allowance

N4X - Non-winners of less than 4 races excluding claiming or Maiden (also referred to as "nonwinners of four races other than Maiden or claiming" or "4th level allowance")

N3X - Non-winners of less than 3 races excluding claiming or Maiden (also referred to as nonwinners of three races other than Maiden or claiming" or "3rd level allowance")

N2X - Non-winners of less than 2 races excluding claiming or Maiden (also referred to as nonwinners of two races other than Maiden or claiming" or "2nd level allowance")

N1X - Non-winners of less than 1 races excluding claiming or Maiden (also referred to as nonwinners of one race other than Maiden or claiming" or "1st level allowance")

Claiming

$100,000	- horses are entered but are subject to sale for the claiming price of $100,000

$80,000	- horses are entered but are subject to sale for the claiming price of $80,000

$62,500	- horses are entered but are subject to sale for the claiming price of $62,500

$50,000	- horses are entered but are subject to sale for the claiming price of $50,000

$40,000	- horses are entered but are subject to sale for the claiming price of $40,000

$32,000	- horses are entered but are subject to sale for the claiming price of $32,000

$25,000	- horses are entered but are subject to sale for the claiming price of $25,000

$20,000	- horses are entered but are subject to sale for the claiming price of $20,000

$16,000	- horses are entered but are subject to sale for the claiming price of $16,000

$12,500	- horses are entered but are subject to sale for the claiming price of $12,500

$8,000	- horses are entered but are subject to sale for the claiming price of $8,000

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Maiden

Maiden Special Weight

$50,000 Maiden Claiming

$32,000 Maiden Claiming

$25,000 Maiden Claiming

Competition

The Company under the advisement and stewardship of its Manager is becoming one of the more prominent and successful racing stables in the United States. The Company is very dependent on the expertise of its Manager. Competition in the horse racing business is strong and a constant challenge as further outlined in the “Risk Factors” section.

Government Regulation

Horse racing is regulated by the individual states and has very few centralized governing entities.

Operating Expenses

“Operating Expenses” are costs and expenses attributable to the activities of the Series (collectively, “Operating Expenses”), which may be as much as or greater than the actual cost of the interest in the Underlying Asset, including:

•	costs incurred in managing the Underlying Asset related to a Series, including, but not limited to boarding, maintenance, training and transportation costs (the “Upkeep Fees”);

•	costs incurred prior to the offering of the Underlying Asset, including, but not limited to costs associated with the initial acquisition of the Underlying Asset, vet checks, blood stock fees, etc. related to the pre-offering operation of the Underlying Asset (“Prepaid Expenses”), and, to the extent that Prepaid Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses and/or Distributable Cash which occur after the acquisition of the Underlying Asset;

•	costs incurred in preparing any reports and accounts of the Series, including any tax filings and any annual audit of the accounts of the Series (if applicable) or costs payable to any third-party registrar or transfer agent or governmental body and any reports to be filed with the Commission including periodic reports on Forms 1-K, 1-SA and 1-U;

•	any indemnification payments; and

•	any and all insurance premiums or related expenses in connection with the Underlying Asset, including mortality, loss of use, liability and/or medical insurance of an Underlying Asset to insure against the death, injury or third-party liability of racehorse ownership (as described in “Description of the Business – Business of the Company”). The decision to purchase insurance on a horse is made on a horse-by-horse basis. There is no guarantee that a horse you invest in will be insured.

We anticipate that for a majority of the Offerings, we will allocate a sizable portion of such Offering to a cash reserve to be spent on Upkeep Fees of the applicable Underlying Asset. However, if the Operating Expenses exceed the amount of revenues generated from the applicable Underlying Asset, the Manager may (a) advance or loan the amount of the Operating Expenses to such Series, on which the Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and be entitled to reimbursement of such amount from future revenues generated by such Series (“Operating Expenses Reimbursement Obligation(s)”), and/or (b) cause additional Interests to be issued in order to cover such additional amount. In such cases, until a Series generates revenues from its interest in the applicable Underlying Asset, we expect a Series to, initially, deplete only the Upkeep Fees. We may incur Operating Expenses Reimbursement Obligations or the Manager pays such Operating Expenses incurred and will not seek reimbursement if Operating Expenses exceed revenues and Upkeep Fees.

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From time to time, certain Offerings will not have an allocated upfront cash reserve for Upkeep Fees as part of such Offering proceeds. Instead, the Manager or an affiliate will, in connection with such Offering, incur liabilities related to Upkeep Fees on behalf of the Series and be entitled to reimbursement of such amount only upon a sale of the Underlying Asset or a dissolution or termination of such Series and not from Distributable Cash (as defined below) from ongoing revenues generated by such Series. Notwithstanding the foregoing, in these types of Offerings, there will still exist a smaller pre-paid cash reserve for Prepaid Expenses and insurance, administrative and general Operating Expenses which is intended to cover three years of such projected Operating Expenses (excluding Upkeep Fees).

In addition, the Manager, in these types of Offerings, retains discretion to also (a) loan the amount of the Operating Expenses to such Series, on which the Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and/or (b) cause additional Interests to be issued in order to cover such additional amounts.

Regardless of the type of Offering, an Interest Holder will be liable only to the extent of their agreed upon capital contributions and, if no such capital remains at dissolution, such Interest Holder will not be liable for the failure of a Series to repay its underlying debt or liabilities, including the Operating Expenses Reimbursement Obligations.

Indemnification of the Manager

To the fullest extent permitted by applicable law, subject to approval of each Series Manager, all officers, directors, shareholders, partners, members, employees, representatives or agents of the Manager or a Series Manager, or their respective affiliates, employees or agents (each, a “Covered Person”) shall be entitled to indemnification from such Series (and the Company generally) for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Series Manager, or such Series and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement and any Series Agreement, except that no Covered Person shall be entitled to be indemnified for any loss, damage or claim incurred by such Covered Person by reason of fraud, deceit, gross negligence, willful misconduct or a wrongful taking with respect to such acts or omissions; provided, however, that any indemnity under the Operating Agreement shall be provided out of and to the extent of the assets of the such Series only, and no other Covered Person or any other Series or the Company shall have any liability on account thereof.

To the fullest extent permitted by applicable law, subject to approval of a Series Manager, all expenses (including legal fees) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by such Series prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by such Series of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in the Operating Agreement.

Description of the Management Agreement

Each Series will appoint the Manager to serve as Manager (the “Manager”) to manage its interest in the Underlying Asset pursuant to a management agreement (the “Management Agreement”).

The services provided by the Manager will include:

•	Rendering management and administration services and support and other management support needed for Company’s and each Series’ operations;

•	A license to the MyRacehorse™ Platform for the facilitation of the offerings of the Series Interests;

•	Determining which Assets to select and purchase; and

•	Determining the amount of the selling price of the Assets upon disposition thereof.

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The term of the Management Agreement shall commence on the date executed and shall have a term of one (1) year unless earlier terminated as provided for therein. The term of the Management agreement shall be automatically extended for a series of additional one (1) year terms unless Company notifies the Manager in writing of its desire to terminate this Agreement at least sixty (60) days prior to the expiration of the current term.

Each Series will indemnify the Manager out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving as Manager under the Management Agreement with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

A copy of the Management Agreement is attached hereto as Exhibit 6.1.

Management Fee

As consideration for managing each Underlying Asset, the Manager will be paid a one-time Due Diligence Fee of approximately 15% of the offering proceeds and a Management Fee on an ongoing basis equal to 10% of Gross Proceeds generated by the Series.

Amendment to Management Agreement – Management Performance Bonus and Final Gross Proceeds Fee (applicable to future offerings)

In connection with newly added Offerings, the Company and the Manager have entered into an amendment to modify the fee structure payable to the Manager as follows:

Combination of the existing Due Diligence and Management Fee into a “Management/Due Diligence Fee”.

The Company is combining its existing due diligence and management fee structures into a single, ongoing Management/Due Diligence Fee which will cover the Manager’s work on behalf of a Series during its lifecycle. This includes the existing Due Diligence Fee which is a fee paid to Manager as compensation for due diligence services in evaluating, investigation and discovering the Underlying Assets and establishing the Series, not to exceed the maximum Due Diligence Fee as detailed in the Use of Proceeds for each Series. This fee includes the costs associated with managing all aspects of the selection of horses and the establishment of a series. This also includes the selection and oversight of third-party contractors such as attorneys, accountants and bloodstock agents. In addition, ongoing work for management of veterinarians, co-owners, trainers, boarding facilities and review and audit of bills (from veterinarians, trainers, farriers etc.) will be covered here. The percentage will be determined on a series-by-series basis. The existing “Management Fee” as discussed below is being transitioned to a “Management Performance Bonus” which will only accrue in certain circumstances as described below.

Creation of “Management Performance Bonus” and “Final Gross Proceeds Fee.”

For newly added Offerings, the “Management Fee” has been combined with the “Due Diligence Fee” resulting in the “Management/Due Diligence Fee”.

In its place, a “Management Performance Bonus” will be in place for newly added offerings and is limited in scope when compared with the past “Management Fee”. For the Management Performance Bonus, the Manager shall receive 10 % of all Gross Proceeds from stakes races only.

Separately, for newly added Offerings, in connection with final sales of the Underlying Asset, in addition to the Management Performance Bonus, upon the sale of an Underlying Asset, the Manager shall receive 5% of the Final Sale Gross Proceeds if the Underlying Asset has depreciated and 20% of the Final Sale Gross Proceeds if the Underlying Asset has appreciated (referred to as “Final Gross Proceeds Fee”).

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“Final Sale Gross Proceeds” is defined as the sum of all money generated by the sale of a horse owned by a Series, prior to any deductions that have been made or will be used for expenses. The Underlying Asset appreciation is calculated as the Gross Sale Price minus the Gross Purchase Price.

A copy of the Amendment First Amendment to Management Services Agreement is attached hereto as Exhibit 6.36

Facilities

The Manager is located 2456 Fortune Dr., Suite 110, Lexington, Kentucky 2456 and has a three year lease on the facility. The Manager presently has approximately 28 employees, 10 independent contractors and 1 advisor. The Company does not have any employees.

Legal proceedings

None of the Company, any series, the Manager, or any director or executive officer of the Manager is presently subject to any material legal proceedings.

Allocation of expenses

To the extent relevant, Offering Expenses, Operating Expenses, revenue generated from interests in underlying assets and any indemnification payments made by the Company will be allocated amongst the various interests in accordance with the Manager’s sole discretion. The Manager intends to allocate items that are allocable to a specific series to be borne by, or distributed to (as applicable), the applicable series of interests. If, however, an item is not allocable to a specific series but to the Company in general, it will be allocated pro rata based on the value of interests in underlying assets (e.g., in respect of asset level insurance) or the number of interests, as reasonably determined by the Manager.

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MANAGEMENT

Manager

The Manager of the Company is Experiential Squared, Inc., a Delaware corporation formed on December 27, 2016 (also referred to as “Experiential” or as “Manager.”)

The Company operates under the direction of the Manager, which is responsible for directing the operations of our business, directing our day-to-day affairs, and implementing our business strategy. The Manager and its officers and directors are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require. The Manager is responsible for determining maintenance required in order to maintain or improve the asset’s quality, determining how to monetize a Series and other underlying assets at Membership Experience Programs in order to generate profits and evaluating potential sale offers, which may lead to the liquidation of a Series as the case may be.

The Company will follow guidelines adopted by the Manager and implement policies set forth in the Operating Agreement unless otherwise modified by the Manager. The Manager may establish further written policies and will monitor our administrative procedures, asset operations and performance to ensure that the policies are fulfilled. The Manager may change our objectives at any time without approval of our Interest Holders. The Manager is one of the leading bloodstock and racing management operations in the United States with over 70 wins as of February 2022.

The Manager performs its duties and responsibilities pursuant to our Operating Agreement. We have agreed to limit the liability of the Manager and to indemnify the Manager against certain liabilities.

Responsibilities of the Manager

Under Nevada law, the fiduciary duties of a manager to the limited liability company and to its members are limited to that of good faith and fair dealing. The Operating Agreement for the Company has set forth standards by which the duties of the Manager are to be measured.

Among other things, the Operating Agreement recognizes that the Manager (directly or through affiliates) is permitted to conduct outside business activities that may conflict with the Company’s business. The Company's business operations and affairs will be managed entirely by the Manager, which may be subject to certain conflicts of interest. (See “CONFLICTS OF INTEREST”) In addition, the Manager may, if desired, submit any contract or act for approval or ratification by the Members of the Company, and any contract or act approved or ratified by the affirmative vote of the Members holding a majority of percentage interests will not constitute a violation of the Manager’s duties to the Company or its Members.

The Members have not been separately represented by independent legal counsel in their dealings with the Manager. Members must rely on the good faith and integrity of the Manager to act in accordance with the terms and conditions of this Offering. The terms of establishment of the Company, its operations, and the operating agreement has been prepared by the Manager. Therefore, the terms and the Operating Agreement have not been negotiated in an arms' length transaction, and there is no assurance that the Company could not have obtained more favorable terms from a third party for any of these agreements. INVESTORS SHOULD CONSULT WITH THEIR OWN COUNSEL TO EVALUATE ANY AND ALL OF THESE AGREEMENTS AND RELATIONSHIPS.

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The Manager must, on demand, give to any Member or his legal representative true and complete information concerning all Company affairs as required by law. Each Member or his legal representative has the right to inspect and copy the Company books and records upon reasonable request and in accordance with applicable law.

The Operating Agreement provides that the Manager shall have no liability to the Company for losses resulting from errors in judgment or other acts or omissions, as long as (i) the Manager determined, in good faith, that such action or inaction was in, or not opposed to, the best interests of the Company and (ii) such action or inaction did not constitute fraud, deceit, willful misconduct, gross negligence, or a wrongful taking. The Operating Agreement also provides that the Company shall indemnify the Manager against liability and related expenses (including reasonable attorneys' fees and costs) incurred in dealing with the Company, Members or third parties, so long as the standard described above is met. Therefore, Members may have a more limited right of action then they would have absent these provisions in the Operating Agreement. A successful indemnification of the Manager or any litigation that may arise in connection with the Manager's indemnification could deplete the assets of the Company. Members who believe that a breach of the Manager's duty has occurred should consult with their own counsel.

Executive Officers, Directors and Significant Employees of the Manager

The following individuals constitute the Board of Directors, executive management and significant employees of the Manager:

Name	Age	Position	Term of Office (Beginning)
Executive Officers and Directors

Michael Behrens	46	Chief Executive Officer, Chief Financial Officer, Secretary, and Director	Inception

Significant Employees

Chris Ransom	44	Head of Operations and Strategy	September 2020
Amber Jain	45	Head of Platform and Technology	November 2019
Shona Rotondo	34	Head of Marketing	January 2020
Roderick Wachman	54	Global Head of Bloodstock	March 2021
Joe Moran	28	Head of Racing	July 2018

Background of Officers and Directors of the Manager

The following is a brief summary of the background of each director and executive officer of the Manager:

Michael Behrens, Chief Executive Officer, Chief Financial Officer, Secretary and Director

Michael has served as the CEO of Experiential Squared since 2018. Under his leadership, as of February 2022, Experiential has managed well over 100 racehorses across the United States and achieved over 70 wins including the Kentucky Derby and Breeders Cup Classic. He has built and led a team of experts in racing management, bloodstock services, content, marketing, legal and technology. Experiential now manages stables in Ireland, the United Kingdom and Australia and is quickly rising to a leadership position in managing, acquiring and selling racehorses.

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Background of Significant Employees

The following is a brief summary of the background of some of our significant employees that build, manage and optimize the horses and our Investor experiences:

Chris Ransom, Head of Operations and Strategy

As our head of operations, Chris is responsible for the allocation of capital to our stable in both acquisitions and training and provides a strong role of governance to all use of capital in each series to maximize shareholder value. Since our launch he has been one of our top strategic advisors, and joined the team in 2020.

A graduate of Boston University, Chris Ransom has over twenty years of experience as a financial executive in the construction, real estate, and thoroughbred industry.

Amber Jain, Head of Platform and Technology

As head of platform and technology, Amber’s primary responsibility is to lead MyRacehorse to imagine, develop and deliver great digital experiences to its customer base of racehorse owners. His daily responsibilities are focused on building features that enrich the ownership experience for investors in each of the Series/Horses. A major expectation with an investment in a series is to unlock the full experience of ownership. The MyRacehorse tech stack provides, updates on training, video interviews with trainers, analysis by key industry stakeholders, Q/A session with key stakeholders, race day financials, sharing, and other stable management features.

Amber has an MS degree in Computer Science from University of Southern California along with a BS in Electrical Engineering. Prior to joining MyRacehorse, Amber served as a hands on technology leader in the digital marketing space building cutting edge MarTech products around attribution, personalization and campaign optimization focusing on SEM and Display channels.

Shona Rotondo. Head of Marketing

Shona Rotondo is the Head of Marketing at MyRacehorse, focusing on overall brand positioning, communications, marketing strategy and social content development. In addition to these roles Rotondo actively manages relationships with outside media partners, racetracks and racing stakeholders. A Boston University graduate, Rotondo spent over a decade in agency roles navigating the evolution of social and digital marketing for companies like Reebok, IBM, and the Breeders’ Cup World Championships. In 2016 she co-founded Grand Slam Social LLC, a boutique social media agency that focuses on marketing strategies for horse racing and equestrian brands.

Roderick Wachman, Global Head of Bloodstock

As our Head of Global Bloodstock, Roderick’s chief responsibilities include working with our Head of Racing and our resident veterinarian to review potential acquisition targets, develop and maintain an approved list of trainers and racing partners and provide counsel on the management of our stable. Roderick was born and raised in Ireland; he has worked in the thoroughbred industry for 31 years. Gaining experience in Ireland, England, New Zealand and Australia. Settling in Lexington, Kentucky in 1994, where he worked for Brookdale Farm and Bluegrass Thoroughbred Services. He started and successfully operated Kingswood Farm from 2001 - 2014, before deciding to operate an international Bloodstock agency.

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Joe Moran, Head of Racing

Joe’s responsibilities include managing our stable of runners throughout the United States. In this capacity Joe routinely is on site (mornings and afternoons) to watch the runners train and race, coordinate with respective trainers regarding training schedule and race results, as well as developing and maintaining key relationships with our racing partners and track officials across all geographic regions. Joe, a graduate of Oklahoma Baptist University, has been around the racing industry his entire life. His first introduction to the industry came through his father who owns a number of horses on the Southern California circuit. In addition to spending significant time at the barns with his family’s horses, Joe also worked in the Andy Mathis barn as a hot walker and groom.

Advances from Manager

See “Management’s Discussion and Analysis of Financial Condition and Results of Operation - Advances from Manager” section above for more information.

Related Party Transactions

See “Management’s Discussion and Analysis of Financial Condition and Results of Operation – Related Party Transactions” section above for more information.

Conflicts of Interest

See “Conflicts of Interest” section below for more information.

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COMPENSATION

Compensation of Executive Officers

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by the Company. The chief executive officer of the Manager plus other employees of the Manager, manage our day-to-day affairs, oversee the review, selection and recommendation of underlying assets, service acquired assets and monitor the performance of these assets to ensure that they are consistent with our business objectives. Each of these individuals receives compensation for his or her services, including services performed for us on behalf of the Manager, from Experiential Squared, Inc. Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to the Manager, we do not intend to pay any compensation directly to these individuals.

Compensation of Manager

The Manager will receive reimbursement for costs incurred relating to this and other offerings (e.g., Offering Expenses and Operating Expenses) and, in its capacity as Manager, a Management Fee (including the Due Diligence Fees and 10% and any earned Performance Management Fees). Neither the Manager nor its affiliates will receive any selling commissions or dealer manager fees in connection with the offer and sale of the Interests.

The annual compensation of the Manager for Fiscal Year 2022 was as follows:

Name	Capacities in which compensation was received (e.g., Chief Executive Officer, director, etc.)	Cash compensation ($)	Other compensation ($)	Total compensation ($)
Experiential Squared, Inc.	Manager	$2,502,239	$505,872 (1)	$3,008,111

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(1)	Compensation related to the Manager performing bloodstock services and general and administrative services in connection with the management for certain Underlying Assets of their respective Series in 2022.

In addition, should a series’ revenue exceed its ongoing Operating Expenses and various other potential financial obligations of the series, the Manager in its capacity as the Manager may receive a Management Fee as described in “Description of the Business – Management Fee.”

A more complete description of Management of the Company is included in “Description of the Business” and “Management”.

Except as set forth herein, we do not have any ongoing plan or arrangement for the compensation of executive officers and our Manager.

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PRINCIPAL INTEREST HOLDERS

The Company is managed by Experiential Squared, Inc. which is also the Company’s 100% owner. Experiential Squared, Inc., and/or its affiliates have no intention of owning any of the Interests in the Series at Closing. However, Experiential Squared, Inc., and/or its affiliates, still reserve the right to participate in the Offering on the same terms and conditions as the Investors at their discretion and may opt to convert a Profit Participation Convertible Promissory Note into interests that remain unsold in this offering. The address of Experiential Squared, Inc. is 120 Kentucky Avenue, Suite 110 Lexington KY 40502.

The following table sets forth information regarding beneficial ownership of the securities of the Company as of April 30, 2023 (i) by each of our officers and directors; (ii) by all of our officers and directors as a group; and (iii) by each person who is known by us to beneficially own more than 10% of any class of our voting securities. Unless otherwise specified, the address of each of the persons set forth below is in care of our company at 120 Kentucky Ave, Suite 110 Lexington KY 40502:

Series Name	Underlying Asset	Name of Beneficial Owner (1)	Number of Beneficiary Owned (1)	Percentage of Interests Beneficially Owned
Company (2)	N/A	Experiential Squared, Inc. (Manager)	N/A	100.00%
Series Desire Street 19	Always Hopeful	Experiential Squared, Inc. (Manager)	9	0.88%
Series Authentic	Authentic	Experiential Squared, Inc. (Manager)	58	0.46%
Series Bajan Bashert	Bajan Bashert	Experiential Squared, Inc. (Manager)	0	0.00%
Series Balletic	Balletic	Experiential Squared, Inc. (Manager)	12	0.12%
Series Daring Dancer 20	Boppy	Experiential Squared, Inc. (Manager)	1	0.13%
Series Cable Boss	Cable Boss	Experiential Squared, Inc. (Manager)	4	0.08%
Series Arch Support 20	Captain Sparrow	Experiential Squared, Inc. (Manager)	0	0.00%
Series Our Miss Jones 19	Celebrity News	Experiential Squared, Inc. (Manager)	3	0.25%
Series Chad Brown Bundle	Chad Brown Bundle	Experiential Squared, Inc. (Manager)	3	0.06%
Series Race Hunter 19	Chasing Time	Experiential Squared, Inc. (Manager)	0	0.00%
Series Classic Cut	Classic Cut	Experiential Squared, Inc. (Manager)	6	0.06%
Series Moonbow 20	Cumberland Falls	Experiential Squared, Inc. (Manager)	8	0.32%
Series Deep Cover	Deep Cover	Experiential Squared, Inc. (Manager)	2	0.25%
Series Tell the Duchess 19	Duke of Love	Experiential Squared, Inc. (Manager)	686	34.30%
Series Edge Racing Summer Fun	Edge Racing Summer Fun-d	Experiential Squared, Inc. (Manager)	1	0.02%
Series Escape Route	Escape Route	Experiential Squared, Inc. (Manager)	0	0.00%
Series Just Louise 19	Forbidden Kingdom	Experiential Squared, Inc. (Manager)	1	0.10%
Series Forever Rose (3)	Forever Rose	Experiential Squared, Inc. (Manager)	1,250	100.00%
Series Frosted Oats	Frosted Oats	Experiential Squared, Inc. (Manager)	3	0.07%
Series Future Stars Stable	Future Stars Stable	Experiential Squared, Inc. (Manager)	96	0.96%
Series Gentleman Gerry	Gentleman Gerry	Experiential Squared, Inc. (Manager)	0	0.00%

142

Series Heaven Street	Heaven Street	Experiential Squared, Inc. (Manager)	0	0.00%
Series Ashlees Empire 20	Helicopter Money	Experiential Squared, Inc. (Manager)	17	0.57%
Series Echo Warrior 19	Hero Status	Experiential Squared, Inc. (Manager)	4	0.07%
Series Sweet Sweet Annie 19	In Due Time	Experiential Squared, Inc. (Manager)	0	0.00%
Series Tapitry 19	Infinite Empire	Experiential Squared, Inc. (Manager)	3	0.37%
Series Fenwick Hall 20	Inspector	Experiential Squared, Inc. (Manager)	1	0.08%
Series Timeless Trick 20	Interstellar	Experiential Squared, Inc. (Manager)	0	0.00%
Series Silverpocketsfull 19	Iron Works	Experiential Squared, Inc. (Manager)	0	0.00%
Series Adjust 20	Jai Ho	Experiential Squared, Inc. (Manager)	0	0.00%
Series Ari the Adventurer 19	Kanthari	Experiential Squared, Inc. (Manager)	5	0.10%
Series Kindle 21	Kindle 21	Experiential Squared, Inc. (Manager)	9	0.00%
Series Knarsdale 21 (AKA Seismic Beauty)	Seismic Beauty	Experiential Squared, Inc. (Manager)	5,100	100.00%
Series Patsys Kim 21	Lady Blitz	Experiential Squared, Inc. (Manager)	17	0.00%
Series Lane Way	Lane Way	Experiential Squared, Inc. (Manager)	2	0.03%
Series Sarrocchi 21	Legitify	Experiential Squared, Inc. (Manager)	5	0.00%
Series You Make Luvin Fun 19	Magical Ways	Experiential Squared, Inc. (Manager)	6	0.10%
Series Man Among Men	Man Among Men	Experiential Squared, Inc. (Manager)	0	0.00%
Series Who'sbeeninmybed 19	Micro Share	Experiential Squared, Inc. (Manager)	11	0.22%
Series Miss Sakamoto	Miss Sakamoto	Experiential Squared, Inc. (Manager)	0	0.00%
Series Mo Temptation	Mo Temptation	Experiential Squared, Inc. (Manager)	10	0.29%
Series Mrs Whistler	Mrs Whistler	Experiential Squared, Inc. (Manager)	0	0.00%
Series Naismith	Naismith	Experiential Squared, Inc. (Manager)	6	0.30%
Series National Road	National Road	Experiential Squared, Inc. (Manager)	10	50.00%
Series NY Exacta	NY Exacta	Experiential Squared, Inc. (Manager)	3	0.15%
Series My Fast One 20	One Fast Dream	Experiential Squared, Inc. (Manager)	7	0.35%
Series One Last Night 21	One Last Night 21	Experiential Squared, Inc. (Manager)	0	0.00%
Series Our Jenny B	Our Jenny B 21	Experiential Squared, Inc. (Manager)	0	0.00%
Series Palace Foal	Palace Foal	Experiential Squared, Inc. (Manager)	510	100.00%
Series Northern Smile 20	Pep Rally	Experiential Squared, Inc. (Manager)	0	0.00%
Series Spirit 20	Phantom Ride	Experiential Squared, Inc. (Manager)	6	0.20%
Series I'm a Looker 20	Pioneer Prince	Experiential Squared, Inc. (Manager)	7	0.18%
Series Rosie's Alibi	Rosie's Alibi	Experiential Squared, Inc. (Manager)	5	0.05%
Series Salute to America	Salute to America	Experiential Squared, Inc. (Manager)	0	0.10%
Series Co Cola 19	Search Engine	Experiential Squared, Inc. (Manager)	1	0.02%
Series Elarose 21	Secret Crush	Experiential Squared, Inc. (Manager)	7	0.07%
Series Enchante 21	Simply Enchanting	Experiential Squared, Inc. (Manager)	5	0.08%

143

Series Classofsixtythree 19	Sixtythreecaliber	Experiential Squared, Inc. (Manager)	0	0.00%
Series Smart Shopping 21	Seize the Grey	Experiential Squared, Inc. (Manager)	6	0.00%
Series Song of Lark 21	Song of the Lark 21	Experiential Squared, Inc. (Manager)	7	0.27%
Series Flora Dora 20	Spun Intended	Experiential Squared, Inc. (Manager)	0	0.00%
Series Jeanne's Speight 20	Stay Fabulous	Experiential Squared, Inc. (Manager)	18	0.72%
Series Margarita Friday 19	Straight No Chaser	Experiential Squared, Inc. (Manager)	24	1.20%
Series Grand Traverse Bay 20	Sun Valley Road	Experiential Squared, Inc. (Manager)	0	0.00%
Series Courtisane 19	Tap the Gavel	Experiential Squared, Inc. (Manager)	0	0.00%
Series Mayan Milagra 19	Tepeu	Experiential Squared, Inc. (Manager)	0	0.00%
Series The Royal Duet	San Saria 21 and La Cuvee 21	Experiential Squared, Inc. (Manager)	5	0.01%
Series Tufnel	Tufnel	Experiential Squared, Inc. (Manager)	41	0.79%
Series Twirl Girl 21	Twirl Girl 21	Experiential Squared, Inc. (Manager)	13	65.00%
Series Vow	Vow	Experiential Squared, Inc. (Manager)	0	0.00%
Series War Safe	War Safe	Experiential Squared, Inc. (Manager)	12	0.60%
Series Who Runs the World	Who Runs the World	Experiential Squared, Inc. (Manager)	7	0.14%
Series Yes This Time	Yes This Time	Experiential Squared, Inc. (Manager)	4	40.00%
Series Adaay In Asia	Adaay in Asia	Experiential Squared, Inc. (Manager)	5,100	100.00%
Series Bullish Sentiment 21	Bullish Sentiment 21	Experiential Squared, Inc. (Manager)	3,000	100.00%
Series Sweet as Sin	Sweet as Sin	Experiential Squared, Inc. (Manager)	2,200	100.00%
Series Alliford Bay 21	Alliford Bay 21	Experiential Squared, Inc. (Manager)	3,750	100.00%
Series Blue Corner 21	Blues Corner 21	Experiential Squared, Inc. (Manager)	6,000	100.00%
Series Lovesick 21	Lovesick 21	Experiential Squared, Inc. (Manager)	13,333	100.00%
Series Tamboz 21	Tamboz 21	Experiential Squared, Inc. (Manager)	6,500	100.00%
Series Classic Colts Package	Multiple	Experiential Squared, Inc. (Manager)	7	17.50%
Series Ishvana 20	Ishvana 20	Experiential Squared, Inc. (Manager)	5,100	100.00%

______________

(1)	Experiential Squared, Inc. or an affiliate holds a promissory note which provides that, at its election, such beneficial owner may convert the outstanding balance of the note into the number of unsold Series Interests in the offering of such Series on the date of conversion. As such, such party is deemed to be the beneficial owner of such unsold Series Interests until such time as the Series is fully subscribed. Notwithstanding the foregoing, as to Series offerings closed on or prior to September 18, 2020, such holders listed above are direct Series Interest Holders as all such promissory notes have been converted in full prior to such date.
(2)	The purchase of membership interests in a Series of the Company is an investment only in that Series (and with respect to that Series’ Underlying Asset) and not an investment in the Company as a whole.
(3)	On November 17, 2022, Series Forever Rose Offerings was terminated prior to any securities being offered and removed from such filing.

144

DESCRIPTION OF INTERESTS OFFERED

The following is a summary of the principal terms of, and is qualified by reference to the Operating Agreement, attached hereto as Exhibit 2.2, the Series Agreements, attached hereto as exhibits as it relates to each specific Series, and the Subscription Agreement, attached hereto as Exhibit 4.1, relating to the purchase of the applicable Series of Interests. This summary is qualified in its entirety by reference to the detailed provisions of those agreements, which should be reviewed in their entirety by each prospective Investor. In the event that the provisions of this summary differ from the provisions of the Operating Agreement, Series Agreement or the Subscription Agreement (as applicable), the provisions of the Operating Agreement, Series Agreement or the Subscription Agreement (as applicable) shall apply. Capitalized terms used in this summary that are not defined herein shall have the meanings ascribed thereto in the Operating Agreement or Series Agreement.

Series Agreement

Each Series will have its own Series Agreement and a Subscription Agreement. The Series Agreement will include a description of the following investment details, among other things:

•	Such Member classes as the Series Manager may determine to be necessary, appropriate, or advantageous for operation of the Series and meeting its business objectives.

•	The Minimum and Maximum Dollar Amounts for each Series, if any, based on the amount of Capital Contributions needed to acquire, operate and improve the Asset.

•	The Minimum Investment Amount required of an individual Investor by each Series.

•	A tabular summary of the sources and uses of proceeds of the Capital Contributions raised by each Series.

•	The important dates relative to acquisition of the Asset or Capital Contributions needed for each Series.

Rights and Liabilities of Members

The rights, duties and powers of Members are governed by the Operating Agreement and the discussion herein of such rights, duties and powers is qualified in its entirety by reference to such Agreement and Act. Members who become Members in a Series in the manner set forth herein will be responsible for the obligations of the Series and will be liable only to the extent of their agreed upon capital contributions. Members may be liable for any return of capital plus interest if necessary to discharge liabilities existing at the time of such return. Any cash distributed to Members may constitute, wholly or in part, return of capital.

Members will have very limited control over the management of the Company or the Series. Our Manager has sole power and authority over the management of our Company and the individual Series, subject only to certain rights of our Members and our membership as a whole, to vote on certain limited matters. Furthermore, our Manager may only be removed for “Good Cause”, meaning willful misfeasance, bad faith, gross negligence or reckless disregard by the Manager in the performance of its duties, the criminal conviction of a federal or state securities law or any other criminal wrong-doing. To remove the Manager for “Good Cause”, Members holding (i) in excess of 75% of the percentage interests, or (ii) Members holding in excess of 75% of the outstanding percentage interests owned by disinterested Members, must approve.

Therefore, you will not have an active role in our Company’s management and it will be difficult to cause a change in our management.

145

Interest Subscriptions

Interests in each Series will be sold for a set price per Interest. To purchase Interests in an individual Series, an Investor must deliver to the Company a Subscription Agreement in the form attached to this Offering Circular as Exhibit 4.1 by completing the online submission at MyRacehorse.com.

Rights, Powers and Duties of Manager

Subject to the right of the Members to vote on certain limited matters, the Manager will have sole control of the business operations of the Series. The Manager is not required to devote full time to Company and Series affairs but only such time as is required for the conduct of Company and Series business. The Manager acting alone has the power and authority to act for and bind the Company or an individual Series.

The Manager is granted the special power of attorney of each Member for the purpose of executing the documents which the Members have expressly agreed to execute and deliver or which are required to be executed, delivered and/or filed under applicable law.

Dividends/Distributions

The Manager will attempt to manage the individual Series so as to issue dividend payments, to the extent of available cash flow. Therefore, (i) 10% of Gross Proceeds shall be payable to the Manager as a Management Fee; (ii) in the event that the Manager performs bloodstock services for an Underlying Asset, the Manager will also be paid up to 5.0% of the cost of the Underlying Asset for providing such services; and then (iii) the remaining cash available for dividends shall be payable to the Members on a pro rata basis. This shall be calculated as 100% of the dividends available after payment of the Management Fee and bloodstock fee, if applicable, multiplied by a fraction with the fraction being the number of Interests held by the Member as the numerator and the total number of outstanding Interests as the denominator. The Manager shall determine the cash available for dividends after retention of reasonable working capital reserves and payment of liabilities.

Working capital may include pre-paid insurance and administrative expenses for a horse for up to 3 years. Working capital expenses may be as much as the cost of the interest in the Underlying Asset.

Meetings

The Manager may call a meeting of an individual Series. Unless the notice otherwise specifies, all meetings will be held at the office of the Company. Members have the rights to call meetings accorded to them under the Operating Agreement or the individual Series Agreement and applicable law.

Accounting and Reports

Right of Inspection; Provision of Records to Members

Each Member has the right, upon reasonable request, for purposes reasonably related to the interest of that person as a Member, to inspect and copy during normal business hours any of the records required to be maintained by the Manager under the Act.

146

The Manager will furnish to a Member a copy of any amendment to the articles of organization or operating agreement executed by the Manager pursuant to a power of attorney from the Member.

Members will be limited to the inspection of the books and records of the individual Series in which they are a Member.

Annual Report

At such time as the Company has more than thirty-five (35) Members, each of the following shall apply:

The Manager will cause an annual report to be sent to each of the Members not later than one hundred twenty (120) days after the close of the Fiscal Year. The report, which may be sent by electronic transmission, will contain a balance sheet as of the end of the Fiscal Year and an income statement and a statement of cash flows for the Fiscal Year.

Members representing at least five (5) percent of the percentage interests, or three or more Members, may make a written request to the Manager for an income statement of the Company for the initial three-month, six-month, or nine-month period of the then-current Fiscal Year ending more than 30 days prior to the date of the request, and a balance sheet of the Company as of the end of such period. The statement will be delivered or mailed to the Members within thirty (30) days thereafter.

The financial statements will be accompanied by the report, if any, of the independent accountants engaged by the Company or, if there is no report, the certificate of the Manager that the financial statements were prepared without audit from the books and records of the Company.

Tax Information

The Company will send or cause information to be sent in writing to each Member within ninety (90) days after the end of each taxable year the information necessary to complete federal and state income tax or information returns. Based on the Company’s intention to treat each Series as a corporation for tax purposes, the primary reporting Members should expect is through Form 1099.

Limited Voting Rights of Members

The affirmative vote of a Majority of Interests of all of the Members associated with a Series shall be required for the Company to merge or consolidate with or into, or convert into, another entity, but not to enter into a joint venture arrangement with another party or sell an Underlying Asset.

A Series Manager may be removed at any time, for Good Cause, by the decision of such Series Members owning more than seventy-five percent (75%) of the Percentage Interests in that Series.

Certain actions may require both a majority of all percentage interests in the Company and the consent of the Manager, as provided in such Series Agreement.

The disposition by the Company of all or substantially all of the Company’s assets includes the disposition of all or substantially all of the assets of all of the Company’s subsidiaries in a single transaction or series of transactions but expressly excludes a sale of the assets of any single Series that owns a single Asset, which may be made by the Manager without the consent of Members.

147

Withdrawal from a Series

Each Series expects to operate for approximately four (4) to six (6) years at which time the Underlying Asset of the Series will be retired. Thereafter, the Members shall receive a return of their capital, if available. The Members should not expect withdrawal prior to this time.

Dissolution and Winding-Up

The Series Manager may dissolve the Series at any time once the Series Assets have been sold. The dissolution may only be ordered by the Series Manager or the Company, not by an owner of Series Membership Interests or by any Member of the Series. Upon dissolution of a Series, all Members of that Series will participate in the Series’ liquidating distributions, in accordance with the distributions in effect during the term and thereafter in proportion to their relative capital accounts.

Upon the sale of an Underlying Asset or the dissolution or termination of the Series, the Manager or an affiliate may be entitled to a repayment of its Operating Expenses Reimbursement Obligation, if any, as repayment of liabilities incurred related to Upkeep Fees on behalf of the Series. This may result in the reduction of liquidating distributions to Members.

Limitations on Transferability

The Operating Agreement and Series Agreement place substantial limitations upon transferability of the Interests. Any transferee (including a donee) must be a person or entity which would have been qualified to purchase an Interest in this Offering and a transferee may not become a substituted Member without the consent of the Manager. A transferee who does not become a substituted Member will own an economic interest which entitles him or her only to the share of income or return of capital to which the transferor would be entitled. In addition, there are certain rights of first refusal on any transfer.

Term of the Company

The Manager intends to operate the Company on a perpetual basis until a dissolution event.

Dispute Resolution

The Company and the Operating Agreement will be governed by Nevada law and any dispute in relation to the Company and the Operating Agreement is subject to the dispute resolution provisions set forth therein. If an Interest Holder were to bring a claim against the Company or the Manager pursuant to the Operating Agreement, it would be required to do so in compliance with these dispute resolution provisions. Notwithstanding the foregoing, mandatory arbitration provisions set forth therein do not apply to claims made under federal and state securities laws.

Listing

The Interests are not currently listed or quoted for trading on any national securities exchange or national quotation system.

Transfer Agent and Registrar

The company has appointed Vertalo, Inc. as its SEC-registered transfer agent.

148

MATERIAL UNITED STATES TAX CONSIDERATIONS

The following is a summary of the material United States federal income tax consequences of the ownership and disposition of the Interests to United States holders, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in United States federal income tax consequences different from those set forth below. We have not sought any ruling from the Internal Revenue Service (the “IRS”), with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

This summary also does not address the tax considerations arising under the laws of any United States state or local or any non-United States jurisdiction or under United States federal gift and estate tax laws. In addition, this discussion does not address tax considerations applicable to an Investor’s particular circumstances or to Investors that may be subject to special tax rules, including, without limitation:

(i)	banks, insurance companies or other financial institutions;

(ii)	persons subject to the alternative minimum tax;

(iii)	tax-exempt organizations;

(iv)	dealers in securities or currencies;

(v)	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

(vi)	persons that own, or are deemed to own, more than five percent of our Interests (except to the extent specifically set forth below);

(vii)	certain former citizens or long-term residents of the United States;

(viii)	persons who hold our Interests as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction;

(ix)	persons who do not hold our Interests as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes); or

(x)	persons deemed to sell our Interests under the constructive sale provisions of the Code.

You are urged to consult your tax advisor with respect to the application of the United States federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our Interests arising under the United States federal estate or gift tax rules or under the laws of any United States state or local or any foreign taxing jurisdiction or under any applicable tax treaty.

149

Definitions

U.S. Holder. A “U.S. Holder” includes a beneficial owner of the Interests that is, for U.S. federal income tax purposes, an individual citizen or resident of the United States.

Taxation of each Series of Interests as a “C” Corporation

The Company, although formed as a Nevada series limited liability company eligible for tax treatment as a “partnership,” has affirmatively elected for each Series of Interests to be taxed as a “C” corporation under Subchapter C of the Code for all federal and state tax purposes. Thus, each Series of Interests will be taxed at regular corporate rates on its taxable income before making any distributions to Interest Holders as described below. The current Federal tax rate on corporations is 21%.

Taxation of Distributions to Investors

Distributions to U.S. Holders out of the Company’s current or accumulated earnings and profits will be taxable as dividends. A U.S. Holder who receives a distribution constituting “qualified dividend income” may be eligible for reduced federal income tax rates. U.S. Holders are urged to consult their tax advisors regarding the characterization of corporate distributions as “qualified dividend income”. Distributions in excess of the Company’s current and accumulated earnings and profits will not be taxable to a U.S. Holder to the extent that the distributions do not exceed the adjusted tax basis of the U.S. Holder’s Interests. Rather, such distributions will reduce the adjusted basis of such U.S. Holder’s Interests. Distributions in excess of current and accumulated earnings and profits that exceed the U.S. Holder’s adjusted basis in its Interests will be taxable as capital gain in the amount of such excess if the Interests are held as a capital asset. Investors should note that Section 1411 of the Code, added by the Health Care and Education Reconciliation Act of 2010, added a new 3.8% tax on certain investment income (the “3.8% NIIT”), effective for taxable years beginning after December 31, 2012. In general, in the case of an individual, this tax is equal to 3.8% of the lesser of (i) the taxpayer’s “net investment income” or (ii) the excess of the taxpayer’s adjusted gross income over the applicable threshold amount ($250,000 for taxpayers filing a joint return, $125,000 for married individuals filing separate returns and $200,000 for other taxpayers). In the case of an estate or trust, the 3.8% tax will be imposed on the lesser of (x) the undistributed net investment income of the estate or trust for the taxable year, or (y) the excess of the adjusted gross income of the estate or trust for such taxable year over a beginning dollar amount (currently $7,500 of the highest tax bracket for such year). U.S. Holders should note that for tax years beginning in 2013 and thereafter dividends will be included as investment income in the determination of “net investment income” under Section 1411(c) of the Code.

Taxation of Dispositions of Interests

Upon any taxable sale or other disposition of our Interests, a U.S. Holder will recognize gain or loss for federal income tax purposes on the disposition in an amount equal to the difference between the amount of cash and the fair market value of any property received on such disposition; and the U.S. Holder’s adjusted tax basis in the Interests. A U.S. Holder’s adjusted tax basis in the Interests generally equals his or her initial amount paid for the Interests and decreased by the amount of any distributions to the Investor in excess of the Company’s current or accumulated earnings and profits. In computing gain or loss, the proceeds that U.S. Holders receive will include the amount of any cash and the fair market value of any other property received for their Interests, and the amount of any actual or deemed relief from indebtedness encumbering their Interests. The gain or loss will be long-term capital gain or loss if the Interests are held for more than one year before disposition. Long-term capital gains of individuals, estates and trusts currently are taxed at a maximum rate of 20% (plus any applicable state income taxes) plus the 3.8% NIIT. The deductibility of capital losses may be subject to limitation and depends on the circumstances of a particular U.S. Holder; the effect of such limitation may be to defer or to eliminate any tax benefit that might otherwise be available from a loss on a disposition of the Interests. Capital losses are first deducted against capital gains, and, in the case of non-corporate taxpayers, any remaining such losses are deductible against salaries or other income from services or income from portfolio investments only to the extent of $3,000 per year.

150

Backup Withholding and Information Reporting

Generally, the Company must report annually to the IRS the amount of dividends paid to you, your name and address, and the amount of tax withheld, if any. A similar report will be sent to you.

Payments of dividends or of proceeds on the disposition of the Interests made to you may be subject to additional information reporting and backup withholding at a current rate of 24% unless you establish an exemption. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a United States person.

Backup withholding is not an additional tax; rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

The preceding discussion of United States federal tax considerations is for general information only. It is not tax advice. Each prospective investor should consult its own tax advisor regarding the particular United States federal, state and local and foreign tax consequences, if applicable, of purchasing, holding and disposing of our Interests, including the consequences of any proposed change in applicable laws.

151

WHERE TO FIND ADDITIONAL INFORMATION

The Manager will answer inquiries from potential Investors in the Offerings concerning any of the Series of Interests, the Company, the Manager and other matters relating to the offer and sale of the Interests under the Offering Circular and Offering Circular Supplements. The Company will afford the potential Investors in the Interests the opportunity to obtain any additional information to the extent the Company possesses such information or can acquire such information without unreasonable effort or expense that is necessary to verify the information in this Offering Circular.

All potential Investors in the Interests are entitled to review copies of any other agreements relating to the Series described in the Offering Circular and Offering Circular Supplements, if any. In the Subscription Agreement, you will represent that you are completely satisfied with the results of your pre-investment due diligence activities.

Any statement contained herein or in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Offering Circular and Offering Circular Supplements to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of the Offering Circular and Offering Circular Supplements, except as so modified or superseded.

Requests and inquiries regarding the Offering Circular and Offering Circular Supplements should be directed to:

My Racehorse CA LLC

120 Kentucky Ave., Suite 110

Lexington, KY 40502

E-Mail: support@myracehorse.com

Tel: 888-697-2234

Attention: Michael Behrens

We will provide requested information to the extent that we possess such information or can acquire it without unreasonable effort or expense.

152

Index to Financial Statements

Audited Financial Statements as of December 31, 2022 and 2021 and for the years then ended

153

INDEPENDENT AUDITOR’S REPORT

April 12, 2023

To:	Experiential Squared, Inc as manager of My Racehorse CA LLC
Re:	2022 and 2021 Financial Statement Audit

We have audited the accompanying financial statements of MY RACEHORSE CA, LLC (a series limited liability company organized in Nevada) (the “Company”), which comprise the balance sheets as of December 31, 2022 and 2021, and the related statements of operations, changes in members’ equity, and cash flows for the calendar year periods ended December 31, 2022 and 2021, and the related notes to such financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion.

An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.  We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations, changes in members’ equity and its cash flows for the calendar year periods thus ended in accordance with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. However, there is substantial doubt about its ability to continue as a going concern. Management's evaluation of the events and conditions and management's plans regarding these matters are also described in the Notes to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Sincerely,

IndigoSpire CPA Group

IndigoSpire CPA Group, LLC

Aurora, Colorado

April 12, 2023

F-1

MY RACEHORSE CA LLC

BALANCE SHEETS

As of December 31, 2022 and 2021

	31-Dec-22	31-Dec-21

ASSETS
Current Assets:
Cash and cash equivalents	$–	$–
Accounts receivable	65,079	–
Horse reserve funds receivable from Manager (see Note 4)	4,226,464	3,668,322
Prepaid expense	10,481	129,722
Total Current Assets	4,302,024	3,798,044

Non-Current Assets:
Horse assets, net of accumulated depreciation (see Note 2)	8,316,347	10,897,198
Total Non-Current Assets	8,316,347	10,897,198

TOTAL ASSETS	$12,618,371	$14,695,242

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Current Liabilities:
Acquisition advances payable to Manager (see Note 4)	$2,243,920	$3,764,514
Accrued expense	149,708	60,302
Deferred revenue	60,000	–
Distributions payable	716,840	–
Interest payable	23	46,956
Total Current Liabilities	3,170,491	3,871,772

Long-term Liabilities:
Long-term debt - related party	2,192,460	3,022,807
Total Long-term Liabilities	2,192,460	3,022,807

Total Liabilities	5,362,951	6,894,579

Members' Equity:
Membership in My Racehorse CA, LLC	841,824	324,928
Subscriptions in series, net of distributions (See Note 6)	32,004,419	24,572,224
Accumulated deficit	(25,590,823)	(17,096,489)
Total Members' Equity	7,255,420	7,800,663

TOTAL LIABILITIES AND MEMBERS' EQUITY	$12,618,371	$14,695,242

See auditor’s report and accompanying notes, which are a part of these financial statements.

F-2

MY RACEHORSE CA LLC

STATEMENTS OF OPERATIONS

As of December 31, 2022 and 2021

	31-Dec-22	31-Dec-21

Revenues	$4,331,342	$2,608,565
Cost of Revenues	(4,771,984)	(4,362,914)
Gross Profit/(Loss)	(440,642)	(1,754,349)

Operating Expense:
Depreciation	5,569,738	5,593,064
Management charges	2,502,264	1,949,857
General and administrative	595,392	374,367
Total Operating Expenses	8,667,394	7,917,288

Loss from Operations	(9,108,036)	(9,671,637)

Other Income/(Expense):
Gain/(loss) on disposition of horses	147,376	(677,233)
Debt forgiveness	497,729	97,621
Interest expense	(33,231)	(57,279)
Insurance recoveries	1,828	–
Total Other Expenses	613,702	(636,891)

Provision for Income Taxes	–	–

Net Loss	$(8,494,334)	$(10,308,528)

See auditor’s report and accompanying notes, which are a part of these financial statements.

F-3

MY RACEHORSE CA LLC

STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

As of December 31, 2022 and 2021

	Membership in My Racehorse CA LLC	Subscriptions in Series	Accumulated Deficit	Total Members' Equity

Balance at December 31, 2020	$11,843	$14,902,854	$(6,787,961)	$8,126,736

Subscriptions received in horse series	–	11,400,929	–	11,400,929
Distributions from horse series	–	(1,731,559)	–	(1,731,559)
Contributions by manager	313,085	–	–	313,085
Net loss	–	–	(10,308,528)	(10,308,528)
Balance at December 31, 2021	324,928	24,572,224	(17,096,489)	7,800,663

Subscriptions received in horse series	–	11,805,265	–	11,805,265
Distributions from horse series	–	(4,373,070)	–	(4,373,070)
Contribution by manager	516,896	–	–	516,896
Net loss	–	–	(8,494,334)	(8,494,334)
Balance at December 31, 2022	$841,824	$32,004,419	$(25,590,823)	$7,255,420

See auditor’s report and accompanying notes, which are a part of these financial statements.

F-4

MY RACEHORSE CA LLC

STATEMENTS OF CASH FLOWS

As of December 31, 2022 and 2021

	31-Dec-22	31-Dec-21
Cash Flows From Operating Activities
Net Loss	$(8,494,334)	$(10,308,528)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	5,569,738	5,593,064
Loss/(gain) on disposal of horse ownership	(147,376)	677,233
Gain on debt forgiveness	(497,729)	(97,621)
Interest capitalized to loan	29,111	–
Changes in operating assets and liabilities:
Change in accounts receivables	(65,079)	–
Change in prepaid expense	–	63,523
Change in other assets	119,241	481,774
Change in accrued expense	89,403	51,002
Change in accrued interest payable	(20,064)	20,187
Change in deferred revenue	60,000	–
Net Cash Used In Operating Activities	(3,357,089)	(3,519,366)

Cash Flows From Investing Activities
Purchase of horse assets	(5,249,921)	(7,782,659)
Proceeds from horse disposition	2,408,411	328,379
Net Cash Used In Investing Activities	(2,841,510)	(7,454,280)

Cash Flows From Financing Activities
Subscriptions received in horse series	11,805,265	11,400,929
Distributions from horse series	(3,656,230)	(1,731,559)
Capital contributions	516,896	313,085
Proceeds from debt - related party	827,401	–
Repayments on debt - related party	(1,322,202)	–
Horse revenues, net of expenses, applied to related party loans	–	544,210
Net advances/(repayments) in amount due to manager	(1,972,531)	446,981
Net Cash Provided by Financing Activities	6,198,599	10,973,646

Net Change In Cash	–	–

Cash at Beginning of Period	–	–
Cash at End of Period	$–	$–

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$–	$–
Cash paid for income taxes	$–	$–

See auditor’s report and accompanying notes, which are a part of these financial statements.

F-5

MY RACEHORSE CA LLC

NOTES TO THE FINANCIAL STATEMENTS

As of December 31, 2022 and 2021 and for the years then ended

NOTE 1: NATURE OF OPERATIONS

My Racehorse CA LLC d/b/a MyRaceHorse.com (the “Company”) is an early-stage investment series limited liability company established by the manager, Experiential Squared, Inc. (the “Manager”), to invest in individual interests in thoroughbred, quarter and Standardbred horses through underlying Series LLCs. The Company aims to democratize the ownership of racehorses through a self-developed web-based platform and allow fans to experience racehorse ownership by investing in Series LLCs with other like-minded fans. The Company is headquartered in Claremont, CA. The Company was formed in 2016.

Since inception, the Company has relied on advances from founders and raising capital to fund its operations. The Company will likely incur losses prior to generating positive working capital. These matters raise substantial doubt about the Company’s ability to continue as a going concern. During the next 12 months, the Company intends to fund its operations with funding from a Regulation A securities campaign (see Note 10), capital contributions from the founder, and funds from revenue producing activities, if and when such can be realized. If the Company cannot secure additional short-term capital, it may cease operations. These financial statements and related notes thereto do not include any adjustments that might result from these uncertainties.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP).

The Company adopted the calendar year as its basis of reporting.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents and Concentration of Cash Balance

The Company considers short-term, highly liquid investment with original maturities of three months or less at the time of purchase to be cash equivalents. Cash consists of funds held in the Company’s checking account. As of December 31, 2022 and 2021, the Company had no cash on hand.

Receivables and Credit Policy

Trade receivables from customers are uncollateralized customer obligations due under normal trade terms, primarily requiring payment before services are rendered. Trade receivables are stated at the amount billed to the customer. Payments of trade receivables are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoice. The Company, by policy, routinely assesses the financial strength of its customers. As a result, the Company believes that its accounts receivable credit risk exposure is limited, and it has not experienced significant write-downs in its accounts receivable balances. As of December 31, 2022 and 2021, the Company has $65,079 and $0 outstanding accounts receivable, respectively.

F-6

Property and Equipment

Property and equipment are recorded at cost. Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs are expensed as incurred. When equipment is retired or sold, the cost and related accumulated depreciation are eliminated from the balance sheet accounts and the resultant gain or loss is reflected in income.

Depreciation is provided using the straight-line method, based on useful lives of the assets which range from three to five years. Horse assets are depreciated using the straight-line method over 36 months with no estimated salvage value. A horse is treated as placed in service upon its acquisition by the Company.

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors.

As of December 31, 2022 and 2021, the Company has $17,659,407 and $20,953,945 respectively, recorded at cost in horse assets.

As of December 31, 2022, property and equipment consisted of the following:

Series Name	Horse Asset plus Acquisition Costs	Less: Depreciation through December 31, 2022	Total
Edge Bajan Bashert	$ 112,000	$ (2,509)	$ 109,491
Edge Captain Sparrow	70,000	(14,176)	55,824
Edge Demogorgon	90,000	(35,484)	54,516
Edge Escape Route	42,400	(31,420)	10,980
Edge Gentleman Gerry	100,000	(23,148)	76,852
Edge Heaven Street	100,000	(15,771)	84,229
Edge In Due Time	76,000	(42,984)	33,016
Edge Interstellar	60,000	(13,500)	46,500

F-7

Series Name	Horse Asset plus Acquisition Costs	Less: Depreciation through December 31, 2022	Total
Edge Jai Ho	$ 87,500	$ (17,720)	$ 69,780
Edge National Road	100,000	(47,162)	52,838
Edge Our Jenny B 21	52,000	(4,863)	47,137
Edge Pep Rally	90,000	(23,790)	66,210
Edge Spun Intended	62,500	(16,241)	46,259
ESF-Lady Quinn	50,750	(6,912)	43,838
ESF-Picture of a Lady	44,100	(8,412)	35,688
Edge Tepeu	110,000	(61,926)	48,074
Edge Twirl Girl 21	75,000	(6,944)	68,056
Edge Yes This Time	100,000	(67,025)	32,975
MRH Above Suspicion	86,100	(66,352)	19,748
MRH Always Hopeful	85,680	(46,756)	38,925
MRH Authentic	4,359,157	(3,659,235)	699,923
MRH Balletic	472,500	(219,315)	253,185
MRH Boppy	47,250	(20,606)	26,644
MRH Cable Boss	294,525	(136,706)	157,819
MRH CB Bundle	30,173	(11,734)	18,439
MRH Night Combat	60,000	(24,247)	35,753
MRH Splashdown 20	303,450	(118,008)	185,442
MRH Three Jewels	240,000	(102,889)	137,111
MRH Celebrity News	63,000	(35,458)	27,542
MRH Chasing Time	262,500	(148,437)	114,063
MRH Classic Cut	252,000	(117,194)	134,806
MRH Cumberland Falls	51,188	(10,320)	40,867
MRH Deep Cover	82,000	(75,504)	6,496
MRH Duke of Love	89,250	(48,269)	40,981
MRH Enchante 21	299,220	(29,645)	269,575
MRH Forbidden Kingdom	153,000	(117,867)	35,133
MRH Forever Rose	118,142	(22,628)	95,515
MRH Frosted Oats	102,500	(78,488)	24,012
MRH Future Stars Stable	335,500	(301,206)	34,294
MRH Helicopter Money	39,375	(7,073)	32,302
MRH Hero Status	170,100	(101,511)	68,589
MRH Infinite Empire	147,600	(113,023)	34,577
MRH Inspector	94,500	(21,963)	72,538
MRH Iron Works	294,525	(166,547)	127,978
MRH Ishvana 21	125,000	(10,880)	114,120
MRH Kanthari	307,913	(181,823)	126,090

F-8

Series Name	Horse Asset plus Acquisition Costs	Less: Depreciation through December 31, 2022	Total
MRH Kindle 21	$ 157,500	$ (15,458)	$ 142,042
MRH Knarsdale 21	275,000	(28,875)	246,125
MRH Lady Blitz	336,000	(44,559)	291,441
MRH Lane Way	392,932	(381,627)	11,305
MRH Magical Ways	252,000	(142,278)	109,722
MRH Man Among Men	147,600	(113,023)	34,577
MRH Micro Share	240,975	(136,053)	104,922
MRH Miss Sakamoto	157,500	(88,924)	68,576
MRH Mo Temptation	110,250	(22,327)	87,923
MRH Mrs Whistler	84,000	(47,352)	36,648
MRH Naismith	164,250	(127,868)	36,382
MRH NY-Psychedelic Shack	80,000	(65,520)	14,480
MRH NY-Quick Conversation	135,000	(110,565)	24,435
MRH One Fast Dream	105,000	(19,833)	85,167
MRH One Last Night 21	135,684	(17,994)	117,690
MRH Phantom Ride	100,800	(23,240)	77,560
MRH Pioneer Prince	262,500	(49,097)	213,403
MRH Rosie's Alibi	656,250	(305,192)	351,058
MRH Salute to America	84,000	(45,430)	38,570
MRH Sarrocchi 21	288,750	(29,142)	259,608
MRH Search Engine	334,688	(188,668)	146,020
MRH Secret Crush	315,000	(31,500)	283,500
MRH Seize the Grey	315,000	(41,774)	273,226
MRH Sixtythreecaliber	125,000	(95,486)	29,514
MRH Song of the Lark 21	160,650	(15,916)	144,734
MRH Stay Fabulous	118,125	(22,094)	96,031
MRH Straight No Chaser	115,500	(62,466)	53,034
MRH Sun Valley Road	39,375	(16,901)	22,474
MRH Tap the Gavel	241,500	(136,137)	105,363
MRH La Cuvee 21	51,081	(4,352)	46,729
MRH San Saria 21	462,500	(46,678)	415,822
MRH Thirteen Stripes	100,000	(85,093)	14,907
MRH Tufnel	163,800	(67,362)	96,438
MRH Vow	147,000	(82,866)	64,134
MRH War Safe	94,500	(48,607)	45,893
MRH Who Runs the World	321,300	(149,134)	172,166
TOTAL	$ 17,659,407	$ (9,343,059)	$ 8,316,347

F-9

Fair Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the balance sheets approximate their fair value.

Revenue Recognition

ASC Topic 606, “Revenue from Contracts with Customers” establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the Company’s contracts to provide goods to customers. Revenues are recognized when control of the promised goods are transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements: 1) identify the contract with a customer; 2) identify the performance obligations in the contract; 3) determine the transaction price; 4) allocate the transaction price to performance obligations in the contract; and 5) recognize revenue as the performance obligation is satisfied. No adjustments to revenue recognition were required from the adoption of ASC 606, which was adopted January 1, 2019 and applied to the periods presented using the full retrospective method. The Company generally recognizes revenues upon earning income from its horses.

Certain of the Company’s Series are under contracts that require payments to be made in advance of future sales proceeds if and upon achievement of certain milestones. These payments will be recognized to realized gains/(losses) in the statements of operation upon sale of the associated horses. The amount held in deferred revenue as of December 31, 2022 and 2021 was $60,000 and $0, respectively.

Costs of Revenues

Costs of revenues include horse related expenses such as insurance, photography, stables and training, transportation and veterinary, depreciation, and gains/losses on horse disposals.

Advertising Expenses

The Company expenses advertising costs as they are incurred.

F-10

Income Taxes

The Company is a limited liability company. Accordingly, under the Internal Revenue Code (IRC), all taxable income or loss flows through to its members. Therefore, no provision for income tax has been recorded in the statements. Income from the Company is reported and taxed to the members on their individual tax returns. However, the Company has elected, in accordance with IRC, to treat each of the individual series as separate subchapter C corporations for tax purposes. No tax provision has been recorded for any series through the balance sheet date as each is in a taxable loss position and no future tax benefits can be reasonably anticipated. The Company complies with FASB ASC 740 for accounting for uncertainty in income taxes recognized in a company’s financial statements, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FASB ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. The Company believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position.

The Company may in the future become subject to federal, state and local income taxation though it has not been since its inception. The Company is not presently subject to any income tax audit in any taxing jurisdiction.

Reclassifications of Prior Year Balances

Certain amounts in the 2021 financial statements were reclassified to conform to current period presentation. There was no change in the Company’s net loss or net equity position from these reclassifications.

NOTE 3: GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is a business that has not yet generated profits since inception, has sustained a net loss of $8,494,334 during the year ended December 31, 2022, and is dependent upon its Manager for financing its operations. The Company’s financial performance is impacted by several key factors. Expenses such as training and care, veterinary, and depreciation are incurred from the date of acquisition; however, series revenues will not commence until the horses begin racing sometime during their two-year-old season. Additionally, as horses continue to mature, the series will have increased opportunity to generate greater revenue to offset their ongoing expenses. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time.

In making this assessment, management weighed the significance of the factors, conditions, and events considered. Management based the conclusion primarily on the inception-to-date cumulative losses. These factors were determined to be the primary drivers of the Company’s ability to sustain its operating costs in the near term. Management also performed an analysis of its operations through the issuance of these financial statements and funding options currently available to it, including a line of credit available to its Manager and its Manager’s ability and intent to fund any operational needs for the coming year.

Management concluded that its plans successfully alleviate the substantial doubt to the ability of the Company to continue as a going concern within one year after the date that the financial statements are issued. No assurance can be given that the Company will be successful in these efforts. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

F-11

NOTE 4: ADVANCES FROM MANAGER

To fund its organizational and start-up activities as well as to advance funds on behalf of a series to purchase horse assets, the Manager has covered the expenses and costs of the Company and its series thus far on an interest-bearing revolving line of credit. The Manager is entitled to 2.38% interest on the outstanding balance as well as profit participation on the unsold shares. To date, the Manager has waived the interest due from the series.  The Company will evaluate when is best to repay the Manager depending on operations and fundraising ability. In general, the Company will repay the Manager for funds extended to acquire horse assets from the series subscription proceeds (less the applicable management fee), as they are received. Additionally, the Manager maintains cash reserves on behalf of each of the series of the Company to cover expenses of the series’ operations.

In the table below, the Company outlines the positions of borrowings and amounts owed to it by the Manager:

Series Name	Horse reserve account owed to/(by) Series	(Horse acquisition loans owed to Manager)	Net amount owed to/(by) Series
Edge Bajan Bashert	$ 18,982	$ (25,800)	$ (6,818)
Edge Captain Sparrow	7,715	–	7,715
Edge Dancing Crane	(600)	–	(600)
Edge Demogorgon	4,134		4,134
Edge Escape Route	(8,247)	–	(8,247)
Edge Gentleman Gerry	(1,948)	–	(1,948)
Edge Golden Quality	(2,400)	–	(2,400)
Edge Halofied	11,542	–	11,542

F-12

Series Name	Horse reserve account owed to/(by) Series	(Horse acquisition loans owed to Manager)	Net amount owed to/(by) Series
Edge Heaven Street	$ 12,682	$ –	$ 12,682
Edge In Due Time	(4,876)	–	(4,876)
Edge Interstellar	(3,280)	–	(3,280)
Edge Jai Ho	12,438	–	12,438
Edge National Road	2,500	–	2,500
Edge Our Jenny B 21	46,528	(59,880)	(13,352)
Edge Pep Rally	(7,991)	–	(7,991)
Edge Spun Intended	1,262	–	1,262
Edge Summer Fun-d 1	9,515	–	9,515
ESF-Lady Quinn	13,066	–	13,066
ESF-Picture of a Lady	(2,880)	–	(2,880)
ESF-Swift Tap	72,812	–	72,812
Edge Tepeu	(4,467)	–	(4,467)
Edge Twirl Girl 21	47,677	(87,165)	(39,488)
Edge Walk the Talk	(600)	–	(600)
Edge Yes This Time	(7,183)	–	(7,183)
MRH Above Suspicion	8,080	–	8,080
MRH Always Hopeful	26,621	–	26,621
MRH Authentic	(189,569)	–	(189,569)
MRH Balletic	87,248	–	87,248
MRH Boppy	21,923	–	21,923
MRH Cable Boss	63,107	–	63,107
MRH CB Bundle	329,168	603,450	932,618
MRH CB-Ein Gedi	(48,772)	(303,450)	(352,222)
MRH CB-Night Combat	(44,487)	(60,000)	(104,487)
MRH CB-Three Jewels	(45,942)	(240,000)	(285,942)
MRH Celebrity News	25,280	–	25,280
MRH Chasing Time	25,082	–	25,082
MRH Classic Cut	99,394	–	99,394
MRH Cumberland Falls	89,716	–	89,716
MRH Deep Cover	1,880	–	1,880
MRH Duke of Love	39,504	–	39,504
MRH Enchante 21	142,831	(271,512)	(128,681)
MRH Forbidden Kingdom	(3,896)	–	(3,896)
MRH Forever Rose	(18,468)	(118,142)	(136,610)
MRH Frosted Oats	16,733	–	16,733
MRH Future Stars Stable	103,891	–	103,891

F-13

Series Name	Horse reserve account owed to/(by) Series	(Horse acquisition loans owed to Manager)	Net amount owed to/(by) Series
MRH Helicopter Money	$ 91,770	$ –	$ 91,770
MRH Hero Status	42,004	–	42,004
MRH Infinite Empire	10,224	–	10,224
MRH Inspector	65,134	–	65,134
MRH Iron Works	60,565	–	60,565
MRH Ishvana 21	(15,282)	(125,000)	(140,282)
MRH Kanthari	22,438	–	22,438
MRH Kindle 21	102,460	(271,250)	(168,790)
MRH Knarsdale 21	(15,989)	(275,000)	(290,989)
MRH Lady Blitz	149,796	(105,838)	43,958
MRH Lane Way	32,677	–	32,677
MRH Magical Ways	46,476	–	46,476
MRH Man Among Men	10,335	–	10,335
MRH Micro Share	48,528	–	48,528
MRH Miss Sakamoto	35,662	46	35,708
MRH Mo Temptation	96,399	–	96,399
MRH Mrs Whistler	57,298	349	57,647
MRH Naismith	(41,193)	–	(41,193)
MRH NY Exacta	(35)	–	(35)
MRH NY-Psychedelic Shack	(49,354)	–	(49,354)
MRH NY-Quick Conversation	(8,729)	–	(8,729)
MRH Ocean Magic 18	(6,171)	–	(6,171)
MRH One Fast Dream	125,712	–	125,712
MRH One Last Night 21	104,736	(144,666)	(39,930)
MRH Phantom Ride	70,575	–	70,575
MRH Pioneer Prince	154,796	–	154,796
MRH Rosie's Alibi	95,726	–	95,726
MRH Salute to America	46,947	–	46,947
MRH Sarrocchi 21	183,394	(59,619)	123,774
MRH Search Engine	43,029	–	43,029
MRH Secret Crush	157,696	(112,046)	45,649
MRH Seize the Grey	144,006	–	144,006
MRH Sixtythreecaliber	25,172	–	25,172
MRH Song of the Lark 21	95,883	(46,375)	49,507
MRH Stay Fabulous	96,414	(794)	95,620
MRH Straight No Chaser	65,637	–	65,637
MRH Sun Valley Road	19,535	103	19,638

F-14

Series Name	Horse reserve account owed to/(by) Series	(Horse acquisition loans owed to Manager)	Net amount owed to/(by) Series
MRH Tap the Gavel	$ 51,353	$ –	$ 51,353
MRH The Royal Duet	(15,095)	–	(15,095)
MRH La Cuvee 21	(1,954)	(51,081)	(53,035)
MRH San Saria 21	14,988	(490,250)	(475,262)
MRH Thirteen Stripes	(13,938)	–	(13,938)
MRH Tizamagician	13,911	–	13,911
MRH Tufnel	59,914	–	59,914
MRH Vow	63,922	–	63,922
MRH War Safe	62,106	–	62,106
MRH Who Runs the World	70,211	–	70,211
P-Edge Madeira Wine	2,146	–	2,146
P-Edge Sunsanddrinkinhand	666	–	666
P-MRH A Mo Reay	70,470	–	70,470
P-MRH Carrothers	21,631	–	21,631
P-MRH Cornice Traverse	64,741	–	64,741
P-MRH Dolce Notte	37,483	–	37,483
P-MRH Filly Four	(309,560)	–	(309,560)
FF-MRH Joyful Addiction	2,082	–	2,082
FF-MRH Lady Valentine	1,535	–	1,535
FF-MRH Moonlight d'Oro	364,201	–	364,201
FF-MRH Shared Empire	(25,581)	–	(25,581)
P-MRH Going to Vegas	550,138	–	550,138
P-MRH Provocateur	31,124	–	31,124
TOTAL	$ 4,226,464	$ (2,243,920)	$ 1,982,544

All Series not presented in the table above had $0 balances due to/from the Manager as of December 31, 2022. During 2022, the Manager forgave $106,205 of balances due to it.

F-15

NOTE 5: LOANS PAYABLE – RELATED PARTY

The Company acquired the horse asset in the MRH Palace Foal series via a $15,606 convertible profit participating loan from Michael Behrens, a principal of the Manager of the Company. The convertible profit participating loan bears a 2.38 percent per annum interest rate and is due either when the MRH Palace Foal series is fully subscribed or converted into the unsold units of the MRH Palace Foal. During the time the convertible profit participating loan is outstanding, the underlying cash flow of the MRH Palace Foal series accrues to the loan holder. $15,606 was outstanding on this loan as of both December 31, 2022 and 2021.

In 2020, with the purchase of the MRH Authentic horse asset the Company agreed to pay purchase (kickers) upon the achievement of certain milestones. Kickers of $2,443,750 were earned in 2020 and were recognized as a loan payable obligation to the co-owner Spendthrift Farm LLC, a related party, and capitalized as additional horse asset purchase costs.  The loan is to be repaid out of the underlying horse income, net of expenses incurred by the co-owner resulting from the horse’s breeding career.  The loan bears interest at 1.65%.  The net horse income applied against this loan in 2021 was $0 and interest expense of $28,340 was recorded against this loan in 2021.  The net horse income applied as repayments against this loan in 2022 was $644,503 and interest expense of $29,111 was recorded against this loan in 2022. As of December 31, 2022 and 2021, the outstanding balance of the loan was $1,278,082 and $1,893,474, respectively.

The Company’s Manager was entitled to certain unpaid management fees related to the MRH Authentic horse, which totaled $213,958 and $0 in 2022 and 2021, respectively, and remained outstanding to the Manager for a total amount of $288,958 and $75,000 as of December 31, 2022 and 2021, respectively.

In conjunction with the purchase of the Filly Four series, a portion of the horse purchase price amounting to $534,920 was deferred to be paid out to the co-owner Spendthrift Farm LLC, a related party, from future income from the residual value resulting from the sale of the horse(s).  The balance outstanding as of December 31, 2021 was $446,051. The related party forgave principal of $247,649 and accrued interest of $26,869 for total loan forgiveness of $274,518 during the year ended December 31, 2022. The balance of the loan of $198,401 and accrued interest of $23,319 was repaid in 2022.

The Company’s Manager and another related party, Spendthrift Farm LLC paid certain training costs on behalf of the Company during 2021 and 2022.  As of December 31, 2022 and 2021, $609,814 and $592,676 remained outstanding on these agreements, respectively. The note will be repaid at the close of the series from the residual value upon the sale of the horse.  During the year ended December 31, 2022 loans balances of $117,006 were forgiven, loan balances of $479,298 were repaid, and costs of $613,443 were incurred against these loans.

Interest expense totaled $33,231 and $57,279 for the years ended December 31, 2022 and 2021, respectively.

NOTE 6: MEMBERS’ EQUITY

Series Subscriptions

The Company has received membership subscriptions for the following LLC series as of December 31, 2022.

Series Name	Units Offered	Units Tendered	Series Subscriptions
Edge Bajan Bashert	16	13	$ 130,000
Edge Captain Sparrow	10	10	112,000
Edge Dancing Crane	20	20	122,000
Edge Demogorgon	20	20	128,000
Edge Escape Route	10	10	62,952
Edge Gentleman Gerry	20	20	155,000

F-16

Series Name	Units Offered	Units Tendered	Series Subscriptions
Edge Golden Quality	20	20	$ 140,000
Edge Halofied	20	20	100,000
Edge Heaven Street	20	20	150,000
Edge In Due Time	20	20	150,000
Edge Interstellar	12	12	93,000
Edge Jai Ho	10	10	135,000
Edge National Road	20	20	140,000
Edge Our Jenny B 21	20	9	54,000
Edge Pep Rally	20	20	140,000
Edge Spun Intended	10	10	100,000
Edge Summer Fun-d 1	50	50	250,000
Edge Tepeu	20	20	170,000
Edge Twirl Girl 21	20	7	52,500
Edge Walk the Talk	12	12	126,000
Edge Yes This Time	10	10	129,520
MRH Above Suspicion	820	820	138,580
MRH Always Hopeful	1,020	1,020	205,020
MRH Authentic	12,500	12,500	2,575,000
MRH Balletic	10,000	10,000	800,000
MRH Boppy	750	750	101,250
MRH Cable Boss	5,100	5,100	494,700
MRH CB Bundle	5,000	5,000	1,170,000
MRH Celebrity News	1,200	1,200	187,200
MRH Chasing Time	10,000	10,000	520,000
MRH Classic Cut	10,000	10,000	510,000
MRH Cumberland Falls	2,500	2,500	215,000
MRH Daddy's Joy	600	600	108,000
MRH Deep Cover	800	800	176,000
MRH Duke of Love	2,000	2,000	284,000
MRH Enchante 21	6,000	2,461	243,639
MRH Forbidden Kingdom	1,020	1,020	233,580
MRH Forever Rose	1,250	–	–
MRH Frosted Oats	4,100	4,100	172,200
MRH Future Stars Stable	10,000	10,000	500,000
MRH Helicopter Money	3,000	3,000	201,000
MRH Hero Status	6,000	6,000	348,000
MRH Infinite Empire	820	820	223,860
MRH Inspector	1,200	1,200	242,400

F-17

Series Name	Units Offered	Units Tendered	Series Subscriptions
MRH Iron Works	5,100	5,100	$ 453,900
MRH Kanthari	5,100	5,100	433,500
MRH Lady Blitz	5,000	3,973	528,409
MRH Lane Way	6,000	6,000	540,000
MRH Magical Ways	6,000	6,000	450,000
MRH Man Among Men	820	820	223,860
MRH Micro Share	5,100	5,100	377,400
MRH Miss Sakamoto	6,000	6,001	324,054
MRH Mo Temptation	3,500	3,500	304,500
MRH Mrs Whistler	2,000	2,003	274,411
MRH Naismith	2,000	2,000	304,000
MRH NY Exacta	2,000	2,000	456,000
MRH One Fast Dream	2000	2000	330,000
MRH One Last Night 21	3,000	1,348	152,324
MRH Phantom Ride	3,000	3,000	252,000
MRH Pioneer Prince	4,000	4,000	580,000
MRH Rosie's Alibi	10,000	10,000	1,050,000
MRH Salute to America	1,000	1,000	273,000
MRH Sarrocchi 21	5,000	4,399	563,072
MRH Search Engine	5,100	5,100	540,600
MRH Secret Crush	10,000	7,741	495,424
MRH Seize the Grey	5,000	5,000	635,000
MRH Sixtythreecaliber	1,000	1,000	193,000
MRH Song of the Lark 21	2,550	2,113	289,481
MRH Stay Fabulous	2,500	2,492	309,008
MRH Straight No Chaser	2,000	2,000	332,000
MRH Sun Valley Road	750	751	90,871
MRH Tap the Gavel	10,000	10,000	490,000
MRH Thirteen Stripes	1,000	1,000	229,000
MRH Tizamagician	600	600	192,000
MRH Tufnel	5,200	5,200	322,400
MRH Vow	2,000	2,000	358,000
MRH War Safe	2,000	2,000	292,000
MRH Who Runs the World	5,100	5,100	530,400
P-Action Bundle	10,000	10,000	310,000
P-Edge Madeira Wine	20	20	50,000
P-Edge Sunsanddrinkinhand	20	20	100,000
P-MRH A Mo Reay	820	820	246,820

F-18

Series Name	Units Offered	Units Tendered	Series Subscriptions
P-MRH American Heiress	5,100	5,100	$ 510,000
P-MRH Bella Chica	100	100	38,000
P-MRH Big Mel	6,000	6,000	726,000
P-MRH Can't Hush This	1,800	1,800	295,200
P-MRH Carpe Vinum	600	600	192,000
P-MRH Carrothers	5,100	5,100	515,100
P-MRH Collusion Illusion	25,000	25,000	750,000
P-MRH Cornice Traverse	750	750	335,250
P-MRH Dolce Notte	820	820	121,360
P-MRH Filly Four	8,000	8,000	1,440,000
P-MRH Going to Vegas	5,100	5,100	438,600
P-MRH Howboutdemapples	600	600	103,800
P-MRH Inalattetrouble	4,100	4,100	143,500
P-MRH Laforgia	10,200	10,200	357,000
P-MRH Lookwhogotlucky	410	410	84,050
P-MRH Malibu Mayhem	650	650	250,900
P-MRH Miss Puzzle	125	125	31,250
P-MRH Mo Mischief	5,100	5,100	382,500
P-MRH Popular Demand	1,020	1,020	248,880
P-MRH Power Up Paynter	600	600	114,000
P-MRH Provocateur	4100	4100	373,100
P-MRH Quantum Theory	1800	1800	84,600
P-MRH Regal Rebel	2000	2000	330,000
P-MRH Sacred Beauty	410	410	64,370
P-MRH Show Your Cards	3000	3000	495,000
P-MRH Star Six Nine	10000	10000	370,000
P-MRH Storm Shooter	2000	2000	324,000
P-MRH Two Trail Sioux 17K	1	1	29,720
P-MRH Utalknboutpractice	100	100	30,000
P-MRH Vertical Threat	600	600	126,000
Retired-MRH	11915	2655	573,050
Z-Motion Emotion	1020	1020	85,680
Z-MRH Amandrea	550	550	162,250
Z-MRH Ancient Royalty	900	900	125,100
Z-MRH Annahilate	450	450	135,000
Z-MRH Got Stormy	5100	5100	229,500
Z-MRH Kichiro	200	200	26,000
Z-MRH Lazy Daisy	1250	1250	143,750

F-19

Series Name	Units Offered	Units Tendered	Series Subscriptions
Z-MRH Monomoy Girl	10200	10200	$ 469,200
Z-MRH Sigesmund	200	200	20,000
Z-MRH Social Dilemma	510	510	85,170
Z-MRH Solar Strike	6000	6000	390,000
Z-MRH Squared Straight	150	150	40,500
Z-MRH Wayne O	6000	6000	570,000
Total			$ 38,525,215
Less: Distributions to Date			6,520,796
Net of Distributions			$ 32,004,419

The members of each of the Company’s series have certain rights with respect to the membership series they are subscribed to. Each series generally holds a single horse asset. A series member is entitled to their pro rata share of the net profits derived from the horse asset held in that series after deduction of expense allocations and direct expenses attributable to the underlying horse asset, based on their percentage of the total outstanding membership interests in that series.

Distributions are recorded when declared. When a declared distribution is not yet paid as of a balance sheet date, it is recorded as a distribution payable liability. Distributions payable amounted to $716,840 and $0 as of December 31, 2022 and 2021, respectively.

The debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Company, and no member of the Company is obligated personally for any such debt, obligation, or liability.

NOTE 7: RELATED PARTY TRANSACTIONS

The Company’s Manager has advanced funds to and holds cash reserves on behalf of various of the Company’s series funds. See Note 4 for further discussions.

The Company has various loans outstanding with related parties, as described in Note 5.

Because these are related party transactions, no guarantee can be made that the terms of the arrangements are at arm’s length.

NOTE 8: RECENT ACCOUNTING PRONOUNCEMENTS

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted. The Company adopted this standard in 2022 and it had no effect on the Company’s financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

F-20

NOTE 9: COMMITMENTS, CONTINGENCIES, AND CONCENTRATIONS

Legal Matters

Company is not currently involved with and does not know of any pending or threatening litigation against the Company or its member.

Long-Term Debt

The Company acquired the horse asset in the MRH Palace Foal series via a $15,606 convertible profit participating loan from Michael Behrens, a principal of the Manager of the Company. The convertible profit participating loan that bears a 2.38 percent per annum interest rate is due either when the MRH Palace Foal series is fully subscribed or converted into the unsold units of the MRH Palace Foal.

During the time the convertible profit participating loan is outstanding, the underlying cash flow of the MRH Palace Foal series accrues to the loan holder.

NOTE 10: SUBSEQUENT EVENTS

Anticipated Crowdfunded Offering

The Company is planning to continue to raise capital through the issuance of securities exempt from registration under Regulation A in 2023.

Management’s Evaluation

Management has evaluated subsequent events through April 12, 2023, the date the financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in these financial statements.

F-21

EXHIBIT INDEX

Exhibit 2.1	Articles of Organization (1)
Exhibit 2.2	Second Amended and Restated Series Limited Liability Company Agreement (2)
Exhibit 3.39	Series Agreement for Royal Duet (8)
Exhibit 3.41	Series Agreement for Adaay in Asia *
Exhibit 3.42	Series Agreement for Bullish Sentiment 21*
Exhibit 3.43	Series Agreement for Knarsdale 21 *
Exhibit 3.44	Series Agreement for Sweet as Sin *
Exhibit 3.45	Series Agreement for Alliford Bay 21 *
Exhibit 3.46	Series Agreement for Blues Corner 21 *
Exhibit 3.47	Series Agreement for Lovesick 21 *
Exhibit 3.48	Series Agreement for Tamboz 21 *
Exhibit 4.1	Form of Subscription Agreement (3)
Exhibit 6.1	Management Services Agreement by and between My Racehorse CA LLC and Experiential Squared, Inc. (1)
Exhibit 6.2	Broker-Dealer Agreement by and between My Racehorse CA LLC and Dalmore Group, LLC (1)
Exhibit 6.3	Vertalo Subscription Agreement by and between My Racehorse CA LLC and Vertalo, Inc. (1)
Exhibit 6.36	First Amendment to Management Services Agreement by and between My Racehorse CA LLC and Experiential Squared, Inc. (1)
Exhibit 6.71	Profit Participation Convertible Promissory Note for Royal Duet (8)
Exhibit 6.72	Equine Co-Ownership Agreement for San Saria 21- Series Royal Duet (8)
Exhibit 6.73	Equine Co-Ownership Agreement for La Cuvee 21- Series Royal Duet *
Exhibit 6.76	Profit Participation Convertible Promissory Note for Adaay in Asia*
Exhibit 6.77	Equine Co-Ownership Agreement for Adaay in Asia*
Exhibit 6.78	Profit Participation Convertible Promissory Note for Bullish Sentiment 21*
Exhibit 6.79	Profit Participation Convertible Promissory Note for Seismic Beauty*
Exhibit 6.80	Equine Co-Ownership Agreement for Seismic Beauty*
Exhibit 6.81	Profit Participation Convertible Promissory Note for Sweet as Sin*
Exhibit 6.82	Equine Co-Ownership Agreement for Sweet as Sin*
Exhibit 6.83	Profit Participation Convertible Note for Alliford Bay 21*
Exhibit 6.84	Equine Co-Ownership Agreement for Alliford Bay 21*
Exhibit 6.85	Profit Participation Convertible Note for Blues Corner 21*
Exhibit 6.86	Profit Participation Convertible Note for Lovesick 21*
Exhibit 6.87	Equine Co-Ownership Agreement for Lovesick 21*
Exhibit 6.88	Profit Participation Convertible Note for Tamboz 21 *
Exhibit 6.89	Equine Co-Ownership Agreement for Tamboz 21*
Exhibit 11.1	Consent of IndigoSpire CPA Group, LLC *
Exhibit 12.1	Opinion of Procopio, Cory, Hargreaves & Savitch LLP *
Additional Exhibits	Additional Exhibits – Part I, Item 6 *

 _______________________

*	Filed herewith.
(1)	Filed with the Company’s Form 1-A dated February 22, 2022 and incorporated by reference herein.
(2)	Filed with the Company’s Post Qualification Amendment No. 1 to Form 1-A dated May 6, 2022 and incorporated by reference herein.
(3)	Filed with the Company’s Post Qualification Amendment No. 2 to Form 1-A dated June 24, 2022 and incorporated by reference herein.
(4)	Filed with the Company’s Post Qualification Amendment No. 5 to Form 1-A dated August 22, 2022 and incorporated by reference herein.
(5)	Filed with the Company’s Post Qualification Amendment No. 6 to Form 1-A dated September 16, 2022 and incorporated by reference herein.
(6)	Filed with the Company’s Post Qualification Amendment No. 7 to Form 1-A dated October 27, 2022 and incorporated by reference herein.
(7)	Filed with the Company’s Post Qualification Amendment No. 8 to Form 1-A, dated November 18, 2022 and incorporated by reference.
(8)	Filed with the Company’s Post Qualification Amendment No. 9 to Form 1-A, dated February 17, 2023 and incorporated by reference.

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lexington, State of Kentucky, on May 3, 2023.

MY RACEHORSE CA LLC

By: Experiential Squared, Inc., its Manager

By: /s/ Michael Behrens
Name: Michael Behrens
Title: Chief Executive Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Behrens Name: Michael Behrens	Chief Executive Officer, Chief Financial Officer and Secretary of Experiential Squared, Inc. (Principal Executive Officer and Principal Financial Officer)	May 3, 2023
MY RACEHORSE CA LLC By: /s/ Michael Behrens Name: Michael Behrens Title: Chief Executive Officer	Manager	May 3, 2023

III-2